Exhibit 10.1

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. Nothing contained in thIS TRANSACTION SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TRANSACTION SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS TRANSACTION SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION AND EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.02, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of July 3, 2024 (the “Execution Date”), by and among the following parties, each solely in the capacity set forth on its respective signature page to this Agreement (each of the following parties described in clauses (i) through (vi) of this preamble, collectively, the “Parties”):

(i)
KLDiscovery Inc. (“KLD”) and its direct and indirect affiliated entities set forth on the Company’s signature pages hereto (collectively, the “Company” or the “Company Parties”);
(ii)
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Term Loan Claims that has executed and delivered counterpart signature pages to this Agreement or a Joinder to counsel to the Company (the Persons in this clause (ii), collectively, the “Consenting Term Loan Lenders”);
(iii)
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Revolving Credit Claims that has executed and delivered counterpart signature pages to this Agreement or a Joinder to counsel to the Company (the Persons in this clause (iii), collectively, the “Consenting Revolving Lenders”);
(iv)
each of the undersigned beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of funds or accounts that beneficially hold, Debenture Claims that has executed and delivered counterpart signature pages to this Agreement or a Joinder to counsel to the Company (the Persons in this clause (iv), collectively, the “Consenting Debenture Holders” and, together with the Consenting Term Loan Lenders and Consenting Revolving Lenders, the “Consenting Lenders”);
(v)
Carlyle, WestView Capital Partners III, L.P., Pivotal SPAC Funding, LLC, Conifer Partners, Radcliff Principal Holdings LLC, for each of the above and undersigned and their affiliated funds that has executed and delivered counterpart signature pages to this Agreement or a Joinder to counsel to the Company (each a “Sponsor” and, collectively, the “Sponsors”); and
(vi)
each of the additional undersigned holders of Existing Equity Interests that has executed and delivered counterpart signature pages to this Agreement or a Joinder to counsel to the Company (together with the Consenting Lenders and the Sponsors, the “Consenting Stakeholders”).

RECITALS

WHEREAS, the Company and the Consenting Stakeholders have in good faith and at arms’ length negotiated or been apprised of certain out-of-court restructuring and recapitalization transactions with respect to the Company’s capital structure on the terms and conditions set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Transaction Term Sheet,” and such transactions as described in this Agreement, the Transaction Term Sheet, and the Definitive Documents, in each case, as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, collectively, the “Transactions”);

WHEREAS, on the date hereof, the Company and the Consenting Stakeholders have agreed to the Transaction Term Sheet, which sets forth the principal economic terms of the Transactions that shall be consummated upon the execution of the Definitive Documents containing terms consistent with those set forth in the Transaction Term Sheet and such other terms as agreed to by the Parties in accordance with this Agreement and the Transaction Term Sheet;

WHEREAS, the Parties have agreed to support the Transactions, subject to and in accordance with the terms of this Agreement (including the Transaction Term Sheet) and desire to work together to complete the negotiation of the terms of the Definitive Documents and the completion of each of the actions necessary or desirable to effect the Transactions; and

WHEREAS, the Parties have agreed to take certain actions in support of the Transactions on the terms and conditions set forth in this Agreement and the Transaction Term Sheet.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.
Definitions and Interpretation.
1.01.
Definitions. The following terms shall have the following definitions:
“Affiliate” means with respect to any specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any entity shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement, or otherwise.
“Agents” means, collectively, any administrative agent, collateral agent, trustee, or similar entity under the Existing Facilities Documents, including any successors thereto.
“Agreement” has the meaning set forth in the preamble of this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02 (including the Transaction Term Sheet and all exhibits, annexes, and schedules thereto).
“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.
“Agreement Effective Period” means, with respect to a Party, the period commencing on the Agreement Effective Date (or, in the case of any Consenting Stakeholder that becomes a party hereto after the Agreement Effective Date, as of the date such Consenting Stakeholder becomes a party hereto) and ending on the earlier of the (i) Termination Date applicable to that Party or (ii) Transaction Effective Date.
“Alternative Transaction Proposal” means any unsolicited written or oral plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization or liquidation, share exchange, business combination, joint venture, debt incurrence (including, without limitation, any debtor-in-possession financing or exit financing) or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Transactions.
“Amended Credit Agreement” has the meaning set forth in the Transaction Term Sheet.

“Business Day” means any day other than a Saturday, Sunday, or other day on which national banking institutions in New York, New York, United States and Toronto, Ontario, Canada are open to the public for conducting business and are not required or authorized to close.
“Carlyle” means CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; CEOF II Coinvestment B (DE), L.P.; CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; and CEOF II Coinvestment B (DE), L.P.
“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, or franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, arising before or on the Transaction Effective Date, as applicable, in contract, tort, law, equity, or otherwise.
“Claim” means the (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
“Company” has the meaning set forth in the preamble of this Agreement.
“Company Advisors’ Fees and Expenses” means, in each case to the extent consistent with their respective engagement letters or other written agreements with the Company Parties, the reasonable and documented fees and expenses of the advisors to the Company in connection with the Transactions, including without limitation, Gibson, Dunn & Crutcher LLP, Guggenheim Securities, LLC, and AlixPartners (including those advisors listed on Schedule 1 hereto).
“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the Term Loan Claims, the Revolving Credit Claims, the Debenture Claims, and the Existing Equity Interests.
“Company Parties” has the meaning set forth in the preamble of this Agreement.
“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other agreement relating to public disclosure of material non-public information, in connection with any proposed Transactions.
“Consent Threshold” means the execution of this Agreement or a Joinder hereto by holders of (a) Debenture Claims representing 100% of the aggregate outstanding principal amount of all Debenture Claims, (b) Term Loan Claims representing 100% of the aggregate outstanding principal amount of all Term Loan Claims, (c) Revolving Credit Claims representing 100% of the aggregate outstanding principal amount of all Revolving Credit Claims, and (d)

Existing Equity Interests with the ability to control greater than 50% of all Existing KLD Common Stock; provided, that the Consent Threshold may be waived with the consent of the Company and the Required Consenting Debenture Holders in consultation with the Required Parties.
“Consenting Debenture Holders” has the meaning set forth in the preamble of this Agreement.
“Consenting Debenture Holders’ Fees and Expenses” means, in each case to the extent consistent with their respective engagement letters or other written agreements with the Company Parties, the reasonable and documented fees and expenses of: (i) Morrison & Foerster LLP, (ii) Lazard Frères & Co. LLC, and (iii) to the extent counsel to the Company Parties are provided advance written notice, any additional advisor to the Consenting Debenture Holders, in each case, that are due and owing in connection with the Transactions.
“Consenting Lenders” has the meaning set forth in the preamble of this Agreement.
“Consenting Lenders’ Fees and Expenses” means, in each case to the extent consistent with their respective engagement letters or other written agreements with the Company Parties, the reasonable and documented fees and expenses of: (i) King & Spalding, LLP and (ii) Holland & Knight LLP, in each case, that are due and owing in connection with the Transactions.
“Consenting Revolving Lenders” has the meaning set forth in the preamble of this Agreement.
“Consenting Stakeholders” has the meaning set forth in the preamble of this Agreement.
“Consenting Term Loan Lenders” has the meaning set forth in the preamble of this Agreement.
“Contingent Shares” has the meaning set forth in the Transaction Term Sheet.
“Credit Agreement” has the meaning set forth in the Transaction Term Sheet.
“Debenture Claims” has the meaning set forth in the Transaction Term Sheet.
“Debenture Holders” has the meaning set forth in the Transaction Term Sheet.
“Debentures” has the meaning set forth in the Transaction Term Sheet.
“Debentures Purchase Agreement” has the meaning set forth in the Transaction Term Sheet.
“Definitive Documents” means all definitive documents, instruments, deeds, notifications, agreements, and filings related to documentation, implementation, and consummation of the Transactions, including, without limitation: (a) all documentation relating to the Exchange; (b) the New Corporate Governance Documents; (c) the New Common Equity

Documents; (d) any amended Credit Agreement or financing facility replacing or supplementing the Credit Agreement (including any annexes, exhibits, supplements, or schedules thereto), including the Amended Credit Agreement; (e) the Mutual Release Agreement; (f) the Second Lien Credit Agreement; (g) all filings and requests for regulatory or other authorizations, licenses, rulings, documents, or approvals from any Governmental Entity or unit necessary to be obtained by the Company to implement the Transactions; (h) such other definitive documents relating to the recapitalization or restructuring of the Company as are necessary or desirable to consummate the Transactions (including the Third Amendment Intercreditor Agreement and the Third Amendment Agreement Among Lenders (each as defined in the Amended Credit Agreement)); and (i) any and all deeds, agreements, filings, notifications, certificates, letters, instruments or other documents related to the Transactions; and in each case, any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments (as applicable), and in each case as approved by the applicable Parties in accordance with Section 3.01.
“Equity Interests” means, collectively, the shares (or any class thereof) of common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).
“Exchange” has the meaning set forth in the Transaction Term Sheet.
“Exchange Agreement” means the agreement to be entered into by and among the Debenture Holders and KLD on the Execution Date, governing the terms and conditions of the Exchange, in the form attached hereto as Schedule 2.
“Execution Date” has the meaning set forth in the preamble of this Agreement.
“Existing Equity Interests” has the meaning set forth in the Transaction Term Sheet.
“Existing Facilities” means, collectively, the facilities established under the Credit Agreement and the Debentures Purchase Agreement.
“Existing Facilities Documents” means, collectively, documents governing the Existing Facilities and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.
“Existing KLD Common Stock” means shares of KLD Common Stock issued and outstanding as of the Execution Date.
“Final Order” means, as applicable, an order or judgment of any court of competent jurisdiction entered by the clerk of such court on the docket of such court, which has not been reversed, modified, amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 4 of the Federal Rules of Appellate Procedure (or other applicable rules of procedure); provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule, may be filed relating to such order, shall not cause an order not to be a Final Order.
“Governmental Entity” means any applicable federal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal, or other instrumentality thereof, or any self-regulatory organization.
“Joinder” means an executed form of joinder, substantially in the form attached hereto as Exhibit B, providing, among other things, that such Person signatory thereto is bound by the terms of this Agreement. For the avoidance of doubt, any Person that executes a Joinder and delivers such Joinder to counsel to the Company (whom shall deliver a copy of such Joinder to all other Parties or their respective counsel) shall be a “Party” under this Agreement.
“KLD” has the meaning set forth in the preamble of this Agreement.
“KLD Common Stock” means shares of common stock, par value $0.0001 per share of KLD.
“Latham Fees and Expenses” has the meaning set forth in the Transaction Term Sheet.
“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction.
“Milestones” has the meaning set forth in Section 4 of this Agreement.
“Mutual Release Agreement” means that certain agreement, in the form attached hereto as Schedule 3, entered into by the Company Parties and the Consenting Stakeholders.
“New Common Stock” means shares of KLD Common Stock issued by Reorganized KLD on the Transaction Effective Date.

“New Common Stock Documents” means the documentation governing the New Common Stock and the issuance thereof and as approved by the applicable Parties in accordance with Section 3.01.
“New Corporate Governance Documents” means, in connection with the Transaction Effective Date and in compliance with applicable laws, customary corporate governance documents of Reorganized KLD, including charters, bylaws, operating agreements, limited liability company agreements, shareholder agreements, or other Organizational Documents, each as applicable, and in each case as approved by the applicable Parties in accordance with Section 3.01.
“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement, or an operating, limited liability company, or members agreement).
“Parties” has the meaning set forth in the preamble of this Agreement.
“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01.
“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.
“Prohibited Transaction” means any transaction, whether any such transaction is effected as a single transaction or as part of a series of related transactions, that: (a) designates any Company Party or any present or future subsidiary thereof as an Unrestricted Subsidiary, (b) implements any incremental facility under Section 2.14 of the Credit Agreement, unless such incremental facility is subordinated (pursuant to an intercreditor agreement acceptable to the Required Consenting Revolving Lenders and the Required Consenting Term Lenders) with respect to payment priority (including as to collateral proceeds) to both the Revolving Credit Loans and the Term Loans thereunder (and no payment on such incremental facility may be required or permitted before the latest maturity date of the Term Loans) and is otherwise on the same terms as such Term Loans, (c) makes any Restricted Payment in-kind, including with respect to intellectual property rights, (d) makes any Restricted Payment in cash other than (i) Permitted Tax Distributions, or (ii) payments of the type described in clause (14)(a) of Section 7.05 of the Credit Agreement, (e) incurs (including by assumption or guarantee) any present or future Indebtedness of, or any present or future Lien as to, any Borrower, any Guarantor or any subsidiary of either of them that is held directly or indirectly by any Sponsor (with Sponsor being determined without regard to whether a particular component entity has executed and delivered this Agreement) or its Affiliates, unless such Indebtedness is unsecured and is also subordinated in payment priority to both the Revolving Credit Loans and the Term Loans (and no payment thereon may be required or permitted before the latest maturity date of the Term Loans) pursuant to an intercreditor arrangement acceptable to the Required Consenting Revolving Lenders and the Required

Consenting Term Lenders, or (f) causes (but for this clause) the release of any Collateral now or hereafter securing, or purporting to secure, any of the Obligations, including, without limitation, by causing any subsidiary of the Borrower to become a non-wholly-owned subsidiary, unless such release of Collateral relates to an ordinary course disposition of Collateral to a third party for fair market value, paid in cash to the applicable selling party. Capitalized terms used in this definition and not otherwise defined herein shall have the meaning ascribed to those terms in the Credit Agreement. For the avoidance of doubt, the Company Parties’ entry into, and consummation of the Transactions in accordance with, this Agreement and the Definitive Documents shall not constitute a Prohibited Transaction.
“Related Party” means, with respect to any Person, each of, and in each case, in its capacity as such, the current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, parent entities, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.
“Reorganized KLD” means KLD, or any successor or assignee thereto, by merger, consolidation reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Transaction Effective Date, solely to the extent that such entity directly or indirectly holds substantially all of the assets and/or stock of the Company Parties.
“Required Consenting Debenture Holders” means the Consenting Debenture Holders holding at least 66% of the Debenture Claims held by all Consenting Debenture Holders.
“Required Consenting Revolving Lenders” means the Consenting Revolving Lenders holding at least 66% of the Revolving Credit Claims held by all Consenting Revolving Lenders (which in any event must include Ally Bank).
“Required Consenting Term Loan Lenders” means the Consenting Term Loan Lenders holding at least 66% of the Term Loan Claims held by all Consenting Term Loan Lenders.
“Required Parties” means the Company, the Sponsors, the Required Consenting Term Loan Lenders, the Required Consenting Revolving Lenders, and the Required Consenting Debenture Holders.
“Revolving Credit Claims” has the meaning set forth in the Transaction Term Sheet.

“Revolving Credit Loans” has the meaning set forth in the Transaction Term Sheet.
“Revolving Lenders” has the meaning set forth in the Transaction Term Sheet.
“Second Lien Credit Agreement” has the meaning set forth in the Transaction Term Sheet.
“Securities Act” means the Securities Act of 1933, as amended.
“Special Committee” means that certain committee of the board of directors of KLD, including to the extent any of its members are replaced (provided such replacement is otherwise unaffiliated with the Company and its lenders and equity holders).
“Sponsor Advisors’ Fees and Expenses” means, in each case to the extent consistent with their respective engagement letters or other written agreements with the Company Parties, the reasonable and documented fees and expenses of any legal advisor to the Sponsors (excluding Carlyle).
“Sponsors” has the meaning set forth in the preamble of this Agreement.
“Subsidiary Related Parties” means, with respect to each direct and indirect subsidiary of KLD, each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.
“Terminating Party” has the meaning set forth in Section 12.01 of this Agreement.
“Terminating Sponsor” has the meaning set forth in Section 12.03 of this Agreement.
“Termination Date” means the date on which this Agreement is terminated in accordance with Section 12.
“Termination Event” means the events set forth in Section 12.01 of this Agreement.
“Term Loan Claims” has the meaning set forth in the Transaction Term Sheet.

“Term Loan Lenders” has the meaning set forth in the Transaction Term Sheet.
“Term Loans” has the meaning set forth in the Transaction Term Sheet.
“Transaction Effective Date” means the date on which the conditions precedent to the Transactions have been satisfied or otherwise waived in writing in accordance with the terms hereof and the Transactions are implemented in accordance with the Definitive Documents.
“Transaction Fees and Expenses” means, collectively, the: (i) Latham Fees and Expenses, (ii) Consenting Debenture Holders’ Fees and Expenses, (iii) Consenting Lenders’ Fees and Expenses, (iv) Company Advisors’ Fees and Expenses, and (v) Sponsor Fees and Expenses.
“Transaction Term Sheet” has the meaning set forth in the recitals to this Agreement.
“Transactions” has the meaning set forth in the recitals to this Agreement.
“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, loan, grant, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).
1.02.
Interpretation. For purposes of this Agreement:
(a)
in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(b)
capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)
unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)
unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time prior to the Execution Date; provided, that, any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the Execution Date, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Execution Date;
(e)
unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(f)
the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)
captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(h)
references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;
(i)
all exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;
(j)
the use of “include” or “including” is without limitation, whether stated or not; and
(k)
unless otherwise specified, when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
Section 2.
Effectiveness.
2.01.
Agreement Effective Date. This Agreement shall become effective and binding immediately on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:
(a)
the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties specified in Section 15.11;
(b)
Carlyle shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties specified in Section 15.11;
(c)
the Consent Threshold shall have been met, and the following shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties specified in Section 15.11:
(i)
holders of 100% of the aggregate outstanding principal amount of the Debenture Claims;
(ii)
holders of 100% of the aggregate outstanding principal amount of the Term Loan Claims;
(iii)
holders of 100% of the aggregate outstanding principal amount of the Revolving Credit Claims; and
(iv)
holders of greater than 50% of the Existing KLD Common Stock.
(d)
counsel to the Company shall have given written notice to counsel to all other Parties in the manner set forth in Section 15.11 hereof (email being sufficient) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred; and

(e)
the Company shall have paid in full any due and owing Transaction Fees and Expenses as of the Agreement Effective Date, and for which an invoice has been received by the Company on or before two (2) Business Days prior to the Agreement Effective Date.

This Agreement shall be effective from the Agreement Effective Date until validly terminated pursuant to the terms set forth in Section 12. To the extent that a signatory to this Agreement holds, as of the date hereof or thereafter, multiple Company Claims/Interests, such Party shall be deemed to have executed this Agreement in its capacity as a holder of all such Company Claims/Interests, and this Agreement shall apply severally to such Party with respect to each such Company Claims/Interest held by such Party.

Section 3.
Definitive Documents.
3.01.
The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation, agreement and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent in all material respects with the terms of this Agreement and the Transaction Term Sheet, as they may be modified, amended, or supplemented in accordance with this Agreement. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be consistent with the Transaction Term Sheet in all material respects and shall otherwise be in form and substance, including with respect to any amendment, modification or supplement thereto reasonably acceptable to (i) the Company Parties, (ii) the Required Consenting Debenture Holders, (iii) the Required Consenting Term Loan Lenders, (iv) the Required Consenting Revolving Lenders, and (v) the Sponsors (solely to the extent such Definitive Document adversely affects the economic rights, indemnification rights, tax treatment, releases, or obligations of the Sponsors or their respective Related Parties (other than the Company Parties)).
Section 4.
Milestones. The following milestones (collectively, the “Milestones”) shall apply to this Agreement unless extended, modified, or waived in writing (which may be by electronic mail from respective counsel to each of the Parties), as applicable, by the Required Parties (in each case, such consent not to be unreasonably withheld):
(a)
the Company shall provide to Broadridge Financial Solutions, Inc. on or prior to July 20, 2024 materials regarding the stockholder approval of the Transactions for distribution to the Company’s stockholders;
(b)
the Company shall obtain the requisite stockholder approval of the Transactions on or prior to twenty (20) Business Days following the date in Section 4(a) hereof;
(c)
in the event that the Investment Security Unit within the United Kingdom Cabinet Office accepts the voluntary notice to be submitted by the Consenting Debenture Holders pursuant to section 18(5) of the UK National Security and Investment Act 2021 (the “NSIA”), the Transaction Effective Date shall have occurred on or before August 16, 2024; and
(d)
in the event that the Investment Security Unit within the United Kingdom Cabinet Office rejects the voluntary notice described in Section 4(c) and requires the submission of a mandatory notice, the Transaction Effective Date shall have occurred on or before September 30, 2024 (the “Outside Effective Date”), provided that in the event that a call-in notice is given by the UK Secretary of State in relation to the Transactions but the UK Secretary of State has not either issued a final notification in accordance with section 26(2)(a) of the NSIA confirming that no further action will be taken in relation to the Transactions under the NSIA or issued a final order in accordance with section 26(2)(b) of the NSIA permitting the Transactions to proceed subject only to agreed remedies or requirements (a “Regulatory Review Event”), then if all of the other conditions to closing set forth in the Exchange Agreement (other than those set forth in Section 6.01(b) (solely as it relates to any matter under the NSIA) or 6.01(d) thereof) are satisfied (or will be satisfied upon the Closing of the transactions contemplated thereby) or, to the extent permitted by applicable Law, waived (the “Automatic Extension Scenario”), the Outside Effective Date shall automatically be extended for sixty (60) days; provided further, that, if at the expiration of such sixty day extension period the Regulatory Review Event is still ongoing and the Automatic Extension Scenario then exists, the Outside Effective Date shall automatically be extended for a further sixty (60) days.

The Company shall notify the Required Parties at least two (2) Business Days prior to the expected Transaction Effective Date.

Section 5.
Commitments of the Consenting Stakeholders.
5.01.
General Commitments.
(a)
During the Agreement Effective Period, each Consenting Stakeholder (unless otherwise noted), severally, and not jointly, agrees, in respect of all of its applicable Company Claims/Interests, to:
(i)
support the Transactions on the terms and subject to the conditions of this Agreement and vote or consent to and exercise any powers or rights available to it (including in any tender offer, solicitation, board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Transactions;
(ii)
use commercially reasonable efforts to cooperate with and assist the Company in the Company’s efforts to obtain additional support for the Transactions from the Company’s other stakeholders (provided that, for the avoidance of doubt, such provision does not obligate the Consenting Stakeholder to use any efforts to otherwise affirmatively seek or obtain additional support for the Transactions from the Company’s other stakeholders);
(iii)
with respect to each Consenting Stakeholder that holds Debenture Claims, execute the Exchange Agreement, agreeing to exchange no less than 100% of its Debenture Claims in the Exchange and not withdraw from such agreement, as applicable;
(iv)
with respect to each Consenting Stakeholder that holds Existing Equity Interests, consent to, and take all actions in respect of its Existing KLD Common Stock as are necessary to effectuate the Transactions, including, but not limited to, voting its Existing KLD Common Stock in support of the Transactions, the New Common Stock Documents, and the New Corporate Governance Documents;

(v)
subject to Section 5.01(c), give any notice, order, instruction, or direction to the Agents to the extent required to give effect to the Transactions on the terms and subject to the conditions of this Agreement;
(vi)
to the extent necessary, use commercially reasonable efforts to support the Company’s efforts to obtain any and all consents and third-party approvals that are necessary and/or advisable for the implementation or consummation of any part of the Transactions, including obtaining any and all required regulatory or governmental approvals to consummate the Transactions;
(vii)
negotiate in good faith and use commercially reasonable efforts to execute, deliver, and implement the Definitive Documents and any other necessary agreements that are consistent with this Agreement (including the Transaction Term Sheet) to which it is required to be a party;
(viii)
to the extent any legal, financial, or structural impediment arises that would prevent, hinder, or delay the consummation of the Transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; provided that no Consenting Lender shall be obligated to agree to or negotiate any such alternative provision that has or could in its reasonable judgment have any adverse effect (other than in an immaterial respect) on the form, substance, or amount of such Consenting Lender’s recovery or entitlements or any of the rights or remedies available to it under this Agreement or otherwise contemplated pursuant to this Agreement, the Definitive Documents, or the Transactions; and
(ix)
forbear from exercising or directing any entity to exercise remedies on account of, any breach by any Company Party of, and any default or event of default (howsoever described) under, the Existing Facilities Documents which shall or may arise as a result of, directly or indirectly, from any of the steps, actions, or transactions required by, specified or contemplated in, and/or implemented by or undertaken pursuant to this Agreement.
(b)
During the Agreement Effective Period, each Consenting Stakeholder, severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:
(i)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Transactions;
(ii)
propose, file, support, or vote for any Alternative Transaction Proposal;
(iii)
seek to modify the Definitive Documents, in whole or in part, in a manner inconsistent with this Agreement (including the Transaction Term Sheet);
(iv)
exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests in a manner inconsistent with this Agreement, the Transaction Term Sheet, or the Definitive Documents;

(v)
file any motion, pleading, objection, or other document with any court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement and the Transaction Term Sheet;
(vi)
initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to this Agreement or the other Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; or
(vii)
object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, in any manner inconsistent with this Agreement, the Transaction Term Sheet, or the Definitive Documents.
(c)
Nothing in this Agreement shall (i) prohibit any Consenting Stakeholder from taking any action that is not inconsistent with this Agreement, (ii) prevent any Consenting Stakeholder from enforcing this Agreement or any Definitive Document or from contesting whether any matter, fact or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, (iii) prevent any Consenting Stakeholder from taking any action that is required by applicable Law or require any Consenting Stakeholder to take any action that (x) is prohibited by applicable Law or (y) would waive or forego the benefit of any applicable legal professional privilege, (iv) other than as provided for in this Agreement (and in no event shall this “other than” clause include clauses (ii) or (vi) of Section 5.01(a)), require any Consenting Stakeholder to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations, (v) prevent any Consenting Stakeholder by reason of this Agreement or the Transactions from making, seeking or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like, or (vi) subject to Section 8, prevent, limit, or otherwise impair the ability of a Consenting Stakeholder to purchase, transfer, or enter into any transactions regarding Company Claims/Interests.
Section 6.
Commitments of the Company.
6.01.
Affirmative Commitments. Subject to Section 7, except as set forth in this Section 6, during the Agreement Effective Period, the Company agrees to:
(a)
support, act in good faith, and take all steps reasonably necessary and desirable to consummate the Transactions in accordance with this Agreement, including launching the Exchange in accordance with the applicable Milestone unless waived or modified in accordance with the terms hereof;
(b)
to the extent any legal, financial, or structural impediment arises that would prevent, hinder, or delay the consummation of the Transactions contemplated herein, negotiate in good faith with the Consenting Stakeholders appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment;
(c)
use commercially reasonable efforts to obtain any and all consents and third-party approvals that are necessary and/or advisable for the implementation or consummation of any part of the Transactions, including obtaining any and all required regulatory or governmental approvals to consummate the Transactions;
(d)
negotiate in good faith and use commercially reasonable efforts to execute, deliver, and implement the Definitive Documents and any other necessary agreements that are consistent with this Agreement (including the Transaction Term Sheet) to which it is required to be a party, and to implement the Transactions;
(e)
use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders to the extent reasonably prudent;
(f)
maintain the good standing and legal existence of each Company Party under the Laws of the state in which it is incorporated, organized or formed;
(g)
conduct its businesses and operations in the ordinary course and in compliance with Law in a manner that is otherwise in compliance in all respects with all of the provisions of the Existing Facilities Documents;
(h)
notify counsel to the Required Consenting Debenture Holders and the Term Loan Lenders if the Special Committee decides to enter into any engagement letter or other agreement with any non-legal advisor that (i) does not provide for its termination automatically upon the occurrence of the Transaction Effective Date or (ii) contains a “tail” or similar provision that could entitle such advisor to payment of any fees or expenses in connection with any transaction (including, but not limited to, any capital raise or sale of all or any portion of the Company’s assets) occurring after the Transaction Effective Date;
(i)
use commercially reasonable efforts to provide the Consenting Stakeholders with any information reasonably requested regarding the Company Parties and reasonable access to management and advisors of the Company Parties for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs; and
(j)
inform counsel to the Consenting Stakeholders in writing (email being sufficient) as soon as reasonably practicable after becoming aware of (i) any matter or circumstance which they know to be, or would reasonably expect to be, a material impediment to the implementation or consummation of the Transactions, (ii) any notice of any commencement of any involuntary insolvency proceedings or legal suit, investigation, or enforcement action from or by any person in respect of any Company Party, (iii) any material breach of any of the terms, conditions, representations, warranties or covenants set forth in this Agreement (including a breach by any Company Party), or (iv) the occurrence of a Termination Event.
6.02.
Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, no Company Party shall, without the prior written consent of the Required Parties (such consent not to be unreasonably withheld), directly or indirectly:
(a)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Transactions;

(b)
take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of, the Transactions;
(c)
other than as provided for in the Transaction Term Sheet or this Agreement or in the ordinary course of business and consistent with past practice, (i) enter into or amend, establish, adopt, restate, supplement, or otherwise modify or accelerate (x) any deferred compensation, incentive, success, retention, bonus, or other compensatory arrangements, policies, programs, practices, plans, or agreements, including, without limitation, offer letters, employment agreements, consulting agreements, severance arrangements, or change in control arrangements with or for the benefit of any employee, or (y) any contracts, arrangements, or commitments that entitle any current or former director, officer, employee, manager, or agent to indemnification from the Company Party, or (ii) amend or terminate any existing compensation or benefit plans or arrangements (including employment agreements);
(d)
other than as provided for in the Transaction Term Sheet, make any payment on, or redeem, repurchase, defease, or otherwise acquire or retire for value, or create, incur, or assume any indebtedness (including any indebtedness arising or outstanding under the Credit Agreement) other than indebtedness incurred in the ordinary course of business (including ordinary course payment of interest and fees) and consistent with past practice and not prohibited by the Credit Agreement (which, for the for the avoidance of doubt, shall not include any indebtedness arising or outstanding under this Agreement);
(e)
other than in the ordinary course of business and consistent with past practice or this Agreement, including as provided for in the Transaction Term Sheet, (i) enter into any settlement regarding any material Claims or Causes of Action, (ii) enter into any material agreement that is not materially consistent with this Agreement, (iii) amend, supplement, modify, or terminate any material agreement in a way that is not materially consistent with this Agreement, (iv) allow any material agreement to expire if such expiration would frustrate or impede consummation of the Transactions, or (v) allow any material permit, license or regulatory approval to lapse, expire, terminate or be revoked, suspended or modified;
(f)
seek to modify the Definitive Documents or the Transaction Term Sheet in whole or in part, in a manner that is not consistent with this Agreement (including the Transaction Term Sheet) in all material respects;
(g)
file any motion, pleading, or Definitive Documents with any court or Governmental Entity (including any modifications or amendments thereof) that is inconsistent with this Agreement (including the Transaction Term Sheet) in any material respect;
(h)
(i) seek discovery in connection with, prepare, or commence any proceeding or other action that challenges (A) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Interests of any of the Consenting Stakeholders, or (B) the validity, enforceability, or perfection of any lien or other encumbrance securing, or purporting to secure, any Company Claims/Interests of any of the Consenting Stakeholders or (ii) support any Person in connection with any of the acts described in clause (i) of this Section 6.02(h);

(i)
consummate the Transactions unless each of the conditions to the consummation of such transactions set forth in the Transaction Term Sheet has been satisfied (or waived by the applicable Persons in accordance with Section 13);
(j)
enter into any agreement with respect to, or otherwise consummate, any transaction or series of related transactions that would give rise to a Prohibited Transaction, and any attempted Prohibited Transaction shall be null and void absent the consent of the Required Consenting Revolving Lenders and the Required Consenting Term Lenders (for the avoidance of doubt, nothing in this Section 6.02(j) shall prevent any Party from executing this Agreement or taking actions required to consummate the Transactions and execute the Definitive Documents (including the Second Lien Credit Agreement));
(k)
other than as provided for in the Transaction Term Sheet, this Agreement, or the Definitive Documents, enter into any Affiliate transaction with Carlyle or its Affiliates (other than another Company Party); or
(l)
subject in all respects to Section 7, solicit, initiate, endorse, propose, file, support, approve, or otherwise promote any Alternative Transaction Proposal.
Section 7.
Additional Provisions Regarding Company’s Commitments.
7.01.
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any director, board of directors, board of managers, special committee, manager, officer, or similar governing body of a Company Party, after consultation with counsel (which may be external) to take or refrain from taking any action inconsistent with his, her or its fiduciary duties to such Company Party (including terminating this Agreement). No action or inaction on the part of any director, board of directors, board of managers, special committee, manager, officer, or similar governing body of any Company Party that such director, board of directors, board of managers, special committee, manager, officer, or similar governing body believes in good faith after consultation with counsel (which may be external) is required by its fiduciary duties to such Company Party shall be limited or precluded by this Agreement; provided, that, if any Company Party or director, board of directors, board of managers, special committee, manager, officer, or similar governing body thereof decides, in the exercise of its fiduciary duties acting in good faith after consultation with counsel (which may be external), to (i) pursue, assist, consent to, vote for, or enter into any agreement regarding, any Alternative Transaction Proposal in accordance with this Section, or (ii) that proceeding with the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, the Company Parties shall give prompt written notice (with email being sufficient), in any event within twenty-four (24) hours of such determination being made, to counsel to the Required Parties.
7.02.
Notwithstanding anything to the contrary in this Agreement, each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i) consider any proposals for Alternative Transaction Proposals, (ii) provide access to non-public information concerning any Company Party to any person or enter into confidentiality agreements or nondisclosure agreements with any person in connection with a proposal for an Alternative Transaction Proposal (or the exploration or formulation of the same) and executes and delivers a reasonable and customary confidentiality or nondisclosure agreement with the Company; (iii) receive, respond to, maintain and continue discussions with respect to any such proposal for an Alternative Transaction Proposal if such person or entity determines, in good faith upon advice of counsel (which may be outside counsel) that failure to take such action would be inconsistent with the fiduciary duties of such person under applicable law; and (iv) enter into or continue discussions or negotiations with any Consenting Lender regarding the Transactions or any proposal for an Alternative Transaction Proposal. The Company shall provide copies of any written proposals and all documentation received in connection therewith (and notice and description of all material terms of any oral proposals) for any Alternative Transaction Proposals to respective counsel to the Required Parties no later than twenty-four (24) hours following receipt thereof by the Company; provided, that, if the Company is bound by a binding confidentiality agreement that was in existence prior to the Agreement Effective Date with a submitting party that prohibits the Company from providing counsel to the Required Parties with a copy of any written proposal, the Company shall only be obligated to provide a summary of all material terms thereof to counsel to the Required Parties no later than twenty-four (24) hours following receipt thereof by the Company.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall create or impose any additional fiduciary obligations upon any Company Party or any of the Consenting Stakeholders, or any members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives of the same or their respective affiliated entities, in such person’s capacity as a member, partner, manager, managing member, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent or other representative of such Party, that such entities did not have prior to the Agreement Effective Date.

7.03.
Nothing in this Agreement shall: (i) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions, or (ii) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Nothing in this Agreement shall prevent the Company from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 8.
Transfer of Company Claims/Interests.
8.01.
During the Agreement Effective Period:
(a)
No Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Company Claims/Interests to any Affiliated or un-Affiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:
(i)
the transferee executes and delivers to counsel to the Company within two (2) Business Days after the date of the proposed Transfer, a Joinder; or
(ii)
the transferee is a Consenting Stakeholder or an Affiliate, affiliated fund, or affiliated entity with a common investment advisor (which such Affiliate, affiliated fund or affiliated entity shall be bound by the terms of this Agreement pursuant to the agreement of its common investment advisor) thereof and the transferee provides notice of such Transfer (including the amount and type of Company Claims/Interests Transferred) to counsel to the Company at or within two (2) Business Days after the date of the proposed Transfer; and
(b)
No Consenting Lender shall Transfer any ownership in any Revolving Credit Loans or Term Loans to any Consenting Debenture Holder, any Sponsor, or any of their respective Affiliates, without the consent of the Required Consenting Revolving Lenders and Required Consenting Term Lenders.
8.02.
Upon compliance with the requirements of Section 8.01, the applicable transferee shall be deemed a “Consenting Stakeholder” and a “Party” (and a “Consenting Term Loan Lender,” “Consenting Revolving Lender,” “Consenting Debenture Holder,” “Sponsor,” or holder of an “Existing Equity Interest,” as applicable) under this Agreement and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 8.01 above shall be null and void ab initio and of no force or effect until such a Joinder is executed and effective.
8.03.
This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company), and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claims/Interests acquired) to counsel to the Company within five (5) Business Days after such acquisition.
8.04.
Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of (i) a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business, (ii) a Federal Reserve Bank, (iii) any bank or other lending institution under an existing leverage facility of any Consenting Stakeholder, in each case, which lien or encumbrance is released upon the Transfer of such claims and interests, or (iv) any other party permitted pursuant to Section 10.07(f) of the Credit Agreement.
Section 9.
Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants to the Company that, as of the date such Consenting Stakeholder executes and delivers this Agreement or a Joinder to this Agreement, as applicable:
(a)
it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in such Consenting Stakeholder’s signature page or Joinder to this Agreement, as applicable (as may be updated pursuant to Section 8);

(b)
it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;
(c)
such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, in each case, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;
(d)
solely with respect to holders of Company Claims/Interests that are not natural persons and that are acquiring New Common Stock, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional “accredited investor” (as defined by Rule 501(a)(1), (2), (3), (7), (8), or (9) of the Securities Act), (ii) any securities acquired by such Consenting Stakeholder in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; (iii) it understands that the securities to be issued pursuant to or as contemplated by this Agreement and the Transactions have not been, and are not contemplated to be, registered under the Securities Act or the applicable securities laws of any other jurisdiction and therefore may not be resold without registration under the Securities Act or the applicable securities laws of any other jurisdiction except pursuant to a specific exemption from the registration provisions of the Securities Act or other applicable securities laws; and (iv) it is not acquiring the securities contemplated by this Agreement and the Transactions as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and
(e)
solely with respect to holders of Company Claims/Interests that are natural persons, (i) he or she is either (A) not a U.S. person (as defined in Regulation S of the Securities Act), or (B) an “accredited investor” (as defined by Rule 501(a) of the Securities Act), (ii) any securities acquired by such Consenting Stakeholder in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; (iii) he or she understands that the securities to be issued pursuant to or as contemplated by this Agreement and the Transactions have not been, and are not contemplated to be, registered under the Securities Act or the applicable securities laws of any other jurisdiction and therefore may not be resold without registration under the Securities Act or the applicable securities laws of any other jurisdiction except pursuant to a specific exemption from the registration provisions of the Securities Act or other applicable securities laws; and (iv) he or she is not acquiring the securities contemplated by this Agreement and the Transactions as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
Section 10.
Representations and Warranties of the Company. The Company represents and warrants to each Consenting Stakeholder that, as of the Execution Date:
(a)
except as set forth on Schedule 1 hereto, the Company is not a party to any engagement letter or other agreement with any non-legal advisor that was engaged by the

Company in connection with the Transactions that (i) will not terminate automatically upon the occurrence of the Transaction Effective Date, or (ii) contains a “tail” or similar provision that could entitle such advisor to payment of any fees or expenses in connection with any transaction (including, but not limited to, any capital raise or sale of all or any portion of the Company’s assets) occurring after the Transaction Effective Date.
Section 11.
Mutual Representations and Warranties. Each of the Parties, severally and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement or a Joinder to this Agreement, as applicable, and as of the Transaction Effective Date:
(a)
it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)
except as expressly provided in this Agreement, the Transaction Term Sheet, and the Definitive Documents, no consent or approval is required by any other Person in order for it to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;
(c)
the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its Organizational Documents;
(d)
except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement; and
(e)
it is not a party to, or in discussions regarding, any contract, agreement, commitment, understanding or other binding agreement or obligation (written or oral) with any other person with respect to an Alternative Transaction Proposal.
Section 12.
Termination Events.
12.01.
Consenting Lender Termination Events. This Agreement may be terminated with respect to: (i) the Consenting Debenture Holders by the Required Consenting Debenture Holders, (ii) the Consenting Term Loan Lenders by the Required Consenting Term Loan Lenders, (iii) the Consenting Revolving Lenders by the Required Consenting Revolving Lenders, and (iv) any Required Party if this Agreement is terminated pursuant to clauses (i), (j), or (k) below (each in such capacity, the “Terminating Party”) by the delivery to the other Parties or counsel to the other Parties, as applicable, of a written notice in accordance with Section 15.11 upon the occurrence of the following events (provided that no notice shall be required in the case of clause (d) below):

(a)
the Company or any Consenting Stakeholder (other than the Terminating Party) breaches in any material respect any of the representations, warranties, or covenants of such Party set forth in this Agreement and such breach, to the extent curable, remains uncured for five (5) Business Days after the Terminating Party transmits a written notice in accordance with Section 15.11 detailing any such breach;
(b)
this Agreement, the Transaction Term Sheet, or any Definitive Document is amended, waived or modified in any manner materially inconsistent in any material respect with the terms of this Agreement (including the Transaction Term Sheet);
(c)
the issuance by any Governmental Entity, including any regulatory authority (including any antitrust authority) or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Transactions and (ii) remains in effect for fifteen (15) Business Days after the Terminating Party transmits a written notice in accordance with Section 15.11 detailing any such issuance; provided, that, this termination right may not be exercised by any Terminating Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(d)
the commencement of (i) a voluntary case or filing of any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of the Company, or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, or (ii) an involuntary case against the Company or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of the Company, or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof or if any court order grants the relief sought in such involuntary proceeding); provided, that, this termination right may not be exercised by any Terminating Party that commenced or filed such case or proceeding in contravention of any obligation set out in this Agreement;
(e)
upon delivery of notice by the Company pursuant to Section 7.01 hereof;
(f)
upon delivery of notice by the Company in accordance with Section 12.02 hereof;
(g)
upon the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Transactions in a material way that cannot be reasonably remedied by the Company;
(h)
upon the failure to meet any of the Milestones which has not been waived, modified, or extended pursuant to Section 4;
(i)
solely with respect to the Consenting Term Loan Lenders, (i) an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, (ii) the Required Consenting

Debenture Holders have terminated this Agreement as to the Consenting Debenture Holders, or (iii) Carlyle has terminated this Agreement as to Carlyle;
(j)
solely with respect to the Consenting Revolving Lenders, (i) an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, (ii) the Required Consenting Debenture Holders have terminated this Agreement as to the Consenting Debenture Holders, or (iii) Carlyle has terminated this Agreement as to Carlyle; or
(k)
solely with respect to the Consenting Debenture Holders, (i) an Event of Default (as defined in the Debentures Purchase Agreement) has occurred and is continuing, (ii) the Required Consenting Term Loan Lenders have terminated this Agreement as to the Consenting Term Loan Lenders, (iii) the Required Consenting Revolving Lenders have terminated this Agreement as to the Consenting Revolving Lenders, or (iv) Carlyle has terminated this Agreement as to Carlyle.
12.02.
Company Termination Events. The Company may terminate this Agreement as to all Parties (unless otherwise set forth in this Section 12.02), upon prior written notice to the other Required Parties and the Sponsors in accordance with Section 15.11 upon the occurrence of any of the following events:
(a)
the breach in any material respect by the Consenting Stakeholders (other than the Sponsors) of any of the representations, warranties, or covenants of any such parties set forth in this Agreement, solely in the event that (i) such breach, to the extent curable, remains uncured for five (5) Business Days after the Company transmits a written notice of such breach in accordance with Section 15.11 detailing any such breach and (ii) such breach prevents the occurrence of any condition to closing the Transactions under any of the Definitive Documents;
(b)
following delivery of notice by the Company pursuant to Section 7.01, the board of directors, board of managers, or such similar governing body of the Company determines, after consulting with counsel, in accordance with Section 7, that proceeding with any of the Transactions (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties or applicable Law;
(c)
the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Transactions and (ii) remains in effect for fifteen (15) Business Days after the Company transmits a written notice in accordance with Section 15.11 detailing any such issuance; provided, that, this termination right shall not apply to or be exercised by the Company if the Company sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or
(d)
upon the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Transactions in a material way that cannot be reasonably remedied by the Company.
12.03.
Sponsor Termination Events. Each Sponsor may terminate this Agreement as to itself (the “Terminating Sponsor”) only upon prior written notice to the other Required Parties and the Company in accordance with Section 15.11 upon the occurrence of any of the following events (provided, that Carlyle, as a Terminating Sponsor, may only terminate pursuant to subsections (d)(i), (e), (f), or (h) below if the action taken (or in the case of subsection (h), not taken) by the Company giving rise to such termination right was taken (or in the case of subsection (h), not taken) as a result of final approval or direction of the Special Committee):
(a)
the breach in any material respect by the Company or any Consenting Lender of any of the representations, warranties, or covenants of any such parties set forth in this Agreement, solely in the event that such breach, to the extent curable, remains uncured for five (5) Business Days after the Terminating Sponsor transmits a written notice of such breach in accordance with Section 15.11 detailing any such breach;
(b)
this Agreement, the Transaction Term Sheet, or any Definitive Document is amended, waived or modified in any manner not consistent in any material respect with the terms of this Agreement (including the Transaction Term Sheet) and adverse to the Terminating Sponsor or its respective Related Parties;
(c)
the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Transactions and (ii) remains in effect for fifteen (15) Business Days after the Terminating Sponsor transmits a written notice in accordance with Section 15.11 detailing any such issuance; provided, that, this termination right shall not apply to or be exercised by the Sponsor if the Sponsor sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;
(d)
the commencement of (i) a voluntary case or filing of any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of the Company, or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, or (ii) an involuntary case against the Company or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of the Company, or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof or if any court order grants the relief sought in such involuntary proceeding); provided, that, this termination right may not be exercised by any Terminating Party that commenced or filed such case or proceeding in contravention of any obligation set out in this Agreement;
(e)
upon delivery of notice by the Company pursuant to Section 7.01 hereof;
(f)
upon delivery of notice by the Company in accordance with Section 12.02 hereof;
(g)
upon the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Transactions in a material way that cannot be reasonably remedied by the Company; or
(h)
upon the failure to meet any of the Milestones which has not been waived, modified, or extended pursuant to Section 4.
12.04.
Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among each of the Required Parties.
12.05.
Effect of Termination. Except as set forth in Section 15.20, upon the occurrence of the Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party, and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that in no event shall any such termination relieve any Party from (a) liability for its breach or non-performance of its obligations under this Agreement prior to the Termination Date, or (b) obligations under this Agreement which survive termination of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with the terms of this Agreement or to seek enforcement of any rights under this Agreement that arose or existed before the Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (i) any right of the Company or the ability of the Company to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (ii) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any other Party. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement. Nothing in this Section 12.05 shall restrict the Company’s right to terminate this Agreement in accordance with Section 12.02(a).
Section 13.
Amendments and Waivers.
(a)
Except as otherwise provided for herein, this Agreement (including as to the content of any Definitive Document) may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.
(b)
Except as set forth in Section 4 with respect to Milestones, this Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, only in a writing signed by (i) the Company, (ii) the Required Consenting Debenture Holders, (iii) the Required Consenting Term Loan Lenders, (iv) the Required Consenting Revolving Lenders, and (v) the Sponsors (solely to the extent such modification, amendment, supplement, or waiver adversely affects the economic rights, indemnification rights, tax treatment, releases, or obligations of the Sponsors or their respective Related Parties (other than the Company

Parties)); provided, however, that any modification or amendment to the definitions of “Required Parties” and any other defined term whose definition affects the population covered by “Required Parties” shall require the consent of all Parties.
(c)
Any proposed modification, amendment, waiver, or supplement to this Agreement that does not comply with this Section 13 shall be ineffective and null and void ab initio.
(d)
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy, or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
Section 14.
Releases.
14.01.
The Parties agree, subject to and effective upon the Transaction Effective Date, to enter into and support the Mutual Release Agreement.
Section 15.
Miscellaneous.
15.01.
Acknowledgment. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities. Any such offer or solicitation will be made only in compliance with all applicable securities Laws and/or other applicable Law.
15.02.
Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) or the final, executed Definitive Documents, as applicable, shall govern.
15.03.
No Solicitation. Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities, or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act, the Exchange Act, or any applicable securities law of any jurisdiction.
15.04.
Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transactions; provided, however, that this Section 15.04 shall not limit the right of any Party hereto to exercise any right or remedy provided for in this Agreement (including approval rights set forth in Section 3.01).

15.05.
Entire Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.
15.06.
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH PARTY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF, RELATING TO, OR DURING A RESTRUCTURING, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.
15.07.
Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.08.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
15.09.
Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.
15.10.
Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Save for such other Persons expressly stated or referred to herein, there are no third-party beneficiaries under this Agreement (other than, in relation to the Mutual Release Agreement, any Released Party (as defined in the Mutual Release Agreement)). The rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person, except in accordance with Section 8.
15.11.
Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)
if to the Company, to:

KLDiscovery Inc.

9023 Columbine Road

Eden Prairie, MN 55347

Attention: Andrew Southam, General Counsel

Email: andrew.southam@kldiscovery.com

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Ave.

New York, NY 10016

Attention: Scott J. Greenberg
Joe Zujkowski
AnnElyse Scarlett Gains
Michael G. Farag

Email: SGreenberg@gibsondunn.com
JZujkowski@gibsondunn.com
AGains@gibsondunn.com
MFarag@gibsondunn.com

(b)
If to Carlyle (as a Sponsor), to:

The Carlyle Group Inc.

1001 Pennsylvania Avenue NW

Washington, DC 20004

Attention: Louise Dumican

Email: louise.dumican@carlyle.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

Attention: Paul Sheridan

Email: paul.sheridan@lw.com

(c)
If to any non-Carlyle Sponsor, to:

Use the notice information provided on the applicable signature page.

(d)
if to a Consenting Debenture Holder, to the address or e-mail addresses set forth on such Consenting Debenture Holder’s signature page to this Agreement (or in the signature page to a Joinder in the case of any Consenting Debenture Holder that becomes a party hereto after the Agreement Effective Date), and, with respect to the Required Consenting Debenture Holders, with a copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Attention: James A. Newton

Aly El Hamamsy

Email: jnewton@mofo.com

aelhamamsy@mofo.com

(e)
If to a Consenting Term Loan Lender, to:

Blackstone Alternative Credit Advisors LP

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Brad Colman

Email: Brad.Colman@Blackstone.com

with copies to (which shall not constitute notice):

King & Spalding LLP

1185 Avenue of the Americas, 34th Floor

New York, NY 10036

Attention: Jeff Dutson

Todd Holleman

Email: jdutson@kslaw.com

tholleman@kslaw.com

(f)
If to a Consenting Revolving Lender, to:

Ally Bank

300 Park Avenue, 4th Floor

New York, NY 10022

Attention: SFD Portfolio Manager

Email: rob.shusterman@ally.com

erica.ninesteel@ally.com

john.buff@ally.com

jorge.wagner@ally.com

with copies to (which shall not constitute notice):

Holland & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, TX 75201

Attention: Eric Kimball

Tyson Wanjura

Email: eric.kimball@hklaw.com

Tyson.wanjura@hklaw.com

Any notice given by delivery, mail, or courier shall be effective when received or if sent by electronic mail, when sent to the extent that an undeliverable message is not promptly received by the sender thereof.

15.12.
Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms for the benefit of the other Parties and their respective advisors that (i) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the securities that may be acquired by it pursuant to the Transactions contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Party to evaluate the merits and risks of the securities that may be acquired by it pursuant to the Transactions contemplated hereby, and (ii) its decision to execute this Agreement and participate in any of the Transactions contemplated hereby has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties and/or the Transactions, and such decision is not in reliance upon any representations or warranties of any other Person (or such other Person’s financial, legal or other professional advisors), other than such express representations and warranties of the Parties contained herein.
15.13.
Waiver. If the Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly and fully reserve any and all of their respective rights, remedies, claims, and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.
15.14.
Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
15.15.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.
15.16.
Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
15.17.
Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.
15.18.
Email Consents. Notwithstanding anything to the contrary herein, where a written consent, acceptance, approval, notice or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel identified in Section 15.11 to the applicable Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
15.19.
Relationship Among Parties. Notwithstanding anything to the contrary herein, the agreements, representations, warranties, and obligations of the Consenting Stakeholders under this Agreement are, in all respects, several and neither joint nor joint and several. None of the Consenting Stakeholders shall have any fiduciary duty, any duty or trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Stakeholders, the Company, the Sponsors, or any of the Company’s creditors or other stakeholders, including without limitation any holders of Company Claims/Interests, and, other than as expressly set forth herein, there are no commitments among or between the Consenting Stakeholders. It is understood and agreed that any Consenting Stakeholders may trade in any debt or equity securities of the Company without the consent of the Company or any other Consenting Stakeholders, subject to applicable securities laws, the terms of this Agreement, and the terms of the applicable Existing Facilities Documents. No prior history, pattern or practice of sharing confidences among or between any of the Consenting Stakeholders and/or the Company shall in any way affect or negate this understanding and agreement. All rights under this Agreement are separately granted to each Consenting Stakeholder by the Company and vice versa, and the use of a single document is for the convenience of the Company. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently. No Consenting Stakeholder shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Party. For the avoidance of doubt, no action taken by a Consenting Stakeholder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Stakeholders are in any way acting in concert or as such a “group.”
15.20.
Survival. Notwithstanding the termination of this Agreement pursuant to Section 12, the terms, provisions, agreements and obligations of the Parties in Section 1, Section 12.05, and Section 15 (other than Section 15.03 and Section 15.21) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof. The terms, provisions, agreements, and obligations of the Parties in Section 6.02(j) shall survive the termination of this Agreement except to the extent such termination results from the occurrence of the Transaction Effective Date.
15.21.
Publicity. Nothing contained herein shall be deemed to waive, amend or modify the terms of any Confidentiality Agreement. Prior to and after the Agreement Effective Date, none of the Parties, or any Affiliate thereof shall, directly or indirectly, issue any press release or public announcement or disclosure of any kind concerning the Transactions, without the prior written consent of the other Parties (which consent shall not be required to the extent such press release or public announcement is consistent in all material respects with information disclosed in previous press releases or public announcements or disclosures made by the Parties or any of their Affiliates in compliance with this Section 15.21); provided, that disclosure by the Company in any filings by the Company with the Securities and Exchange Commission, or as otherwise required by applicable law or regulation, or the rules of any applicable stock exchange or regulatory body shall be permitted; provided further, that, the signature pages to this Agreement shall be redacted prior to any such publication or disclosure. This Section 15.21 shall not restrict or prevent the Parties and their Affiliates from communications regarding the Transactions in connection with obtaining any regulatory consents or other approvals as contemplated under this Agreement and the Definitive Documents. Notwithstanding anything herein to the contrary, the Company may issue press releases and make public announcements that are consistent in all respects with previous press releases or public announcements, the Company’s previous SEC filings or, in consultation with the Parties hereto, SEC filings filed by the Company on the same day as such press release; provided, that the Company may not name a Party in such press release or public announcement without such Party’s prior approval unless such Party was named in such respect in a previous press release or public announcement.
15.22.
Fees and Expenses; Terms of Retentions. On or prior to the Transaction Effective Date, the Company shall pay in full the Transaction Fees and Expenses.
15.23.
No Waiver by the Lenders and Preservation of Rights. Except as expressly provided in this Agreement (or any amendments to the Credit Agreement or other Loan Documents entered into in connection with the Transactions), nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Agents and/or the Consenting

Lenders to protect and preserve their respective rights, remedies, and interests, including any claims under the Credit Agreement or the other Loan Documents, as defined under the Credit Agreement (including, without limitations, any rights of the Consenting Lenders to enforce with respect to any Event of Default). Without limiting the foregoing sentence in any way, if the Transactions are not consummated or if this Agreement is terminated for any reason, each Consenting Lender fully reserves any and all of its respective rights, remedies, and interests, including, without limitation, all rights under the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

KLDiscovery Inc., on behalf of itself and the entities listed below

By:

Name:

Title:

Entity
Ibas Ontrack AB
Ibas Ontrack ApS
Ibas Ontrack AS
Ibas Ontrack OY
KLDiscovery Franchising, LLC
KLDiscovery Holdings, Inc.
KLDiscovery Limited
KLDiscovery Limited
KLDiscovery Ontrack (HK) Limited
KLDiscovery Ontrack (Switzerland) GmbH
KLDiscovery Ontrack AS
KLDiscovery Ontrack BV
KLDiscovery Ontrack Canada Co.
KLDiscovery Ontrack GmbH
KLDiscovery Ontrack Information Technology Service (Shanghai) Co Ltd
KLDiscovery Ontrack K.K.
KLDiscovery Ontrack Limited
KLDiscovery Ontrack Pte Ltd
KLDiscovery Ontrack Pty Ltd.
KLDiscovery Ontrack S.L.
KLDiscovery Ontrack S.p z.o.o.
KLDiscovery Ontrack S.r.l.
KLDiscovery Ontrack Sarl
KLDiscovery Ontrack Single Member P.C.
KLDiscovery Ontrack, LLC
LD International Holdings Limited
LD International Holdings SRL
LD Topco, Inc.
Ontrack Data Recovery, LLC
KLDiscovery India Technology Services Private Limited

[Signature Page to Transaction Support Agreement]

[Consenting Stakeholder Signature Pages on File]

Schedule 2

Exchange Agreement

ii

Confidential

EXCHANGE AGREEMENT

by and among

KLDISCOVERY INC.

and

THE PARTICIPATING HOLDER PARTIES NAMED HEREIN

dated as of

July [●], 2024

iii

TABLE OF CONTENTS

Page

ARTICLE 1 EXCHANGE OF DEBENTURES		1
1.01	Exchange of Debentures	1
1.02	Pre-Closing Revisions to Schedule I Allocations	2
1.03	Adjustments	2
1.04	Withholding	3
ARTICLE 2 CLOSING		3
2.01	Closing	3
2.02	Restructuring Transactions	4
2.03	Further Assurances	4
2.04	Closing Tax Document Deliverables	4
ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ENTITIES		4
3.01	Organization; Power and Authority	4
3.02	Authorization; Non-Contravention	5
3.03	Capitalization and Related Matters	6
3.04	Litigation	7
3.05	Brokerage	7
3.06	Disclaimer; Acknowledgment; Non-Reliance	7
3.07	Compensation Plans	8
3.08	Opinion of Financial Advisor	8
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING HOLDERS		8
4.01	Organization; Power and Authority	8
4.02	Authorization; No Breach	8
4.03	Title to Existing Debentures	9
4.04	Litigation	10
4.05	Investment Representations	10
4.06	Disclaimer; Acknowledgment; Non-Reliance	10
ARTICLE 5 COVENANTS AND AGREEMENTS		11
5.01	Covenants of the	11
5.02	Negative Covenants of the Company Entities	13
5.03	Company Stockholders’ Meeting	14
5.04	Amendment of Charter and Bylaws	14
5.05	Mutual Releases	14

- i -

5.06	Publicity; Press Releases and Announcements	14
5.07	Additional Provisions Regarding Company’s Commitments.	15
ARTICLE 6 CONDITIONS TO CLOSING		15
6.01	Conditions to the Obligations of All Parties	15
6.02	Additional Conditions to the Obligations of the Company	15
6.03	Additional Conditions to the Obligations of the Participating Holders	16
ARTICLE 7 TERMINATION		18
7.01	Termination	18
7.02	Effect of Termination	19
ARTICLE 8 DEFINITIONS		19
8.01	Definitions	19
8.02	Usage	26
ARTICLE 9 MISCELLANEOUS		27
9.01	Expenses	27
9.02	Notices	27
9.03	Complete Agreement	28
9.04	Amendment and Waiver	28
9.05	Assignment	28
9.06	Severability	29
9.07	Captions	29
9.08	Counterparts	29
9.09	Third Party Beneficiaries	29
9.10	Specific Performance	29
9.11	Governing Law	30
9.12	CONSENT TO JURISDICTION	30
9.13	WAIVER OF JURY TRIAL	30
9.14	No Strict Construction	31
9.15	Non-Recourse	31
9.16	Survival	31
9.17	Securities Purchase Agreement Amendment	31

- ii -

EXHIBITS AND SCHEDULES

Exhibit A – Form of Amended Charter

Exhibit B – Form of Amended Bylaws

Exhibit C – Form of New Stockholders’ Agreement

Exhibit D – Form of OTPP Designee Subscription Agreement

Exhibit E – Form of RRA Termination Agreement

Schedule I – Allocation of Consideration Shares

Disclosure Letter

Schedule 5.01(c)(ii) – Covenants

Schedule 5.02 – Exceptions to Negative Covenants
Schedule 6.03(c)(vi) – Form of Letter Agreement

- iii -

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July [●], 2024, by and among (i) KLDiscovery Inc. (the “Company”), and (ii) the Participating Holder parties listed on the signature pages hereto (the “Participating Holders”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 8 or as set forth in the Transaction Support Agreement (as defined herein).

WHEREAS, the Company and certain consenting stakeholders have, in good faith and at arms’-length, negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company’s capital structure on the terms and subject to the conditions of that certain Transaction Support Agreement dated as of the date hereof, by and among the Company, its direct and indirect affiliated entities and the various other consenting stakeholders identified therein (including all exhibits, annexes, and schedules thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Transaction Support Agreement”);

WHEREAS, the Company previously issued its 8.00% Convertible Debentures due 2024 (the “Debentures”) pursuant to that certain Securities Purchase Agreement dated December 16, 2019 (as the same has been or may be amended, supplemented, modified and/or waived, the “Securities Purchase Agreement”);

WHEREAS, the undersigned Participating Holders collectively hold 100% of the issued and outstanding Debentures; and

WHEREAS, pursuant to the Transaction Support Agreement, the Company and the undersigned Participating Holders have agreed that the Participating Holders will exchange their Debentures for newly-issued Common Stock of the Company through a series of related transactions, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
EXCHANGE OF DEBENTURES

1.01 Exchange of Debentures. On the terms and subject to the conditions contained in this Agreement, at the Closing and simultaneously with the consummation of the other Transactions, the Company and the Participating Holders shall consummate the following transactions (collectively, the “Debenture Exchange”): (i) each Participating Holder shall deliver to the Company a signed statement attesting to its ownership of the Debentures set forth on Schedule I and confirming that its Debentures may be cancelled on the Company’s Debenture Registry in connection with the Debenture Exchange, and (ii) in exchange for the surrendered Debentures, the Company shall issue, convey and deliver to such Participating Holder the number and class of new shares of Common Stock set forth opposite such Participating Holder’s name on Schedule I, as it may be revised from time to time prior to the Closing Date in accordance with Section 1.02 and Section 1.03 hereto (the new shares of Common Stock to be issued to all

1

Participating Holders in the aggregate, the “Consideration Shares”); provided, that the OTPP Holder may direct that any number of its Consideration Shares be issued to the OTPP Designee pursuant to the OTPP Designee Subscription Agreement, as indicated on Schedule I, in exchange for the payment of nominal consideration by the OTPP Designee to the Company as further set forth in the OTPP Designee Subscription Agreement. As promptly as practicable following the issuance of the Consideration Shares, the Company shall deliver to the Participating Holders reasonable evidence of the issuance thereof. On the terms and subject to the conditions contained in this Agreement, effective upon consummation of the Debenture Exchange at the Closing, all Debentures held by the Participating Holders shall automatically be cancelled, and all obligations of any Company Entities with respect thereto shall be fully and forever terminated and extinguished. Each exchange of Debentures by each Participating Holder as contemplated by this Section 1.01 shall constitute a separate transaction hereunder.

1.02 Pre-Closing Revisions to Schedule I Allocations. Notwithstanding anything in this Agreement to the contrary, any Affiliated Holders may, by providing written notice to the Company at least two (2) Business Days prior to the Closing Date and without the consent of any other party to this Agreement, revise the number of Consideration Shares to be received by each of such Affiliated Holders (and, in the case of the OTPP Holder, by the OTPP Designee pursuant to the OTPP Designee Subscription Agreement), in each case as set forth on Schedule I hereto; provided, that such revision shall not change the aggregate amount of Consideration Shares to be received by such Affiliated Holders (including, in the case of the OTPP Holder, the OTPP Designee).

1.03 Adjustments.

(a) It is the intention of the parties that the Consideration Shares shall represent 96% of the Fully-Diluted Shares as of immediately following the Closing (the “Target Percentage”); provided, that for purposes of such calculation, shares of Class B-2 Common Stock shall not be included in the number of Consideration Shares. Accordingly, and notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, the number of Consideration Shares issuable pursuant to this Agreement shall be equitably adjusted as mutually agreed by the parties hereto, acting reasonably, to the extent necessary or appropriate to cause the Consideration Shares to represent the Target Percentage as of immediately following the Closing, after taking into account (i) the effect of any issuance of shares of capital stock or other Equity Securities, stock split, reverse stock split, stock dividend (including any dividend or distribution of shares of capital stock), division or subdivision of shares, consolidation of shares, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company’s Equity Securities that occurs during the period on or after the date of this Agreement and ending on the Closing Date, (ii) any exercise of options or settlement of restricted stock units under the Company’s 2019 Incentive Award Plan, whether occurring prior to, at or following the Closing, to the extent the shares issued upon such exercise or settlement were not included in the Fully-Diluted Shares as of immediately prior to the Closing, (iii) any exercise of 2024 Warrants, whether occurring prior to, at or following the Closing, (iv) the application of any contractual provisions, obligations or other facts relating to Equity Securities of the Company that exist as of the Closing (including contractual provisions that provide for equitable adjustments in connection with

2

recapitalizations, reorganizations or other transactions affecting the Company’s Equity Securities) where such application results in a change to the Fully-Diluted Shares, whether occurring prior to, at or following the Closing, and (v) any other change or correction to the number of Fully-Diluted Shares as of immediately following the Closing as compared to the number of Fully-Diluted Shares set forth on Schedule 3.03(a)(2).

(b) If prior to the Closing the provisions of Section 1.03(a) result in an adjustment to the number of Consideration Shares required to be issued in order to achieve the Target Percentage, then the number of shares issuable to the Participating Holders at the Closing pursuant to Section 1.01 shall be increased or decreased (as applicable), with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time).

(c) If following the Closing the provisions of Section 1.03(a) result in an adjustment to the number of Consideration Shares required to be issued in order to achieve the Target Percentage, then (i) if the number of Consideration Shares is increased, the Company shall issue the necessary number of additional Consideration Shares to the Participating Holders at such time, with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time), and (ii) if the number of Consideration Shares is decreased, the Participating Holders shall surrender the necessary number of Consideration Shares to the Company for cancellation at such time, with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time).

(d) On the date that is three (3) Business Days prior to the Closing, the Company shall deliver to the Participating Holders a detailed schedule showing the anticipated capitalization of the Company as of immediately prior to the Closing, and showing the anticipated number of Fully-Diluted Shares. The Company shall promptly notify the Participating Holders of any subsequent changes to such information prior to the Closing.

1.04 Withholding. The Company and any other applicable withholding agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as it determines it is required to deduct and withhold by applicable U.S. federal, state, local and non-U.S. Law. Notwithstanding the foregoing, the parties agree that no withholding shall be required if the Participating Holders provide the information required in Section 2.04.

ARTICLE 2
CLOSING

2.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) remotely via the electronic exchange of documents and signatures on the third (3rd) Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the

3

Closing, provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as the parties hereto may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

2.02 Restructuring Transactions. At the Closing, the parties hereto shall consummate the Debenture Exchange and each of the other Transactions described in the Transaction Support Agreement.

2.03 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, all at the sole cost and expense of the requesting party.

2.04 Closing Tax Document Deliverables. On or before the Closing Date, each Participating Holder shall provide the Company with a properly completed and validly executed Internal Revenue Service Form W-9 or appropriate Form W-8 evidencing such Participating Holder’s exemption from withholding under an applicable double tax treaty with the United States and/or a statement certifying such Participating Holder’s eligibility to claim the portfolio interest exemption, in each case with respect to any accrued interest that is exchanged for the Consideration Shares.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ENTITIES

Except as set forth in the disclosure letter delivered by the Company to the Participating Holders concurrently with the execution of this Agreement (the “Disclosure Letter”) (it being understood that any disclosure in the Company Disclosure Letter shall qualify the corresponding section or subsection of this Article 3 and each other section or subsection as to which the relevance of such disclosure is reasonably apparent on its face) and as otherwise provided in this Article 3, as of the date of this Agreement and as of the Closing Date (in each case, except to the extent that any representation or warranty by its terms is made as of a specified date or time), the Company hereby represents and warrants to the Participating Holders that:

3.01 Organization; Power and Authority.

(a) Each of the Company Entities is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (in the case of good standing, to the extent such jurisdiction recognizes such concept). Each of the Company Entities is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not been and would not reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, or to affect the Company’s ability to consummate the Transactions in any material respect.

4

(b) Each of the Company Entities possesses all requisite corporate (or equivalent) power and authority to enter into this Agreement and the other Transaction Agreements and, subject to obtaining the Company Stockholder Approval, to carry out the Transactions.

3.02 Authorization; Non-Contravention.

(a) The execution, delivery and performance of this Agreement and the other Transaction Agreements by such Company Entity and the consummation by such Company Entity of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such Company Entity are necessary to authorize such agreements or to consummate the Transactions (other than, with respect to the filing of the Amended Charter, the Company Stockholder Approval, and with respect to the Debenture Exchange, the Company Stockholder Approval and the filing of the Amended Charter pursuant to the DGCL). This Agreement has been duly and validly executed and delivered by such Company Entity and, assuming the due authorization, execution and delivery by the Participating Holders, constitutes a legal, valid and binding obligation of such Company Entity, enforceable against such Company Entity in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(b) The Company Board, at a meeting duly called and held on or prior to the date hereof, adopted resolutions approving and declaring advisable this Agreement, the Amended Charter and the Transactions (such approval and declaration having been made in accordance with the DGCL) and resolving to make the Company Board Recommendation.

(c) Except as set forth on Schedule 3.02(c), the execution, delivery and performance of this Agreement and the other Transaction Agreements, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof by the Company Entities do not and shall not (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of any Company Entity or any of the Company Entities’ assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of any of the Company Entities, any Law to which any Company Entity is subject, or any contract to which any Company Entity is a party or bound (including, for the avoidance of doubt, the Credit Agreement after giving effect to the Transactions), except where such violations, conflicts, breaches or defaults, other than with respect to the Organizational Documents of any of the Company Entities or applicable Laws, has not been and would not reasonably be expected to be material to

5

Company and its Subsidiaries, taken as a whole, or to affect the Company’s ability to consummate the Transactions in any material respect.

(d) Except for the filing of the Amended Charter pursuant to the DGCL and the filing of a Notice of Exempt Offering on Form D with the Securities and Exchange Commission (the “SEC”) with respect to the issuance of the Consideration Shares and the notices described in Sections 5.01(a)(iii) and (iv), no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof.

(e) Except as expressly provided by this Agreement and the Transaction Agreements, none of the Company Entities are a party to any restructuring or similar agreements or arrangements with the other parties to this Agreement or any other Person that have not been disclosed to all parties to this Agreement.

3.03 Capitalization and Related Matters.

(a) (1) As of the opening of business on the date of this Agreement, and from the opening of business on such date until immediately prior to the Closing on the Closing Date, the capitalization of the Company shall be as set forth on Schedule 3.03(a)(1); and (2) as of immediately following the Closing and the Debenture Exchange, the capitalization of the Company (including the number of Fully-Diluted Shares as of immediately following the Closing and the Debenture Exchange) shall be as set forth on Schedule 3.03(a)(2); in each case, assuming that during the period beginning as of immediately prior to the opening of business on the date of this Agreement and ending on the Closing Date: (i) none of the Debentures are converted; (ii) none of the 2024 Warrants and none of the options outstanding under the Company’s 2019 Incentive Award Plan are exercised; (iii) none of the restricted stock units outstanding under the Company’s 2019 Incentive Award Plan vest; and (iv) no awards outstanding under the Company’s 2019 Incentive Award Plan are forfeited.

(b) Except as set forth on Schedule 3.03(b) and as contemplated by the Transaction Agreements, (i) other than the 2024 Warrants, the Debentures and the Contingent Shares, no Company Entity has outstanding any securities (including options, warrants, purchase rights, subscription rights, conversion rights or similar rights) convertible or exchangeable for any of its Equity Securities or containing any profit participation features, nor any rights or options to subscribe for or to purchase its Equity Securities or any securities convertible into or exchangeable for its Equity Securities or any equity appreciation rights or phantom equity plan, nor any promises to issues any such securities, rights or options, (ii) none of the Company Entities are, and immediately following the Closing none will be, subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Securities or make or pay any dividends or distributions in respect of any Equity Securities, (iii) there are no, and immediately following the Closing there will not be, any, statutory or contractual preemptive rights, co-sale rights, rights of first refusal or similar rights or restrictions with

6

respect to the Equity Securities of any Company Entity, (iv) no Company Entity has violated any applicable federal, provincial or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities, and (v) other than the Stockholders’ Agreement, dated December 19, 2019, by and among Pivotal Acquisition Corp., affiliates of Carlyle Equity Opportunity GP, L.P. and Revolution Growth III, LP and certain other signatories thereto, as amended and the Existing RRA, there are no agreements among the Company and the holders of Equity Securities of the Company Entities, or among the Company and any other Persons, or, to the actual knowledge of the Company’s management, among holders of Equity Securities of the Company, in each case, with respect to the voting or transfer of the Company Entities’ Equity Securities or with respect to any other aspect of the Company Entities’ governance. All of the outstanding Equity Securities of each Company Entity are, and immediately following the Closing shall be, duly authorized, validly issued, fully paid and non-assessable. Subject only to the Company Stockholder Approval, the Consideration Shares to be issued at the Closing have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

(c) Schedule 3.03(c) sets forth each Subsidiary of the Company, including the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization, as applicable, and the Person(s) owning the outstanding Equity Securities of such Subsidiary. No Company Entity has any obligation to make any Investment (whether by loan, capital contribution, purchase of securities or otherwise, and including any additional Investments) in any Person.

3.04 Litigation. There are no Actions pending or, to the Company’s knowledge, threatened in writing against any of the Company Entities or any of their respective assets, at law or in equity, or before or by any Governmental Entity that (i) individually or in the aggregate, would reasonably be expected to have an adverse effect on the Company’s ability to consummate the Transactions, or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions. There are no outstanding Orders against any of the Company Entities or any of their respective assets that (x) individually or in the aggregate, have been or would reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, or to have an adverse effect on the Company’s ability to consummate the Transactions, or (y) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions.

3.05 Brokerage. Except for the claims set forth on Schedule 3.05 (for which the Company shall be solely liable), there are and shall be no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement to which any Company Entity is a party or by which any Company Entity is bound.

3.06 Disclaimer; Acknowledgment; Non-Reliance. Except for the representations and warranties expressly and specifically set forth in Article 3 of this Agreement and in the other Transaction Agreements, no Company Entity makes any express or implied representation or warranty in connection with the Transactions, and the Company Entities hereby disclaim any such representations or warranties in connection with the Transactions. The Company acknowledges

7

that the representations and warranties to the Company expressly and specifically set forth in Article 4 of this Agreement and in the other Transaction Agreements constitute the sole and exclusive representations and warranties being made to the Company in connection with the Transactions, and the Company understands, acknowledges and agrees that the Company is not relying on any other representations or warranties of any kind or nature expressed or implied.

3.07 Compensation Plans. Except for the adoption of the non-insider and the insider KERP, an increase of 2,154,313 shares in the shares available for issuance under the 2019 Incentive Award Plan, and as otherwise set forth on Schedule 3.07, since December 31, 2023, none of the Company Entities have (i) adopted, amended, restated, supplemented, modified, replaced, assigned, or renewed or otherwise extended the term of, any of the Company Incentive Plans, or (ii) made any payments under any of the Company Incentive Plans, except as required by applicable Law or as required by the terms of any of the foregoing.

3.08 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Board received a fairness opinion from Ducera Partners LLC to the effect that, as of the date thereof and based upon and subject to the various qualifications and assumptions set forth therein, the Debenture Exchange is fair to the Company from a financial point of view. The Company has made available to the Participating Holders a copy of such opinion.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING HOLDERS

Except as otherwise provided in this Article 4, each Participating Holder (on an individual, several basis solely with respect to itself), hereby represents and warrants to the Company that:

4.01 Organization; Power and Authority.

(a) Such Participating Holder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (in the case of good standing, to the extent such jurisdiction recognizes such concept). Such Participating Holder is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would reasonably be expected to affect the Participating Holder’s ability to consummate the Transactions in any material respect.

(b) Such Participating Holder possesses all requisite corporate (or equivalent) power and authority to enter into this Agreement and the other Transaction Agreements and to carry out the Transactions.

4.02 Authorization; No Breach.

(a) The execution, delivery and performance of this Agreement and the other Transaction Agreements by such Participating Holder and the consummation by such Participating Holder of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such Participating Holder are necessary to authorize such agreements or to consummate the

8

Transactions. This Agreement has been duly and validly executed and delivered by such Participating Holder and, assuming the due authorization, execution and delivery by the Company Entities and the other Participating Holders, constitutes a legal, valid and binding obligation of such Participating Holder, enforceable against such Participating Holder in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(b) The execution, delivery and performance of this Agreement and the other Transaction Agreements, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof by such Participating Holder do not and shall not (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of such Participating Holder or any of the assets of such Participating Holder pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of such Participating Holder, any Law to which such Participating Holder is subject, or any contract to which such Participating Holder is a party or bound, except where such violations, conflicts, breaches or defaults, other than with respect to the Organizational Documents of such Participating Holder or applicable Laws, has not affected and would not reasonably be expected to affect the Participating Holder’s ability to consummate the Transactions in any material respect.

(c) Except for the notices described in Sections 5.01(a)(iii) and (iv), no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof.

(d) Except as expressly provided by this Agreement and the Transaction Agreements, neither such Participating Holder nor any of its direct or indirect Subsidiaries is a party to any restructuring or similar agreements or arrangements with the other parties to this Agreement or any other Person that relate to the Company and that have not been disclosed to all parties to this Agreement.

9

4.03 Title to Existing Debentures. (a) Such Participating Holder is the sole beneficial owner of, and has good and marketable title to, Debentures having an aggregate principal amount set forth opposite such Participating Holder’s name on Schedule I and (b) such Participating Holder will be the sole beneficial owner of, and have good and marketable title to, any Debentures issued as PIK interest with respect to the Debentures described in Section 4.03(a). At the Closing, such Participating Holder shall transfer, convey and deliver to the Company good and marketable title to Debentures having an aggregate initial principal amount set forth opposite such Participating Holder’s name on Schedule I, and any Debentures issued as PIK interest with respect thereto, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws).

4.04 Litigation. There are no Actions pending or, to such Participating Holder’s knowledge, threatened in writing against such Participating Holder or any of its direct and indirect Subsidiaries or any of their respective assets, at law or in equity, or before or by any Governmental Entity that (i) individually or in the aggregate, would reasonably be expected to have an adverse effect on such Participating Holder’s ability to consummate the Transactions or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions. There are no outstanding Orders against such Participating Holder or any of its direct and indirect Subsidiaries or any of their respective assets that (x) individually or in the aggregate, would reasonably be expected to have an adverse effect on such Participating Holder’s ability to consummate the Transactions or (y) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions.

4.05 Investment Representations.

(a) The representations and warranties in Section 9(d) of the Transaction Support Agreement are hereby incorporated by reference, mutatis mutandis, and each Participating Holder, for the benefit of the Company (including for the benefit of Guggenheim Securities, LLC, who is acting as a financial advisor to the Company (the “Financial Advisor”)), makes the same such representations and warranties here as it does in its capacity as a “Consenting Stakeholder” (as defined in the Transaction Support Agreement) in Section 9(d) of the Transaction Support Agreement.

(b) The OTPP Holder hereby represents and warrants, solely as to itself, for the benefit of the Company (including for the benefit of the Financial Advisor), that it is an “accredited investor” within the meaning of section 73.3 of the Securities Act (Ontario), was not created or is not used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the applicable definition, and is acquiring the Consideration Shares as principal.

(c) The office or offices of such Participating Holder in which it has its principal place of business are identified in the address or addresses of such Participating Holder set forth on such Participating Holder’s signature page.

4.06 Disclaimer; Acknowledgment; Non-Reliance. Except for the representations and warranties expressly and specifically set forth in Article 4 of this Agreement and in the other Transaction Agreements, none of such Participating Holder or any of its direct and indirect

10

Subsidiaries makes any express or implied representation or warranty in connection with the Transactions, and such Participating Holder and its direct and indirect Subsidiaries hereby disclaim any such representations or warranties in connection with the Transactions. Such Participating Holder acknowledges, for the benefit of the Company (including for the benefit of the Financial Advisor), that (w) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the Consideration Shares contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Participating Holder to evaluate the merits and risks of the acquisition of the Consideration Shares contemplated hereby; (x) it is aware and understands that an investment in the Consideration Shares involves a considerable degree of risk, that it is able to bear the economic risk, and sustain a complete loss, of such investment in the Consideration Shares, and that no U.S. federal or state or non-U.S. agency has made any finding or determination as to the fairness for investment or any recommendation or endorsement of any such investment; (y) it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, economic, business and financial considerations with respect to the Company and the Consideration Shares in connection with its acquisition of the Consideration Shares contemplated hereby; and (z) the representations and warranties being made to such Participating Holder expressly and specifically set forth in Article 3 of this Agreement and in the other Transaction Agreements constitute the sole and exclusive representations and warranties to such Participating Holder in connection with the Transactions, and such Participating Holder understands, acknowledges and agrees that such Participating Holder is not relying on any other representations or warranties of any kind or nature, expressed or implied.

ARTICLE 5
COVENANTS AND AGREEMENTS

5.01 Covenants of the Parties. During the period from the date of this Agreement until the earlier of (i) the date of the termination of this Agreement in accordance with Article 7 or (ii) the Closing, each party agrees to, and to cause its Subsidiaries to, comply with Section 5.01(a) and (b), and the Company agrees to, and to cause its Subsidiaries to, comply with Section 5.01(c):

(a) use commercially reasonable efforts to:

(i) satisfy the conditions of the other parties hereto set forth in Article 6 or otherwise comply with this Agreement and to consummate the Transactions;

(ii) obtain any and all required regulatory and/or third-party approvals required to consummate the Transactions;

(iii) in the case of the Participating Holders, procure that a voluntary notice in accordance with section 18(2) of the NSIA is submitted to the ISU in respect of the Transactions as soon as reasonably practicable after the date of this Agreement with a view to satisfying the ISU that the Transactions do not give rise to a “notifiable acquisition” pursuant to section 6 of the NSIA;

(iv) in the event that such voluntary notification is rejected in accordance with section 18(6)(a) of the NSIA and the Transactions are considered by the ISU

11

to give rise to a “notifiable acquisition” pursuant to section 6 of the NSIA, in the case of the Participating Holders, submit a mandatory notice in accordance with section 14(1) of the NSIA as soon as practicable upon receipt of notice of such rejection from the ISU;

(v) cooperate and provide any information as may reasonably be required or requested in connection with any and all regulatory and/or third party approvals for the Transactions or to respond to any information requests from any Governmental Entity in order to satisfy the conditions precedent set forth in Section 6.01 of this Agreement. In the case of the Participating Holders this shall include (a) providing the Company with a reasonable opportunity to review and comment on all draft filings, notices, responses, communications, documents or other submissions intended to be submitted to any Governmental Entity in order to obtain regulatory approvals, including the ISU, in advance of such submission and shall take any such comments into reasonable consideration; (b) providing the Company with copies of any written communication and a summary of any oral communication from any Governmental Entity, including the ISU, promptly after receiving such communication; and (c) providing the Company prior notice of and the opportunity to attend any meetings or calls arranged with any Governmental Entity, including the ISU; and

(vi) in the case of the Company, upon reasonable prior notice, provide the Participating Holders with any information reasonably requested regarding the Company Entities (including access to the books and records of the Company Entities), and reasonable access to management and advisors of the Company Entities, for the purposes of evaluating the Company Entities’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs;

(b) negotiate in good faith and execute and deliver the other agreements, documents and instruments that may be required to effectuate and consummate the Transactions; and

(c) except as set forth in Schedule 5.02, as expressly contemplated by this Agreement or the other Transaction Agreements, as required by applicable Law or as otherwise agreed in writing by the Participating Holders, such agreement not to be unreasonably withheld, conditioned or delayed:

(i) conduct its business and operations in the ordinary course in all material respects and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(ii) except as set forth in Schedule 5.01(c)(ii), use commercially reasonable efforts to preserve intact, in all material respects, its current business organization, keep available the services of its current Company officers, employees and other service providers, and maintain its relations and goodwill with all customers, landlords, employees, lenders, vendors, and other Persons having beneficial business relationships with the Company; provided, however, that no

12

action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.02 shall be deemed a breach of this Section 5.01(c)(ii) unless such action constitutes a breach of such provision of Section 5.02; and

(iii) conduct its business and operations in compliance with Law, including without limitation all applicable Anti-Corruption Laws, Global Trade Laws and Regulations, Anti-Money Laundering Laws, and Modern Slavery Laws and Regulations.

5.02 Negative Covenants of the Company Entities. Except as set forth in Schedule 5.02 or in Section 5.07, during the period from the date of this Agreement until the earlier of (i) the date of the termination of this Agreement in accordance with Article 7 or (ii) the Closing, except as expressly contemplated by this Agreement or the other Transaction Agreements, as required by applicable Law or as otherwise agreed in writing by the Participating Holders, such agreement not to be unreasonably withheld, the Company shall not, and shall cause its Subsidiaries not to:

(a) split, combine, reduce or reclassify any of its share capital, except for any such transaction with respect to a direct or indirect wholly owned Company Subsidiary that results in such Company Subsidiary remaining a direct or indirect wholly owned Subsidiary of the Company after consummation of such transaction;

(b) other than as required by the terms of the Contingent Shares, the Debentures, the 2024 Warrants and the options and restricted stock units outstanding under the 2019 Incentive Award Plan, issue, purchase or redeem any of its Common Stock or any other Equity Securities;

(c) make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes;

(d) amend the Organizational Documents of any Company Entity;

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of any Company Entity, or alter through merger, liquidation, reorganization or restructuring the corporate structure of the Company Entities;

(f) take any actions to pay any dividends, redeem any securities, or otherwise cause assets of the Company Entities to be distributed to its stockholders or other equityholders;

(g) allow to lapse, encumber, sell, lease, license, covenant not to assert, transfer, assign, exchange, swap, abandon, pledge or otherwise waive or dispose of, or subject to any Lien, any properties, rights or assets that are material to the Company Entities, taken as a whole, except for transactions between or among the Company Entities;

13

(h) (1) make, change or revoke any material Tax election; (2) change any material method of Tax accounting or accounting period; (3) file any amended income or other material Tax Return; (4) settle or compromise any audit, claim, assessment or proceeding relating to a material amount of Taxes; (5) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Tax Law) with respect to any material Tax; or (6) request or agree to any extension or waiver of the statutes of limitation applicable to any material Tax claim or assessment;

(i) other than the termination of awards under the Company’s 2019 Incentive Award Plan in accordance with the terms of such plan, enter into, amend or modify in any material respect or terminate any contract or agreement between any Company Entity, on the one hand, and any officer, director, stockholder, employee or Affiliate of any Company Entity on the other hand; or

(j) offer or agree, in writing or otherwise, to take any or authorize any of the foregoing actions.

5.03 Company Stockholders’ Meeting. The Company will take all action necessary under all applicable Laws and in accordance with its Organizational Documents to call, give notice of and hold a special meeting of the holders of Common Stock to vote on the adoption and approval of the Amended Charter (the “Company Stockholders’ Meeting”) as soon as practicable following the date of this Agreement. Each Participating Holder will furnish to the Company the information relating to it required by applicable Law to be set forth in the proxy statement for the Company Stockholders’ Meeting (the “Proxy Statement”) and each party hereto agrees to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading. The Company Stockholders’ Meeting will be held as promptly as reasonably practicable, provided that (i) it shall not be held earlier than ten (10) days after the day on which the distribution of the Proxy Statement (in accordance with applicable Law) to the Company stockholders of record as of the record date for the Company Stockholders’ Meeting has been completed (the “Mailing Date”), and (ii) it shall not be held later than twenty (20) Business Days (subject to extension by mutual agreement of the Company and the Participating Holders) following the Mailing Date. The Company will cause all proxies solicited in connection with the Company Stockholders’ Meeting to be solicited in compliance with all applicable Laws. The Proxy Statement will include a statement to the effect that the Company Board has determined that the Amended Charter is advisable and recommends that the Company’s stockholders vote to approve the Amended Charter at the Company Stockholders’ Meeting (collectively, the “Company Board Recommendation”). The Company Board Recommendation will not be withdrawn or modified in a manner adverse to the Participating Holders, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to the Participating Holders will be adopted or proposed.

5.04 Amendment of Charter and Bylaws.

(a) Prior to the Closing, subject to the receipt by the Company of the Company Stockholder Approval, the Company shall amend and restate the Second Amended and

14

Restated Certificate of Incorporation of the Company, as amended, by filing the Amended Charter with the Delaware Secretary of State.

(b) Effective as of the Closing, the Company Board shall adopt the Amended Bylaws as the bylaws of the Company.

5.05 Mutual Releases. From and after the Closing and the execution, delivery and effectiveness of the Mutual Release Agreement, the terms of the Mutual Release Agreement shall be incorporated by reference in their entirety.

5.06 Publicity; Press Releases and Announcements. The terms of Section 15.21 of the Transaction Support Agreement (Publicity) are hereby incorporated by reference in their entirety, mutatis mutandis.

5.07 Additional Provisions Regarding Company’s Commitments. The terms of Section 7 of the Transaction Support Agreement (Additional Provisions Regarding Company’s Commitments) are hereby incorporated by reference in their entirety, mutatis mutandis.

ARTICLE 6
CONDITIONS TO CLOSING

6.01 Conditions to the Obligations of All Parties. The obligation of each of the parties hereto to consummate the Debenture Exchange at the Closing is subject to the satisfaction, or waiver by each of the Company and the Participating Holders, of each of the following conditions as of immediately prior to the Closing:

(a) The Company shall have obtained the Company Stockholder Approval;

(b) No Law or Order of, or request to file a notice to review the Transactions by, any Governmental Entity of competent jurisdiction shall be pending or in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the Transactions;

(c) The other Transactions shall have closed (or be closed substantially concurrently herewith), in each case in accordance with the terms of the Transaction Support Agreement, the other Transaction Agreements, and the various other documents and agreements giving effect to the other Transactions; and

(d) The voluntary notification has been submitted to the ISU in accordance with Section 5.01(a)(iii) and the parties have been informed in writing by the ISU that either the voluntary notification has been accepted, or that a mandatory notice is required to be submitted to the ISU in connection with one or more of the Transactions in accordance with Section 5.01(a)(iv), and if such mandatory notice is so required, such mandatory notice has been submitted and:

(i) the UK Secretary of State shall have notified the parties in accordance with section 14(8)(b)(ii) of the NSIA that no further action will be taken in relation to the Transactions; or

15

(ii) in the event that a call-in notice is given by the UK Secretary of State in relation to the Transactions, the Secretary of State shall:

(A) have issued a final notification in accordance with section 26(2)(a) of the NSIA confirming that no further action will be taken in relation to the Transactions under the NSIA; or

(B) have issued a final order in accordance with section 26(2)(b) of the NSIA permitting the Transactions to proceed subject only to such remedies or requirements that are acceptable to the parties, acting reasonably.

6.02 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction, or waiver by the Company, of each of the following additional conditions as of immediately prior to the Closing:

(a) (i) The representations and warranties of the Participating Holders contained in Section 4.01 (Organization; Power and Authority), Section 4.02(a) (Authorization) and Section 4.03 (Title to Existing Debentures) shall be true and correct in all respects as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct in all respects as of such earlier date or time); and (ii) the representations and warranties of the Participating Holders contained in Article 4 other than those listed in Section 6.02(a)(i) shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct as of such earlier date or time) except for such inaccuracies that, individually or in the aggregate, have not and would not reasonably be expected to, prevent, materially delay or materially impede the performance by the Participating Holders of their obligations under this Agreement or the Transaction Agreements; provided, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded;

(b) Each of the covenants and agreements of the Participating Holders to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c) The Participating Holders shall have delivered to the Company:

(i) the New Stockholders’ Agreement, duly executed by the Participating Holders and their Affiliates that are parties thereto;

(ii) the OTPP Designee Subscription Agreement, duly executed by the OTPP Designee; and

(iii) one or more certificates, dated as of the Closing Date and duly executed by the Participating Holder(s), to the effect that each of the conditions

16

specified above in Section 6.02(a) and Section 6.02(b) has been satisfied with respect to the representations and warranties, and the performance of covenants and agreements, of the applicable Participating Holder(s).

6.03 Additional Conditions to the Obligations of the Participating Holders. The obligation of the Participating Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by the Participating Holders, of each of the following additional conditions as of immediately prior to the Closing:

(a) (i) The representations and warranties of the Company contained in Article 3 (other than the representations and warranties of the Company contained in Section 3.01 (Organization; Power and Authority), Section 3.02(a)-(b) (Authorization), Section 3.03 (Capitalization and Related Matters), and Section 3.05 (Brokerage)) shall be true and correct of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct as of such earlier date or time) except for such inaccuracies that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) the representations and warranties of the Company contained in Section 3.01 (Organization; Power and Authority), Section 3.02(a)-(b) (Authorization), Section 3.03 (Capitalization and Related Matters), and Section 3.05 (Brokerage) shall be true and correct in all respects (except, with respect to Section 3.03, for de minimis deviations) as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct in all respects (except, with respect to Section 3.03, for de minimis deviations) as of such earlier date or time);

(b) Each of the covenants and agreements of the Company Entities be performed as of or prior to the Closing shall have been performed in all material respects; and

(c) the Company shall have delivered to the Participating Holders:

(i) a certificate dated as of the Closing Date and executed by the Company (1) to the effect that each of the conditions specified above in Section 6.03(a), Section 6.03(b), and Section 6.01(a) has been satisfied, and (2) certifying as complete and accurate a copy of the written consent or meeting resolutions of the Company Board approving and adopting this Agreement, the Amended Charter, the Amended Bylaws and the other Transactions;

(ii) a certificate of good standing (or equivalent document) of the Company, issued not earlier than three (3) Business Days prior to the Closing Date;

(iii) a file-stamped copy of the Amended Charter evidencing its filing with the Delaware Secretary of State;

17

(iv) the New Stockholders’ Agreement, duly executed by the Company; and

(v) the RRA Termination Agreement, duly executed by all parties thereto;

(vi) the letter agreement substantially in the form attached hereto as Schedule 6.03(c)(vi), duly executed by the Company and the counterparty thereto; and

(vii) the OTPP Designee Subscription Agreement, duly executed by the Company.

ARTICLE 7
TERMINATION

7.01 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Participating Holders;

(b) by the Company, if there has been a violation or breach by the Participating Holders of any covenant, representation or warranty contained in this Agreement which, if not cured, would prevent the satisfaction of any condition to the obligations of the Company at the Closing set forth in Section 6.01 or Section 6.02 (and such violation or breach has not been waived by the Company) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) fifteen (15) days after written notice thereof from the Company and (ii) the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to the Company at any time that the Company has violated, or is in breach of, any covenant, representation or warranty hereunder, if such breach by the Company would, if not cured, prevent satisfaction of any of conditions to Closing of the Participating Holders hereunder (and has not been waived by the Participating Holders);

(c) by the Participating Holders, if there has been a violation or breach by the Company of any covenant, representation or warranty contained in this Agreement which would, if not cured, prevent the satisfaction of any condition to the obligations of the Participating Holders at the Closing set forth in Section 6.01 or Section 6.03 (and such violation or breach has not been waived by the Participating Holders) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) fifteen (15) days after written notice thereof from the Participating Holders and (ii) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to the Participating Holders at any time that any of the Participating Holders have violated, or are in breach of, any covenant, representation or warranty hereunder if such breach by the Participating

18

Holders would, if not cured, prevent satisfaction of any of the conditions to Closing of the Company Entities hereunder (and has not been waived by the Company);

(d) by the Company or the Participating Holders, if a Governmental Entity of competent jurisdiction shall have issued a non-appealable final Order, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions;

(e) by the Company or the Participating Holders, if the transactions contemplated by this Agreement have not been consummated on or before the Outside Date; provided, that none of the Company or the Participating Holders shall be entitled to terminate this Agreement pursuant to this Section 7.01(e) if such party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby prior to the Outside Date; or

(f) by the Company or the Participating Holders, if the Transaction Support Agreement has been terminated by any party thereto in accordance with Section 12 thereof.

7.02 Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and of no further force or effect, and there shall be no further liability or obligation on the part of any party hereto to any other party hereto with respect to this Agreement; provided, that (a) this Section 7.02 and Article 9 shall survive the termination of this Agreement and shall be enforceable by the parties hereto, and (b) no such termination shall relieve any party hereto from liability for any Fraud, intentional misrepresentation, or willful and material breach of this Agreement prior to termination.

ARTICLE 8
DEFINITIONS

8.01 Definitions. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below:

“2024 Warrants” means the warrants issued by the Company to purchase up to an aggregate of 29,350,000 shares of Common Stock at an exercise price of $11.50 per share that expire on December 19, 2024.

“Action” means any action (by any private right of action of any Person or by any Governmental Entity), suit, litigation, claim, complaint, grievance, charge, audit, investigation, hearing, inquiry, or other proceeding (including any administrative, criminal or arbitration or mediation proceedings).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control or common investment management with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise,

19

and such “control” will be conclusively presumed if any Person owns ten percent (10%) or more of the voting capital stock or other Equity Securities, directly or indirectly, of any other Person.

“Affiliated Holders” means Participating Holders and their respective Affiliates; provided, for the avoidance of doubt, Participating Holders with investments managed by separate Persons shall be deemed to be Affiliated Holders if the Persons who manage their investments are themselves under common control as defined within the definition of Affiliate.

“Amended Bylaws” means the amended and restated bylaws of the Company in the form attached hereto as Exhibit B.

“Amended Charter” means the third amended and restated certificate of incorporation of the Company in the form attached hereto as Exhibit A.

“Anti-Corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption including, without limitation, the Prevention of Corruption Act 1988, the Foreign Contribution (Regulation) Act 2010, The Indian Penal Code 1860, the PRC Criminal Law (revised in 2020), the PRC Anti Unfair Competition Law (revised in 2019) the Interim Rules of the State Administration for Industry and Commerce on Prohibition of Commercial Bribery, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), the UK Bribery Act of 2010, the Canadian Corruption of Foreign Public Officials Act, relevant provisions of the Canadian Criminal Code, and all applicable national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means laws, regulations, rules, or guidelines relating to money laundering, countering the financing of terrorism, and financial recordkeeping, including, without limitation, those implemented and administered by competent authorities in the European Union and its Member States, the United Kingdom, the United States, Canada, China, India and all other jurisdictions in which the Company and its subsidiaries conduct business or own assets.

“Business Day” means any day of the year that is not a Saturday or a Sunday on which national banking institutions in New York, New York, United States and Toronto, Ontario, Canada are open to the public for conducting business and are not required or authorized to close.

"Child Labour” means: (i) “Child Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any employment below the minimum age as established in national legislation (as set forth in ILO Convention 138 on the Minimum Age for Admission to Employment), hazardous unpaid household services, and the worst forms of child labour (as set forth in ILO Convention 182 on the Worst Forms of Child Labour).

“Chosen Courts” has the meaning set forth in Section 9.12.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

20

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Board” means the board of directors of the Company or the Special Review Committee thereof, as applicable.

“Company Board Recommendation” has the meaning set forth in Section 5.03(b) of the Agreement.

“Company Entity” means each of the Company and its direct and indirect Subsidiaries.

“Company Incentive Plans” means the Company’s 2019 Incentive Award Plan and any other employee bonus, incentive, retention or similar benefit plans or programs of the Company Entities.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the approval of the Amended Charter.

“Company Stockholders’ Meeting” has the meaning set forth in Section 5.03(b) of the Agreement.

“Contingent Shares” has the meaning given in that certain Agreement and Plan of Reorganization, dated as of May 20, 2019, by and among Pivotal Acquisition Corp., Pivotal Merger Sub Corp., LD Topco, Inc., and Carlyle Equity Opportunity GP, L.P., as subsequently amended from time to time; provided, that Contingent Shares shall not include any such shares that holders thereof affiliated with Carlyle Group Inc. agree will not be issued to them.

“Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2021, by and among KLDiscovery Holdings, Inc., LD Topco, Inc., the Lenders party thereto, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, Ally Bank, and certain other parties thereto, as amended on March 3, 2023 and March 8, 2024, and as may be subsequently amended from time to time.

“Debenture Exchange” has the meaning set forth in Section 1.01.

“Debentures” has the meaning set forth in the Recitals.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Disclosure Letter” has the meaning set forth in Article 3.

21

“Equity Securities” means with respect to any Person, all (i) units, capital stock, shares, partnership interests or other equity interests (including classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the issuer thereof or the governing body of its Affiliate, as the case may be, including rights, powers or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests and including any so-called “profits interests”) or securities or agreements providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits, (ii) warrants, options, puts, calls, rights of first refusal, subscription rights, preemptive rights, conversion rights, exchange rights or other rights to purchase or otherwise acquire, or contracts or binding commitments that require the issuance of, securities described in the foregoing clause of this definition and (iii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition.

“Existing RRA” means that certain Registration Rights Agreement, dated as of December 19, 2019, by and among the Company (f/k/a Pivotal Acquisition Corp.), each of the Controlling Holders (as defined therein), and certain other persons.

“Financial Advisor” has the meaning set forth in Section 4.05(a).

“Forced Labour” means: (i) “Forced Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any work or service that is exacted from a person under the threat of penalty, and for which that person has not offered himself or herself voluntarily.

“Fraud” means, with respect to any Person, intentional (and not constructive) misrepresentation of a fact by such Person with respect to the making of the representations and warranties in Article 3 or 4 (as applicable) with the actual knowledge (as opposed to imputed or constructive knowledge or knowledge that could have been obtained after inquiry, or recklessness or negligence) of such Person that such representation was false when made and which was made with the specific intent to induce the Person to whom such representation was made (the “Recipient”) to enter into or consummate the transactions contemplated by this Agreement and upon which the Recipient has reasonably relied to its detriment.

“Fully-Diluted Shares” means the sum (without duplication), as of immediately following the Closing, of (i) the aggregate number of shares of Common Stock or other capital stock of the Company then issued and outstanding (including, for the avoidance of doubt, the Consideration Shares and the Contingent Shares), and (ii) the aggregate number of shares of Common Stock or other capital stock of the Company that are or may become issuable in connection with agreements or outstanding Equity Securities of the Company or its Subsidiaries that could require the issuance of shares of capital stock of the Company, including, without limitation, all options (to the extent outstanding as of immediately following the Closing) and restricted stock units then outstanding under the Company’s 2019 Incentive Award Plan and all outstanding warrants of the Company other than the 2024 Warrants; provided, that the Fully-Diluted Shares shall not include (1) shares of Common Stock that are or may become issuable in connection with awards made under the MIP, (2) shares of Class B-2 Common Stock, (3) shares of Class A Common Stock that are issuable upon conversion of Class B-1 Common Stock and automatic redemption of Class B-2 Common

22

Stock or (4) shares of Class B-1 Common Stock (and, for the avoidance of doubt, shares of Class B-2 Common Stock) that are issuable upon conversion of Class A Common Stock; provided, further, that notwithstanding the foregoing, the Fully-Diluted Shares shall include any shares of Common Stock that are issued pursuant to exercise of the 2024 Warrants subsequent to the Closing (in which case, the Fully-Diluted Shares as of immediately following the Closing shall be deemed to include such shares of Common Stock issued in respect of the 2024 Warrants, regardless of when such exercise occurs).

“Global Trade Laws and Regulations” means export controls, and trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by the United States, including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of Commerce, the United Kingdom, the European Union, Canada, United Nations, India and all relevant regulations made under any of the foregoing; and other similar applicable economic and trade sanctions, export or import control laws.

“Governmental Entity” means any applicable federal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal, or other instrumentality thereof, or any self-regulatory organization, including the UK Secretary of State.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition (whether by loan, contribution of capital, exchange or otherwise) by such Person of any notes, obligations, instruments, units, securities or other ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person. For the avoidance of doubt, “Investment” does not include intercompany loans between the Company and a wholly-owned direct or indirect Subsidiary of the Company, or between wholly-owned direct or indirect Subsidiaries of the Company, made in the ordinary course of business.

“ISU” means the Investment Security Unit within the United Kingdom Cabinet Office, the operational unit which administers the NSIA.

“Law” means any U.S. federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Entity of competent jurisdiction.

“Lien” means any mortgage, pledge, security interest, license, encumbrance, lien (statutory or otherwise), hypothecation, assignment, easement or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Company Entity or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute.

“Material Adverse Effect” means any event, change, occurrence or effect, either individually or in the aggregate, that (i) has had or would reasonably be expected to have a material adverse effect on the business, assets and liabilities, financial condition or results of operations of

23

the Company and its Subsidiaries, taken as a whole, or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the Transaction Agreements; provided, however, that in the case of clause (i) only, none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (1) any changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States or elsewhere in the world, (2) any changes or developments generally affecting any of the industries in which the Company or its Subsidiaries operate, (3) any actions required under this Agreement to obtain any approval or authorization under applicable Laws for the consummation of the Transactions, (4) any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable Laws, decrees, Orders or other directives of any Governmental Entity or any changes in applicable accounting regulations or principles (including United States generally accepted accounting principles), or in interpretations of any of the foregoing, (5) any change in the price or trading volume of the Common Stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (6) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (7) political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations, acts of sabotage, acts of foreign or domestic terrorism, malicious cyber-enabled activities (including hacking, data loss, ransomware and other unauthorized cyber intrusions that seek to compromise the confidentiality, integrity or availability of computer or communication systems or information therein), or governmental shutdown or slowdown, or any escalation or worsening of any such conditions, (8) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions, (9) any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19), or any escalation or worsening of such conditions, (10) any other regional, national or international calamity, crisis or emergency, (11) the announcement of this Agreement and the Transactions, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the Transactions, (12) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case, which is required by this Agreement or (13) any actions taken (or omitted to be taken) at the written request of, or with the written consent of, the Participating Holders; provided, in the case of clauses (1), (2), (4), (7), (8), (9) and (10), to the extent that the impact of such event, change, occurrence or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate (and provided further, that in

24

such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”).

“MIP” has the meaning given in the Transaction Term Sheet attached as Exhibit A to the Transaction Support Agreement.

“Modern Slavery” means Forced Labour, debt bondage, involuntary servitude, Child Labour, and human trafficking.

“Modern Slavery Laws and Regulations” means laws and regulations related to Modern Slavery.

“Mutual Release Agreement” means that certain Mutual Release Agreement to be entered into in connection with the consummation of the Transactions, in the form attached as Schedule 3 to the Transaction Support Agreement.

“New Stockholders’ Agreement” means the stockholders’ agreement to be executed and delivered at the Closing by the Company, the Participating Holders and certain Affiliates of the Participating Holders, in the form attached hereto as Exhibit C.

“NSIA” means the UK National Security and Investment Act 2021, as amended from time to time, together with its secondary legislation.

“Order” means any order, judgment, injunction, decree, notice, ruling, decision, determination, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Entity or arbitrator (whether public or private).

“Organizational Documents” means, with respect to any Person that is an entity, such Person’s organizational documents, including the certificate or articles of organization, incorporation or partnership, bylaws, operating agreement, stockholders’ agreement or partnership agreement, joint venture and trust agreements, and any similar governing documents of any such Person, in each case including amendments, supplements and certificates of designation thereto.

“OTPP Designee” means any third party entity to be designated by OTPP and which has entered into an agreement with OTPP under which OTPP has the right to direct the voting and transfer of the shares held by such third party.

“OTPP Designee Subscription Agreement” means the subscription agreement by and between the OTPP Designee and the Company, pursuant to which the OTPP Designee will subscribe for certain shares of Class B-2 Common Stock of the Company, in the form attached to this Agreement as Exhibit D.

“OTPP Holder” means 1397225 Ontario Limited.

25

“Outside Date” means the “Outside Effective Date” as such term is defined in the Transaction Support Agreement, as such date may be extended from time to time in accordance with Section 4(d) of the Transaction Support Agreement.

“Participating Holder” has the meaning set forth in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“RRA Termination Agreement” means the agreement by and among the Company and the Controlling Holders (as defined in the Existing RRA), terminating the Existing RRA in its entirety concurrently with the Closing, in the form attached to this Agreement as Exhibit E.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

“Target Percentage” has the meaning set forth in Section 1.03.

“Tax” means any U.S. federal, state, municipal, county, local, non-U.S. or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital unit, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, occupation, premium, windfall profits, customs duties, unemployment, disability, value added, alternative or add on minimum, estimated or other tax of any kind whatsoever (including deficiencies, penalties, additions to tax and interest attributable thereto), whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person under Law (including Treasury Regulation 1.1502-6 or any other similar provision of state, local or non-U.S. Law), by contract, as a transferee or successor or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

26

“Transaction Agreements” means this Agreement, the Transaction Support Agreement, the OTPP Designee Subscription Agreement, the RRA Termination Agreement, and the other agreements and documents contemplated herein and therein, each as may be amended from time to time.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“UK Secretary of State” means the Secretary of State, as referred to in the NSIA.

8.02 Usage.

(a) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) Words denoting any gender shall include all genders (including the neutral gender). Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

(c) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(d) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(e) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

(f) The phrase “to the extent” means “the degree by which” and not “if”.

(g) All references to an Article, Section or Exhibit shall be deemed to refer to such Article, Section or Exhibit of this Agreement, unless otherwise specified.

(h) The terms “hereof,” “herein,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires.

(i) The words “either,” “or,” “neither,” “nor” and “any” are not exclusive.

ARTICLE 9
MISCELLANEOUS

9.01 Expenses.

(a) The parties hereto shall pay all fees and expenses incurred by such party in connection with this Agreement and the Transactions or otherwise required by applicable Law; provided, that, the Company shall comply with its obligations under the Transaction Support Agreement with respect to “Transaction Fees and Expenses”, as defined therein.

27

(b) If any Action relating to this Agreement, the Transactions or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party in such Action shall be entitled to recover all reasonable expenses relating thereto (including attorneys’ fees and expenses) from the party against which such Action is brought in addition to any other relief to which such prevailing party may be entitled.

9.02 Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the Company, to:

KLDiscovery Inc.

9023 Columbine Road

Eden Prairie, MN 55347

Attention: Andrew Southam, General Counsel

Email: andrew.southam@kldiscovery.com

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Ave.

New York, NY 10016

Attention: Scott J. Greenberg
Joe Zujkowski
AnnElyse Scarlett Gains
Michael G. Farag

Email: SGreenberg@gibsondunn.com
JZujkowski@gibsondunn.com
AGains@gibsondunn.com
MFarag@gibsondunn.com

(b) if to a Participating Holder, to the address or e-mail addresses set forth on such Participating Holder’s signature page to this Agreement, and with a copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Attention: James A. Newton

Aly El Hamamsy

Leo Martin

Email: jnewton@mofo.com

aelhamamsy@mofo.com

lmartin@mofo.com

28

Any notice given by delivery, mail, or courier shall be effective when received or if sent by electronic mail, when sent to the extent that an undeliverable message is not promptly received by the sender thereof.

9.03 Complete Agreement. This Agreement, together with the other Transaction Agreements, contains the complete agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between such parties, whether written or oral, or any prior course of dealing among them, which may have related to the subject matter hereof in any way.

9.04 Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided, that (i) any amendment (other than any revision to Schedule I pursuant to Section 1.02 hereto) shall be binding only if such amendment is set forth in a writing executed by the party against whom such amendment shall be enforced and (ii) any waiver of any rights (but not obligations) of any party hereto under this Agreement may be waived by such party on its own behalf without the prior consent of any other party hereto and will only be effective against the party that executes such waiver. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no waiver shall be deemed to, nor shall any waiver, constitute a waiver of any other provisions, regardless of whether similar, nor shall any waiver constitute a continuing waiver.

9.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of each of other party hereto. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.05 is void.

9.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.07 Captions. The captions, headers and titles used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption, header or title had been used in this Agreement.

29

9.08 Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronically transmitted (including in .pdf or .tif formats) signature pages), all of which, taken together, shall constitute one and the same Agreement.

9.09 Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly stated herein (including, for purposes of Section 9.15, the Non-Recourse Parties), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement (such third party Persons specifically including employees and creditors of the Company).

9.10 Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that, prior to any valid termination of this Agreement pursuant to Section 7.01, (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.12 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.11 Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.

9.12 CONSENT TO JURISDICTION. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM (THE

30

“CHOSEN COURTS”). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH CHOSEN COURT OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF NEW YORK WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN ANY CHOSEN COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.13 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.14 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties hereto confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement).

31

9.15 Non-Recourse. All claims, obligations, liabilities, or causes of action that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with or as an inducement to this Agreement) or the transactions contemplated hereby may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement. No other party, including any of the parties’ Affiliates or any of the parties’ or their Affiliates’ directors, officers, employees, incorporators, members, partners, managers, stockholders, agents, attorneys, or representatives, or any of their respective investment bankers, financial advisors or lenders (collectively, the “Non-Recourse Parties”), shall have any liabilities for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach. Notwithstanding anything to the contrary in this Section 9.15, nothing in this Section 9.15 shall be deemed to limit any liabilities or obligations of, or claims against, (a) any party to any other Transaction Agreement or serve as a waiver of any right on the part of any party to such other Transaction Agreement to make any claim or take any action permitted by, pursuant to, and in accordance with the specific terms of such other Transaction Agreement or (b) any Person in respect of Fraud.

9.16 Survival. The representations and warranties set forth in Article 3 and Article 4 of this Agreement, and in any certificate delivered pursuant to this Agreement, shall terminate at the earlier of the Closing or at the time of termination of this Agreement pursuant to Section 7.01, and thereafter, subject to Section 7.02, none of the parties or any of their Affiliates shall have any liability whatsoever with respect to any such representation or warranty, and no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought after the Closing with respect thereto against any of the parties or their Affiliates. Notwithstanding anything to the contrary in this Section 9.16, nothing in this Section 9.16 shall be deemed to limit any liabilities or obligations of, or claims against, any Person in respect of Fraud.

9.17 Securities Purchase Agreement Amendment. This Agreement shall constitute the “exchange agreement” referenced in that certain Third Amendment to Securities Purchase Agreement, dated as of July 2, 2024, by and among the Company and the purchasers identified on the signature pages thereto.

[Remainder of Page Intentionally Left Blank]

32

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

[Signatures]

[Signature Page – Exchange Agreement]

Exhibit A

Form of Amended Charter

(See attached)

Exhibit B

Form of Amended Bylaws

(See attached)

Exhibit C

Form of New Stockholders’ Agreement

(See attached)

Exhibit D

Form of OTPP Designee Subscription Agreement

(See attached)

Exhibit E

Exhibit E – Form of RRA Termination Agreement

(See attached)

Schedule 3

Mutual Release Agreement

MUTUAL RELEASE

This Mutual Release Agreement (this “Release Agreement”) is entered into as of [•], 2024, by and among:[1]

i.
KLDiscovery Inc. (“KLD”) and its direct and indirect affiliated entities set forth on the Company’s signature pages hereto (collectively, the “Company” or the “Company Parties”);
ii.
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Term Loan Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Term Loan Lenders”);
iii.
each of the undersigned lenders or investment advisors, sub-advisors, or managers of accounts that beneficially hold Revolving Credit Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Revolving Lenders”);

iv.
each of the undersigned beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of funds or accounts that beneficially hold, Debenture Claims that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement to counsel to the Company (collectively, the “Consenting Debenture Holders” and, together with the Consenting Term Loan Lenders and Consenting Revolving Lenders, the “Consenting Lenders”);

v.
Carlyle, WestView Capital Partners III, L.P., Pivotal SPAC Funding, LLC, Conifer Partners and Radcliff Principal Holdings LLC and for each of them, their affiliated funds (each a “Sponsor” and, collectively, the “Sponsors”) that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement (or a Joinder thereto) to counsel to the Company; and

vi.
each of the additional undersigned holders of Existing Equity Interests that has executed and delivered counterpart signature pages to the Transaction Support Agreement and this Release Agreement (or a Joinder thereto) to counsel to the Company (together with the Consenting Lenders and the Sponsors, the “Consenting Stakeholders”).

[1] Capitalized terms used but not defined in the preamble and recitals to this Release Agreement have the meanings ascribed to them in Section 1 or in that certain Transaction Support Agreement, dated as of July 3, 2024, by and among the Company and the Consenting Stakeholders (the “Transaction Support Agreement”), as applicable.

RECITALS

WHEREAS, the Company and its Consenting Stakeholders (collectively, the “Parties” and each signatory hereto, a “Party”) have in good faith and at arms’ length negotiated or been apprised of certain out-of-court restructuring and recapitalization efforts and transactions with respect to the Company’s capital structure on the terms set forth in this Release Agreement and as specified in the Transaction Support Agreement and that certain Transaction Term Sheet, attached as Exhibit A to the Transaction Support Agreement (the “Transaction Term Sheet” and such transactions as described in the Transaction Support Agreement and the Transaction Term Sheet, the “Transactions”);

WHEREAS, the Company and the Consenting Stakeholders intend to implement the Transactions through the Exchange Agreement dated as of July 3, 2024, by and among the Company and certain of the Consenting Stakeholders (the “Exchange Agreement”), the Definitive Documents (as defined below), and this Release Agreement;

WHEREAS, subject to the terms of the Transaction Support Agreement and the Exchange Agreement, the Parties have agreed to take certain actions with respect to and in support of the Transactions;

WHEREAS, for example, Carlyle has agreed that, in exchange for the releases, exculpations, and other consideration set forth in the Transaction Support Agreement and Transaction Term Sheet (including payment of the Latham Fees and Expenses), all fees and expenses due to Carlyle or its Affiliates and principals (including any “broker” or “financing” fees, but excluding the Latham Fees and Expenses), and all Existing Equity Interests (including Contingent Shares) held by Carlyle other than KLD Common Stock, shall be cancelled, released, and discharged in exchange for no additional consideration other than as provided in the Transaction Term Sheet (the “Carlyle Settlement”);

WHEREAS, the approval by the Company Parties of the Transactions and related negotiations and agreements has been broadly delegated to the Special Review Committee of the board of directors of KLD (the “Special Review Committee”); and

WHEREAS, in exchange for the Consenting Stakeholders’ covenants, agreements, and support with respect to the Transactions (and solely with respect to Carlyle, including but not limited to the Carlyle Settlement), the Special Review Committee has determined (following lengthy discussions, including with KLD’s outside counsel and financial advisors) that is in the best interests of the Company Parties and other stakeholders to enter into this Release Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, severally and not jointly, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions.

a)
“Affiliate” means with respect to any specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any entity shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement, or otherwise.
b)
“Agents” means, collectively, any administrative agent, collateral agent, trustee, or similar entity under the Existing Facilities Documents (as defined in the Transaction Support Agreement), including any successors thereto, in each case solely with respect to the Existing Facilities (as defined in the Transaction Support Agreement) for which holders of the underlying claims have executed and delivered counterpart signature pages to this Release Agreement.
c)
“Carlyle” means CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; CEOF II Coinvestment B (DE), L.P.; CEOF II DE I AIV, L.P.; CEOF II Coinvestment (DE), L.P.; and CEOF II Coinvestment B (DE), L.P.
d)
“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, or franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, asserted or assertable directly or derivatively, matured or unmatured, suspected or unsuspected, arising before or on the Effective Date, as applicable, in contract, tort, law, equity, or otherwise.
e)
“Claim” means the (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
f)
“Company Releasing Party” means each of, and in each case, in its capacity as such: (a) the Company Parties; (b) each Subsidiary Related Party; and (c) to the maximum extent permitted by law, each Related Party of each entity in clause (a) (excluding the Consenting Stakeholders).
g)
“Consenting Stakeholder Releasing Party” means each of, and in each case, in its capacity as such: (a) the Consenting Stakeholders; (b) the Agents; and (c) to the maximum extent permitted by law, each Related Party of each entity in clause (a) (excluding the Company Parties).

h)
“Definitive Documents” has the meaning set forth in the Transaction Support Agreement.
i)
“Final Order” means, as applicable, an order or judgment of any court of competent jurisdiction entered by the clerk of such court on the docket of such court, which has not been reversed, modified, amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 4 of the Federal Rules of Appellate Procedure (or other applicable rules of procedure); provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule, may be filed relating to such order, shall not cause an order not to be a Final Order.
j)
“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.
k)
“Related Party” means, with respect to any Person, each of, and in each case, in its capacity as such, the current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, parent entities, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.
l)
“Released Claim” means, with respect to any Releasing Party, any Claim or Cause of Action that is released by such Releasing Party under this Release Agreement.
m)
“Released Company Parties” means each of, and in each case, in its capacity as such: (a) each Company Party; (b) each Subsidiary Related Party; and (c) each Related Party of each entity in clause (a) (excluding the Consenting Stakeholders).
n)
“Released Consenting Stakeholder Parties” means each of, and in each case, in its capacity as such: (a) each Consenting Stakeholder; (b) the Agents; and (c) each Related Party of each entity in clause (a) through clause (b) (excluding the Company Parties).

o)
“Released Parties” means (i) each Company Party; (ii) each other Released Company Party; and (iii) each Released Consenting Stakeholder Party; provided, however, that clauses (ii) and (iii) of this definition shall not include: (y) any non-natural Person that is a direct equity holder of KLD (solely in their capacity as such) that fails to execute and deliver this Release Agreement immediately before the Effective Date; or (z) any Related Party (solely in its capacity as such) (for the avoidance of doubt, other than the Company Parties and subsidiaries) of any non-natural Person described in the immediately preceding clause (y).
p)
“Releasing Parties” means, collectively, each Company Releasing Party and each Consenting Stakeholder Releasing Party.
q)
“Subsidiary Related Parties” means, with respect to each direct and indirect subsidiary of KLD, each of, and in each case, in its capacity as such, the current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the managed accounts or funds of subsidiaries or affiliates), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers (but excluding J.P. Morgan Securities LLC and its Affiliates), consultants, representatives, and other professionals and advisors of such Person or such Person’s Affiliates and any such Person’s or Affiliate’s respective heirs, executors, estates, and nominees.

Section 2. Conditions to Release Effective Date.

This Release Agreement and the Parties’ respective rights, covenants, and obligations hereunder shall become automatically and immediately effective upon the following: (i) each Party has executed and delivered its signature page to the Transaction Support Agreement and this Release Agreement and (ii) the closing of the Transactions has occurred in accordance with the Transaction Support Agreement (the “Effective Date”).

Section 3. Releases.

(a)
Releases. For good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, from and after the Effective Date, each Released Party is hereby deemed released and discharged by each and all of the Releasing Parties, in each case, on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Persons who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of such Releasing Parties, from any and all Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that any of the foregoing Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of any

Company Party or the holder of any Claim against, or Equity Interest in, a Company Party, based on or relating to, or in any manner arising from, in whole or in part, any act or omission, transaction, agreement, event, or other occurrence existing on or before the occurrence of the Effective Date, arising from, relating to, or in connection with the management, ownership, or operation of the Company Parties, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Transactions, the business or contractual arrangements between any Company Party and any Released Party, the Company Parties’ in- or out-of-court restructuring efforts, intercompany transactions, the Transaction Support Agreement, the Definitive Documents, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Transaction Support Agreement and the Definitive Documents, including the issuance or distribution of securities pursuant to the Transactions, or the distribution of property, if any, in connection with the Transactions or any other related agreement, or upon any other related act, or omission, transaction, agreement event, or other occurrence taking place on or before the Effective Date; provided that notwithstanding anything to the contrary set forth herein, nothing in this Release Agreement shall or shall be deemed to result in the release, waiver, or limitation of:
i.
(A) any right to indemnification (including any right to advancement of expenses) of any current or former directors, officers, or employees of any Company Party or any subsidiary of a Company Party against any Company Party or any subsidiary of a Company Party, or any of their respective insurance carriers, (B) any rights as beneficiaries of any insurance policies (in each case of (A) and (B), including, without limitation, any Claims relating to any acquisition or similar transaction entered into by a Company Party (excluding, for the avoidance of doubt, the Transactions), (1) against any seller (or its Related Parties) in such transaction or (2) under any applicable representation and warranty insurance policy or other insurance policy), (C) wages, salaries, compensation, or benefits, (D) intercompany Claims (including any Claim related solely to an intercompany transaction among the Company and/or one or more subsidiaries of the Company), or (E) any intercompany Interests in any subsidiary of a Company Party;
ii.
(A) the ability to seek specific performance under this Release Agreement, the Exchange Agreement, the Transaction Support Agreement, or the Definitive Documents; or (B) any post-Effective Date rights or obligations under this Release Agreement, the Exchange Agreement, the Transaction Support Agreement, the Definitive Documents, or any document, instrument, or agreement executed to implement the Transaction Support Agreement, including, for the avoidance of doubt, (I) the rights and obligations associated with the Consenting Stakeholders’ post-Effective Date ownership of the debt and/or equity securities contemplated thereby; (II) the rights of any Releasing Party to enforce the Transaction Support Agreement, the Exchange Agreement, and/or the Definitive Documents, including this Release Agreement; and (III) any Claims for the repayment of the outstanding

Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement);
iii.
any rights, covenants, or obligations under (A) any business or contractual arrangement between any Company Party and any Released Party that (I) remains ongoing in the ordinary course after the Effective Date unrelated to the Transactions or (II) relates to the provision of ordinary course e-Discovery and/or data platform services by the Company, or (B) any existing statement of work, engagement letter or other agreement under which any Company Party provides goods or services to any Released Party, including any related invoices from subsection (iii)(A) hereof;
iv.
any Claims arising from the conduct of any Party determined by a court of competent jurisdiction by Final Order, or admitted in writing or in a plea agreement, to have been caused by, or be the result of, gross negligence, fraud, willful misconduct, or a criminal act by such Party;
v.
any Claims against any Person that is not based in whole or in part on facts that relate to or arise out of such Person’s relationship with the Company Parties (whether as an equityholder, contractual counterparty, lender, or other relationship);
vi.
any Claims against any Party who fails to execute and deliver any documentation required to be executed and delivered by such Party in connection with the Transactions; or
vii.
any defenses to any Claims that may be asserted against any Party by any other Party, including, but not limited to, any defense that this Release Agreement releases any asserted Claim or Cause of Action.

Notwithstanding anything herein to the contrary, it is agreed that (x) nothing herein shall affect the Liens (as defined in the Credit Agreement) and security interests of the Secured Parties (as defined in the Credit Agreement) or the Lenders (as defined in the Credit Agreement) on any of the Collateral (as defined in the Credit Agreement) and (y) the Secured Parties may exercise their respective rights and remedies with respect to the Collateral in the future from time to time in accordance with the terms of the Loan Documents and applicable law.

Section 4.

(a)
Releases of Unknown Claims.
i.
Each of the Releasing Parties expressly acknowledges that, although a general release under certain circumstances may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, in this circumstance it has carefully considered and taken into account in determining to enter into this Release Agreement the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of entering into this Release Agreement or which may in any way limit the effect or scope of this Release Agreement with respect to Released Claims which such Party did not know or suspect to exist in such Party’s favor at the time of providing the releases in this Release Agreement, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this Release Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen. For the avoidance of doubt, each of the Releasing Parties knowingly grants the releases in this Release Agreement notwithstanding that each Releasing Party may hereafter discover facts in addition to, or different from, those which such Releasing Party either now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Releasing Party expressly waives any and all rights that such Releasing Party may have under any statute or common law principle which would limit the effect of the release contained in this Release Agreement to those claims actually known or suspected to exist before the Effective Date.
ii.
Each of the Releasing Parties knowingly and voluntarily waives and relinquishes any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims, including California Civil Code § 1542 (or comparable or equivalent to California Civil Code § 1542), which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

iii.
Each of the Releasing Parties represents and warrants that it has access to adequate information regarding the terms hereof, the scope and effect of this Release Agreement, and all other matters encompassed by this Release Agreement to make an informed and knowledgeable decision with regard to entering into this Release Agreement. Each of the Releasing Parties further represents and warrants that it has not relied upon any other Party in deciding to enter into this Release Agreement and has instead made its own independent analysis and decision to enter into this Release Agreement.
iv.
Each Party agrees and acknowledges that (A) except as expressly provided in this Release Agreement, no Released Party, in any capacity, has warranted or otherwise made any representations to it or any of its Affiliates concerning any Cause of Action (including, without limitation, any representation concerning the existence, nonexistence, validity, or invalidity of any Cause of Action), (B) the validity and effectiveness of the foregoing releases in this Release Agreement do not depend in any way on any such representations or warranties or the accuracy, completeness, or validity thereof, (C) subject to any applicable fiduciary duty, no Released Party, in any capacity, has any duty to disclose or provide any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to the Releasing Parties granting a release under this Release Agreement, and (D) each such release shall remain in full force and effect even if any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) were not disclosed or provided (whether intentionally, unintentionally, or otherwise) by any Released Party to any Releasing Party, which facts or documents, if known by such Releasing Party, might have caused such Releasing Party not to execute and deliver this Release Agreement. Notwithstanding anything to the contrary contained herein, each of the Parties agrees that if any release contained in this Release Agreement shall be unenforceable against any Releasing Party, and such Releasing Party institutes or files any cause of action against any Released Party, then the releases contained in this Release Agreement shall not be effective in preventing any such Released Party from raising any defenses, objections, set-offs, recoupments, or counter-claims to such cause of action against such Releasing Party, in each case solely to the extent to offset any such cause of action. Nothing in this Section 4(a)(iv) shall be deemed to supersede, limit, alter, or change any of the clauses set forth in the provisos in Section 3(a).
(b)
Turnover of Subsequently Recovered Assets. In the event that any Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim, Cause of Action, or litigation against any Released Party that was validly released pursuant to this Release Agreement (or would have been released pursuant to this Release Agreement if the party bringing such claim were a Releasing Party), such Releasing Party: (i) agrees that such recovery is property of such Released Party and not the Releasing Party; (ii) shall not commingle any such recovery with any of its other assets, and (iii) shall promptly turnover and assign any such recoveries to, and is deemed to hold them in trust for, such Released Party.
(c)
Covenant Not to Sue. From and after the Effective Date, each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Person in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims, unless otherwise required by applicable federal, state, or local law.
(d)
Third Party Beneficiaries. Each Person being released pursuant to the releases and covenants contained in this Release Agreement is an intended third-party beneficiary of the releases and covenants pertaining to it and entitled to enforce such releases and covenants.

Section 5. Miscellaneous.

(a)
Successors and Assigns. All covenants, rights, obligations, and other agreements contained in this Release Agreement by, through, or on behalf of any of the Parties bind and inure to the benefit of such Party and its respective designees, successors and permitted assigns, whether so expressed or not. This Release Agreement, and the rights and obligations of each Party, shall not be assigned by such Party without prior written consent of the other Parties.
(b)
No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Release Agreement, the Transaction Support Agreement, the Exchange Agreement, and the Definitive Documents, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Release Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Release Agreement, the Transaction Support Agreement, the Exchange Agreement, or any of the Definitive Documents.
(c)
Entire Agreement. This Release Agreement contains the entire understanding of the Parties with respect to the releases set forth herein.
(d)
Effectiveness; Amendments. This Release Agreement shall be effective against and in favor of each Party hereto upon the occurrence of the Effective Date. Once effective, this Release Agreement may not be modified, amended, or supplemented without the prior written consent of all affected Parties.
(e)
Severability. Any provision of this Release Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(f)
Counterparts. This Release Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all the Parties. This Release Agreement may be executed and delivered by facsimile, email, or otherwise and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
(g)
Headings. The headings of the sections and subsections of this Release Agreement are inserted for convenience only and shall not affect the interpretation hereof.
(h)
Governing Law. This Release Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Delaware excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State.
(i)
Jurisdiction and Process; Waiver of Jury Trial.

i.
Each Party irrevocably and unconditionally agrees that any legal action, suit, or proceeding arising out of or relating to this Release Agreement brought by any Party shall be brought and determined in the Court of Chancery of the State of Delaware (the “Chancery Court”), provided, that if jurisdiction is not then available in the Chancery Court, then any such legal action, suit, or proceeding may be brought in any federal or state court in New Castle County, the city of Wilmington, Delaware (collectively with the Chancery Court, the “Delaware Courts”), and each Party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding. Each Party agrees not to commence any proceeding relating to this Release Agreement except in the Delaware Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any Delaware Court. Each Party further agrees that, in addition to any other method to serve process permitted by applicable law, notice to the addresses set forth below each Party’s signature page hereto (as may be amended) shall constitute sufficient service of process, and each Party further waives any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Release Agreement, (A) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (C) that (1) the proceeding in any such court is brought in an inconvenient forum, (2) the venue of such proceeding is improper, or (3) this Release Agreement, or the subject matter hereof, may not be enforced in or by such courts.
ii.
EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RELEASE AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) Specific Performance. Each Party recognizes and acknowledges that a breach by such Party of any covenants or agreements contained in this Release Agreement will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such other Parties may be entitled, at law or in equity.

(j)
Remedies Cumulative. All rights, powers and remedies provided under this Release Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.
(k)
Waiver. Any agreement on the part of a Party to a waiver of any provision of this Release Agreement shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to exercise any right, power, or remedy provided under this Release Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.
(l)
Several, Not Joint, Obligations. The agreements and obligations of each of the Parties under this Release Agreement are, in all respects, several and not joint.
(m)
Parties’ Use of Legal Counsel And Construction Of Release. Each Party hereby acknowledges that it has had the opportunity to be advised by its own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Release Agreement. The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release Agreement or any amendments, exhibits or schedules hereto. Each Party has entered into this Release Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its respective shareholders, directors, officers, partners, agents or employees. Each of the Parties hereby acknowledges that (i) it has read this Release Agreement and knows its contents, (ii) it understands the terms and consequences of this Release Agreement, and (iii) the terms of this Release Agreement are fair and reasonable.
(n)
Compromise. This Release Agreement is entered into in compromise of disputed claims and defenses. No act or agreement in furtherance of the release contained in this Release Agreement shall be construed in any way as an admission of fault, wrongdoing, or liability on the part of any Party.

IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the date first above written.

[COMPANY PARTIES]

By: ___________________________

Name:

Title:

Address for Notices:

9023 Columbine Road

Eden Prairie, MN 55347

Attention: Andy Southam

Email: andrew.southam@kldiscovery.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

Attention: Stephen I. Glover

Email: siglover@gibsondunn.com

[Consenting STAKEHOLDER]

By: ___________________________

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims	$
Revolving Credit Claims	$
Debenture Claims	$
Existing Equity Interests

Exhibit A

Transaction Term Sheet

Execution Version

KLDISCOVERY INc., et al.
TRANSACTION TERM SHEET July 3, 2024

This term sheet (this “Term Sheet”) describes the principal terms of proposed transactions (each, a “Transaction” and, collectively, the “Transactions”) to restructure the existing indebtedness of, and equity interests in, KLDiscovery Inc. (“KLD”) and its direct and indirect affiliated entities (collectively, the “Company” or the “Company Parties”). The Transactions will be consummated on the terms, and subject to the conditions, set forth in the Transaction Support Agreement to which this Term Sheet is attached (together with the exhibits and schedules attached to such agreement, including this Term Sheet, each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “TSA”). Terms used herein but not defined shall have the meanings ascribed to such terms in the TSA.

THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OR DEBT OF THE COMPANY PARTIES. aNY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWs.

THIS TERM SHEET IS PROVIDED IN CONFIDENCE AND MAY BE DISTRIBUTED ONLY WITH THE EXPRESS WRITTEN CONSENT OF THE COMPANY.

Transaction Overview
Transaction Summary

The restructuring of the outstanding indebtedness of, and equity interests in, the Company shall be implemented through an out-of-court privately negotiated exchange, with certain beneficial holders of, or holders otherwise having discretionary management authority with respect to, the Debentures agreeing that the Debenture Holders (each as defined below) will exchange their Debentures for their respective pro rata share of newly issued Company common stock (the “New Common Stock”) such that the Debenture Holders will own, as of the Transaction Effective Date, in respect of their Debentures, not less than 96% of the outstanding common stock (including the Contingent Shares (as defined below) and a number of shares equal to the number of Vested TRSUs (as defined below), in each case, to be issued in connection with the closing), as provided herein (the “KLD Common Stock”), of Reorganized KLD, subject to dilution by the MIP Equity (as defined below), and otherwise on a fully-diluted basis; provided, that (1) neither shares subject to the then-outstanding warrants issued by the Company to purchase shares of common stock at an exercise price of $11.50 per share that expire on December 19, 2024 (the “Warrants”) nor the MIP Equity will be considered in determining the fully-diluted shares, and (2) the Outstanding TRSUs (as defined below) will be included in determining the fully-diluted shares. The terms of the KLD Common Stock outstanding on and after the Transaction Effective Date (as defined below) shall be as set forth in the governance term sheet attached hereto as Annex C (the “Governance Term Sheet”).

The Transactions will be supported by (i) the Company; (ii) the Consenting Term Loan Lenders; (iii) the Consenting Revolving Lenders; (iv) Consenting Debenture Holders; (v) the Sponsors; and (vi) certain other holders of Existing Equity Interests (together with the Consenting Term Loan Lenders, the Consenting Revolving Lenders, the Consenting Debenture Holders, and the Sponsors, the “Consenting Stakeholders”); in each case, that are signatories to the TSA.

The “Transaction Effective Date” shall be the date on which all the transactions described in this Term Sheet are consummated.

Claims and Interests

Claims against and interests in the Company Parties are as follows:

(a)
Term loan indebtedness under that certain Credit Agreement, dated as of February 8, 2021 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), as Borrower, LD Topco, Inc., as Holdings Topco, the Lenders party thereto, Ally Bank, as a lender and an L/C Issuer, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, comprised of the principal amount of all outstanding term loans (the “Term Loans”), plus any accrued and unpaid interest, fees, costs and expenses as of the Transaction Effective Date (the “Term Loan Claims” and, the holders thereof, the “Term Loan Lenders”);
(b)
Revolving credit indebtedness under the Credit Agreement, comprised of the principal amount of all outstanding revolving loans (the “Revolving Credit Loans”), plus any accrued and unpaid interest, fees, costs and expenses as of the Transaction Effective Date (the “Revolving Credit Claims” and, the holders thereof, the “Revolving Lenders”);
(c)
Indebtedness under that certain Securities Purchase Agreement, dated as of December 16, 2019 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Debentures Purchase Agreement”), among KLD (f/k/a Pivotal Acquisition Corp.) and the purchasers party thereto, comprised of 8.00% convertible debentures due 2024 (the “Debentures” and the holders thereof, the “Debenture Holders”), including all principal amounts outstanding, plus any accrued and unpaid interest, fees, costs and expenses as of the Transaction Effective Date (the “Debenture Claims”);

(d)
All other claims against the Company Parties arising prior to the Transaction Effective Date that are not Term Loan Claims, Revolving Credit Claims, Debenture Claims, or claims that are secured (the “General Unsecured Claims”);
(e)
Equity Interests existing prior to the Transaction Effective Date (the “Existing Equity Interests”), including, without limitation, (i) rights of former LD Topco, Inc. stockholders under the Agreement and Plan of Reorganization, dated as of May 20, 2019, as amended on December 16, 2019, by and among Pivotal Acquisition Corp., Pivotal Merger Sub Corp., LD Topco, Inc., and Carlyle Equity Opportunity GP, L.P., as amended, to receive up to 2,200,000 shares of Company common stock (such shares, the “Contingent Shares”), (ii) time-based restricted stock units (“RSUs”) issued under the Company’s 2019 Incentive Award Plan (the “Award Plan”) that will vest upon the Transaction Effective Date (the “Vested TRSUs”), (iii) time-based RSUs issued under the Award Plan that will remain outstanding after the Transaction Effective Date (the “Outstanding TRSUs”), (iv) options (the “Options”) and performance-based RSUs (the “PRSUs”) issued under the Award Plan, and (v) the Warrants; and
(f)
Existing Equity Interests in the Company and its direct and indirect subsidiaries and affiliates that are owned by KLD or its subsidiaries (such interests, the “Intercompany Interests”).

Implementation

The Transactions shall be implemented through the following:

(a)
a transaction privately negotiated with the Consenting Debenture Holders, comprised of certain beneficial holders (or holders otherwise having discretionary management authority with respect to such Debentures) representing 100% of the outstanding Debentures (the “Exchanged Debentures”), each of which will certify that such holder is an “institutional” accredited investor within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12), or (13) of the Securities Act of 1933 (as amended, the “Securities Act”) or a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act), to exchange 100% of its respective Debentures for its pro rata share of New Common Stock such that the Debenture Holders will own, in respect of their Debentures, not less than 96% of the outstanding KLD Common Stock (including the Contingent Shares to be issued in connection with closing and a number of shares equal to the number of Vested TRSUs), subject to dilution by the MIP Equity, and otherwise on a fully diluted basis; provided, that (1) neither shares subject to the Warrants nor the MIP Equity will be considered in determining the fully-diluted shares and (2) the Outstanding TRSUs will be included in determining the fully-diluted shares (the “Exchange”);
(b)
the amendment or amendment and restatement of the Credit Agreement (the “Amended Credit Agreement”) in form and substance consistent with the term sheet attached hereto as Annex A (the “1L Term Sheet”);
(c)
entry into a second lien credit agreement (the “Second Lien Credit Agreement”) in form and substance consistent with the term sheet attached hereto as Annex B (the “2L Term Sheet”);
(d)
entry into an intercreditor agreement in form and substance consistent with the term sheet attached hereto as Annex E (the “Intercreditor Term Sheet”) and the Third Amendment Agreement Among Lenders;
(e)
General Unsecured Claims shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such General Unsecured Claim (including as provided in the TSA and this Term Sheet); and
(f)
as to the Existing Equity Interests, actions, including cancellation of the Options and PRSUs, such that holders of outstanding KLD Common Stock will own, as of the Transaction Effective Date, not more than 4%, in the aggregate, of the KLD Common Stock (including the Contingent Shares to be issued in connection with closing and a number of shares equal to the number of Vested TRSUs and a number of shares equal to the number of Outstanding TRSUs) outstanding immediately following the Transaction Effective Date, subject to dilution by the MIP Equity and the Warrants, and otherwise on a fully diluted basis.

Fiduciary Out	Notwithstanding anything to the contrary herein, the terms of this Term Sheet shall be subject to the “fiduciary out” provisions set forth in the TSA.
Other Terms
Board Members/Governance

The New Corporate Governance Documents shall be in compliance with all applicable laws and subject to the consent rights contained in the TSA.

The board of directors of Reorganized KLD (the “New Board”) shall be composed of seven (7) directors, six (6) of whom shall be designated for nomination to the New Board by the Consenting

Debenture Holders in a manner to be agreed among such holders and one (1) of whom shall be the Company’s then-current CEO.

The Term Loan Lenders shall have the right to appoint a New Board observer. This right will terminate when the Term Loan Claims are repaid in full and is otherwise subject to customary rights of the New Board to exclude the observer as described in the Amended Credit Agreement.

All other governance rights shall be provided for in the Governance Term Sheet, including on-going information rights for reorganized equity holders.

KERP

A KERP for non-insiders was implemented on terms consistent with the term sheet circulated by AlixPartners on April 19, 2024. A KERP for insiders was implemented on June 6, 2024 (the non-insider and insider KERP, collectively, the “KERP”).

The Company Parties, Reorganized KLD, and the Consenting Debenture Holders (in their capacity as Debenture Holders pre-Transaction Effective Date and majority shareholders in Reorganized KLD post-Transaction Effective Date) agree to implement the KERP and continue such programs according to their terms following the Transaction Effective Date.

Management Incentive Plan

Effective as of the Transaction Effective Date, the Company shall adopt a management incentive plan (the “MIP”), as provided for in Annex D attached hereto (the “MIP Term Sheet”), and otherwise on terms to be determined by the New Board after the Transaction Effective Date, reserving a number of shares representing 7.5% of (1) the KLD Common Stock outstanding at closing (including the Contingent Shares and New Common Stock and a number of shares equal to the number of Vested TRSUs, in each case, issued in connection with the closing, and a number of shares equal to the number of Outstanding TRSUs) plus (2) all of the shares reserved for the MIP (the “MIP Equity”). Equity awards representing two-thirds of the MIP Equity shall be issued effective as of the Transaction Effective Date. No further awards will be granted under the Company’s existing equity plans either before or after the Transaction Effective Date.

Warrant Exercise

To the extent any Warrants are exercised following the Transaction Effective Date, (i) the Debenture Holders shall receive additional shares of New Common Stock and (ii) additional MIP Equity shall be allocated pursuant to the MIP, in each case in a sufficient number or amount to fully offset the dilution resulting from such exercise of Warrants, as set forth more fully in the Exchange Agreement.

Tax Matters

The parties will work together in good faith and will use commercially reasonable efforts to structure and implement the Transactions in a tax efficient and cost-effective manner, as reasonably determined by the Company, the Required Consenting Debenture Holders, and the Sponsors, in consultation with the Required Consenting Term Loan Lenders and the Required Revolving Lenders. The parties will cooperate in good faith to implement the intended tax treatment, including forming any new entities, converting existing entities, and making any tax elections.

Indemnification Obligations

The Company Parties and Reorganized KLD shall (and the Consenting Debenture Holders (in their capacity as Debenture Holders pre-Transaction Effective Date and majority shareholders in Reorganized KLD post-Transaction Effective Date) agree to) honor and perform, and shall not seek to terminate, discharge, or impair any currently-existing obligations of the Company Parties pursuant to corporate charters, bylaws, limited liability company agreements, written deeds of indemnity, indemnification agreements, or other organizational documents to indemnify current and former officers, directors, managers, members, agents, or employees with respect to present and future actions, suits, and proceedings against the Company Parties or such directors, officers, managers, members, agents, or employees, based upon any act or omission for or on behalf of the Company Parties prior to the Transaction Effective Date (the “Indemnification Obligations”), and neither the Company Parties, Reorganized KLD, nor the Consenting Debenture Holders (in their capacity as Debenture Holders pre-Transaction Effective Date and majority shareholders in Reorganized KLD post-Transaction Effective Date), as applicable, will take any action after the Transaction Effective Date to limit such Indemnification Obligations.

Employee Matters

In connection with the Transactions and upon the Transaction Effective Date, pursuant to the TSA and this Term Sheet, the Company Parties, Reorganized KLD, and the Consenting Debenture Holders (in their capacity as Debenture Holders pre-Transaction Effective Date and majority shareholders in Reorganized KLD post-Transaction Effective Date) consent to the continuation of the Company Parties’ wages, compensation, and benefits programs (including the KERP and MIP) unless otherwise modified herein; provided that the New Board and Reorganized KLD shall have the right to modify or amend such wages, compensation, and benefits programs (including the MIP) in accordance with their terms and applicable law.

The Company Parties and Reorganized KLD shall not (and the Consenting Debenture Holders ((in their capacity as Debenture Holders pre-Transaction Effective Date and majority shareholders in Reorganized KLD post-Transaction Effective Date) agree not to)

terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect prior to the Transaction Effective Date (including, without limitation, any tail policy), and any directors and officers of the Company Parties who served in such capacity at any time before or after the Transaction Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Transaction Effective Date. Notwithstanding anything to the contrary herein, the Company shall retain the ability to supplement such directors’ and officers’ insurance policies as the Company deems necessary, including by purchasing any tail coverage (including, without limitation, a tail policy).

Conditions Precedent to Closing

The occurrence of the Transaction Effective Date shall be subject to the satisfaction of the following conditions precedent to closing in addition to any “closing” conditions in any applicable Definitive Document:

(i)
Each document or agreement constituting the Definitive Documents required to implement the Transactions shall (a) be in form and substance consistent with the TSA and this Term Sheet, (b) have been duly executed, delivered, acknowledged, filed, and/or effectuated, as applicable, and (c) be in full force and effect.
(ii)
All Transaction Fees and Expenses shall have been paid in full in cash.
(iii)
The holders of the Exchanged Debentures representing 100% of the outstanding Debentures shall have exchanged their Exchanged Debentures in the Exchange.
(iv)
The Credit Agreement shall have been either amended or amended and restated in form and substance consistent with the 1L Term Sheet (with all conditions precedent to the effectiveness thereof being satisfied or waived in accordance with the terms of such amendment).
(v)
The Second Lien Credit Agreement, the Third Amendment Intercreditor Agreement, and the Third Amendment Agreement Among Lenders shall have been executed and be in full force and effect (with all conditions precedent to the effectiveness thereof being satisfied or waived in accordance with the terms of such amendment).
(vi)
All Options and PRSUs issued under the Award Plan shall have been cancelled.
(vii)
The Mutual Release Agreement shall have been executed.

(viii)
Due authorization of the Transactions by the Company’s existing stockholders in accordance with applicable law shall have occurred.
(ix)
The TSA shall remain in full force and effect and shall not have been terminated in accordance with its terms and there shall be no breach or default with respect to such agreements that would, with notice and/or passage of time, result in termination.
(x)
By the Transaction Effective Date, to the extent necessary, any required third party or governmental authorizations, licenses, rulings, documents, approvals, or consents shall have been obtained.
(xi)
No court of competent jurisdiction or other competent governmental or regulatory authority shall have enacted any law or issued any final and non-appealable order making illegal or otherwise restricting, preventing, or prohibiting the consummation of the Transactions, the TSA, or any of the definitive documentation contemplated thereby.

Any of the foregoing conditions may be waived by the joint agreement of (a) KLD, (b) the Required Consenting Debenture Holders, (c) the Required Consenting Term Loan Lenders, (d) the Required Consenting Revolving Lenders, and (e) the Sponsors (in each case, which consent shall not be unreasonably withheld, and may be by email in writing between counsel to the applicable Parties, and which waiver shall apply solely to such waiving party).

Carlyle Settlement

In exchange for the releases, exculpations, and other consideration set forth herein and in the other Definitive Documents, as applicable, The Carlyle Group Inc. and its affiliates and principals (collectively, “Carlyle”) agrees to the following:

(i)
The Company shall pay the reasonable and documented fees and expenses of Latham & Watkins LLP, as counsel to Carlyle, that are due and owing after receipt of applicable invoices, that were incurred as a result of services performed in connection with the Transactions, and to the extent consistent with its engagement letter (the “Latham Fees and Expenses”); and
(ii)
All other fees and expenses due to Carlyle (including any “broker” or “financing” fees), and all Existing Equity Interests (including any Contingent Shares) held by Carlyle (other than KLD Common Stock), shall be cancelled, released, and discharged in exchange for no consideration other than as provided in this Term Sheet.

In exchange and as consideration for the foregoing, the Company and Carlyle shall enter the Mutual Release Agreement.

Annex A

1L Term Sheet

Execution Version

KLDiscovery Holdings, Inc.

Third Amendment Transactions

Summary of Principal Terms and Conditions

This Summary of Principal Terms and Conditions (this “1L Term Sheet”) is provided for indicative purposes only, does not constitute a commitment to extend or arrange credit or to waive or forbear with respect to any default and is non-binding in all respects and does not purport to summarize all of the terms of the Amendment (as defined below) and any of the related definitive documentation. Further, as the Amendment and any such related definitive documentation are not fully negotiated, the terms in this 1L Term Sheet are subject to change. All capitalized terms used in this 1L Term Sheet but not defined in the Term Sheet or in this 1L Term Sheet shall have the meanings provided in the Amendment or the Credit Agreement.

Sponsors:	Debenture Holders.
Borrower:	Same as existing.
Guarantors:	Same as existing.
Administrative Agent and Collateral Agent:	Wilmington Trust, National Association.
Lenders:	100% of the Lenders party to the Credit Agreement.
Amendments:

The following amendments, and such other amendments to the Credit Agreement and the other Loan Documents relating to such amendments, will be made to the Credit Agreement pursuant to a third amendment to the Credit Agreement (the “Amendment”):

(i)
amend the definition of “Applicable Rate” to (1) replace “6.50%” and “5.50% in clause (a) with “7.50%” and “6.50%”, respectively and (2) replace “4.00%” and “3.00%” in clause (b) with “5.00%” and “4.00%”, respectively.
(ii)
amend the definition of “Applicable Commitment Fee” to delete clauses (x) and (y) and replace them with a reference to 0.75%.
(iii)
amend the definition of “Change of Control” to (i) clarify that consummation of the Transaction does not constitute a Change of Control and (ii) amend sub-clause (i) and (ii) to provide for (x) a new prong requiring collective retention by the Permitted Holders of no less than 50.1% of the voting and economic interests in Parent and (y) additional prongs requiring minimum economic and voting interest retention in Parent of (1) 27.9% in the case of MGG Investment Group LP and its Controlled Investment Affiliates and (2) 22.2% in the case of 1397225 Ontario Limited and its Controlled Investment Affiliates; provided

1

Execution Version

the director voting rights (not the economic rights) of the Ontario Teachers’ Pension Plan (“OTPP”) may be transferred to a friendly third party of OTPP (which shall be Ferndale3 Corp., an Ontario corporation, at closing or any other person that OTPP may designate in its sole discretion with the contractual right to direct the voting and transfer of shares held by such person) (“OTPP FTP”) as OTPP may deem necessary to comply with the Pension Benefits Standards Regulations, 1985 (Canada), as incorporated by reference in Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), and for the avoidance of doubt, any such transfer to or exercise of voting rights by the OTPP FTP shall not result in a Change of Control;
(iv)
amend the definition of (i) “Default Rate” and (ii) Section 2.08 to (x) refer to all Obligations rather than references “overdue amounts” and “overdue Obligations” therein and (y) provide that interest shall accrue at the Default Rate following the occurrence of any Event of Default rather than upon any payment default or acceleration;
(v)
amend the definition of “Excluded Property” to (1) delete sub-clauses (C) and (D) from sub-clause (f), (2) delete clause (i) , (3) delete clause (j) and (4) delete clause (k) and (3) add a new subclause to include a reference such that “any property or right to use property to the extent that the burden or cost (including any materially adverse tax consequences) of obtaining or perfecting such security interest exceeds the practical benefit or value of the security afforded to the Lenders thereby as determined among the Borrower, the Blackstone Credit Representative and the Ally Representative”;
(vi)
amend the definition of “Excluded Subsidiary” to delete clauses (b), (d) and (l) and to reflect the deletion of such clauses in other sections of the Credit Agreement (including Section 9.11 as it relates to clause (b)) and provide for a 60 day post-closing period (or such longer period as determined by the Blackstone Credit Representative) after the Third Amendment Effective Date for the Loan Parties to comply with this change;
(vii)
add the defined term “Liquidity” which will be defined to include the average of the sum of (i) availability under the Revolving Credit Facility (which shall be deemed $0 at any time a Default or an Event of Default exists) and (ii) unrestricted cash of the Loan Parties (other than Holdings) which is held in accounts subject to control agreements in favor of the Collateral Agent, measured in each case for the

2

Execution Version

five business day period prior to testing;
(viii)
amend the definition of “Loan Documents” to include the Third Amendment;
(ix)
amend the definition of “Maturity Date” to (i) replace “February 8, 2026” in subclause (b)(i) with August 9, 2027 and (ii) remove subclauses (a)(ii) and (b)(ii) respectively;
(x)
amend the definition of “Perfection Exceptions” to delete clause (iv) therein and provide for a 60 day post-closing period (or such longer period as determined by the Blackstone Credit Representative) after the Third Amendment Effective Date to enter into any applicable security documents to be governed by the law of any jurisdiction in which assets are located other than the United States, any state thereof or the District of Columbia;
(xi)
prohibit any refinancing or replacement of the Revolving Credit Facility unless (x) such refinancing is provided by a financial institution reasonably acceptable to the Blackstone Credit Representative, excluding any “Disqualified Revolving Lender” (to be identified by the Blackstone Credit Representative in writing prior to the Third Amendment Effective Date; provided, that such definition shall include the Debenture Holders) (the “Refinancing Revolving Lender”), (y) such refinancing is on terms that shall be on no more favorable terms than those set forth in the Credit Agreement (as amended by the Third Amendment) and (z) the Refinancing Revolving Lender shall become party to the Agreement Among Lenders (or such other agreement acceptable to the Blackstone Credit Representative in its sole discretion); provided, without the prior written consent of the Required Revolving Lenders, there shall be no partial refinancing or replacement of the Revolving Credit Facility;
(xii)
amend the definition of “Permitted Holders” to delete the existing definition in its entirely and replace with a reference to (i) the Sponsors and (ii) with regard to the OTPP FTP (x) a special purpose vehicle designated by OTPP to hold securities in the Company; (y) any successor and assigns in interest thereto; or (z) any other person, provided that OTPP and such persons are parties to a shareholders agreement that affords OTPP an enforceable contractual right to, directly or indirectly, in each case, vote or direct the voting of the votes capable of being cast in general meetings of the Company for the election and removal of directors of the Company;
(xiii)
delete the term “Specified Change of Control” and all

3

Execution Version

references and related provisions thereto;
(xiv)
amend the definition of “Sponsor” to (i) replace CEOF II DE AIV, LP with the Debenture Holders and (ii) delete clause (b) in its entirety;
(xv)
add the defined terms “Third Amendment”, “Third Amendment Effective Date”, and “Third Amendment Transactions” (which shall be defined as the Transactions);
(xvi)
amend Section 2.05(b)(ii) to provide for 100% prepayment with Net Cash Proceeds of Asset Sales and Casualty Events with no materiality thresholds and no reinvestment rights applicable thereto (for the avoidance of doubt, for purposes of Section 2.05(b)(ii), the existing carveouts to the definition of Asset Sales which are listed on Schedule I as being removed shall not be carved out and shall be subject to prepayment requirements);
(xvii)
amend Section 2.05(b) to add clause (iv) that shall provide for 100% prepayment of the Revolving Credit Facility with any fundings under the 2L Credit Agreement (other than the prepayment of the Term Loan required on the Third Amendment Effective Date), but without a corresponding commitment reduction (unless such commitment reduction is selected by Borrower);
(xviii)
amend Section 5.12 [Subsidiaries/Capital Stock] to bring down this rep as to the Third Amendment Effective Date;
(xix)
amend Section 6.01(b) to provide for delivery of financial reporting also for the fourth quarter of each fiscal year;
(xx)
amend Section 6.01(c) to provide for delivery of a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of operations and income (loss) for such fiscal month, unless and until amended or waived by the Required Lenders and the Required Revolving Lenders;
(xxi)
amend Section 6.01(d) to require delivery of a 13-week cash flow report following any week in which Liquidity is less than $12.5 million, unless and until amended or waived by the Required Lenders and the Required Revolving Lenders;
(xxii)
add a new Section 6.01(f) which shall provide for customary board observation rights for a board observer to

4

Execution Version

be appointed by Blackstone Credit (the “Board Observer”). Such rights will include the right to (i) attend any meeting of the board of directors of Parent or any of the other Loan Parties (the “Board”), (ii) delivery of all notices and other materials provided to the members of the Parent’s board of directors, including, without limitation, copies of records of proceedings or minutes of such meeting and (iii) reimbursement of documented, reasonable out of pocket costs and expenses incurred in connection with its participation in any such meeting. The Board Observer will agree to customary confidentiality covenants. For the avoidance of doubt, (x) the Board Observer shall not be entitled to vote at such meetings and the Observer’s presence shall not be taken into account or required to establish a quorum, (y) the Board Observer may be excluded from attending meetings or receiving certain information if the Parent reasonably determines that such exclusion is necessary to comply with applicable law, avoid a conflict of interest or potential conflict of interest or to protect attorney client privilege, in each case, upon advice of counsel and (z) the Board Observer rights shall terminate once the Term Loans have been repaid in full;
(xxiii)
(i) permit the incurrence of 2L Term Loans (defined below) to be funded by the Debenture Holders (or their respective successors and permitted assigns) , provided, that such 2L Term Loans shall be junior in lien priority and subordinated in right of payment to the Term Loans and Revolving Credit Facility as set forth under the terms of the ICA (defined below); provided, further, that the 2L Term Loans shall be documented under a standalone credit agreement substantially consistent with the terms of the Credit Agreement, as amended hereby, except that such credit agreement shall be cross-accelerated (and not cross-defaulted) to the Credit Agreement (with appropriate modifications to effectuate the 2L Term Loan facility), shall not require or permit any cash payments except as permitted by the ICA (as defined below) before the stated maturity date thereof, shall mature not earlier than six (6) months after the Term Loans (as extended by the Amendment (such credit agreement, the “2L Credit Agreement” and the term loans thereunder, the “2L Term Loans”)) and shall reflect a 15% cushion relative to the negative covenant baskets and related definitions and to the financial covenant), (ii) [reserved], (iii) [reserved], (iv) amend the definition of “Affiliate Lender” to specify that all Debenture Holders and their respective Affiliates and Approved Funds shall be deemed to be Affiliate Lenders, (v) delete the term “Debt Fund Affiliate” and remove all references throughout, (v) [reserved], and (vi) amend Section 10.07 and such other provisions as necessary to (x)

5

Execution Version

restrict the direct or indirect holding of any Loans or Commitments (including by participation) or any other Indebtedness by any Affiliate Lenders (other than the indebtedness under the 2L Credit Agreement that is subject to the ICA), without the prior written consent of Blackstone Credit and Ally Representative and (y) [reserved];
(xxiv)
(1) amend the sub-clauses listed on Schedule I hereto in accordance with the terms thereof and (2) retain all other sub-clauses not otherwise listed on Schedule I to the extent not otherwise referenced as being amended under this 1L Term Sheet;
(xxv)
amend Section 7.08 and the related First Lien Net Leverage Ratio definition and the related Control Trigger definition under the Agreement Among Lenders as follows: (i) [reserved], (ii) commence the First Lien Net Leverage Ratio testing for the test period ending March 31, 2025 and each test period ending on the last day of each calendar quarter thereafter, (iii) reflect the maximum First Lien Net Leverage Ratio for the test period ending March 31, 2025 as 8.50:1.00, June 30, 2025 as 7.50:1.00, September 30, 2025 as 7:25:1.00 and each calendar quarter ending thereafter 7.00:1.00, and (iv) require a minimum Liquidity covenant of $5.0 million, which shall be tested as of the last day of each calendar month, commencing on July 31, 2024 and continuing thereafter for the last day of each calendar month until (and including as a test date) February 28, 2025. For the avoidance of any doubt, the 2L Term Loans shall be excluded from the calculation of the First Lien Net Leverage Ratio.
(xxvi)
amend Section 7.11 to require that absent the consent of the Required Lenders and Required Revolving Lenders, (i) all material intellectual property of any Holdings or any Subsidiary shall be held only by a Loan Party (other than Holdings) and (ii) such material intellectual property shall not be sold, transferred (by distribution, contribution or otherwise) or otherwise assigned to any other Person which is not a Loan Party (except that in no event may such sale, transfer or assignment be to Holdings);
(xxvii)
block the availability and use of the term “Immaterial Subsidiaries” and all related provisions and reference thereto, unless elected in writing by the Required Lenders and the Required Revolving Lenders and provide for a 60 day(or such longer period as determined by the Blackstone Credit Representative) post-closing period after the Third Amendment Effective Date for the Loan Parties to comply with this change;

6

Execution Version

(xxviii)
block the availability and use of the term “Unrestricted Subsidiaries” and all related provisions and references thereto (including clause (18) of the definition of Permitted Lien), unless elected in writing by the Required Lenders and the Required Revolving Lenders;
(xxix)
while the Revolving Credit Facility remains outstanding (absent the prior written consent of the Required Revolving Lenders), limit the aggregate voluntary prepayments, mandatory prepayments, purchases, refinancings (provided or held by the Borrower or its Affiliates) or exchanges (including by any liability management exercise, but excluding the payment of any existing scheduled amortization payment and excess cash flow mandatory prepayments, in each case as in effect on the Third Amendment Effective Date) that may be made with respect to the Term Loan to $0.00 during the remainder of the term (and any excess payments otherwise required to be paid down with respect to the Term Loan (but for this clause) shall instead be applied as follows: (x) to prepay (without a corresponding permanent commitment reduction) the Revolving Credit Facility at any time an Event of Default exists and (y) with Ally Representative’s and Blackstone Credit’s consent and at their election, to thereafter prepay the Term Loan);
(xxx)
amend Section 10.01 or the Agreement Among Lenders to provide that (i) Last Out Lender Representative consent shall be required for (x) any increase to the interest rate paid in cash with respect to the Revolving Loan (other than by implementation of the existing default rate as to all Obligations) and (y) decrease to the Weighted-Average Life to Maturity of the Revolving Loan or that definition and (ii) each of the following modifications/waivers or other actions (in addition to those other provisions referenced in this 1L Term Sheet as expressly requiring the consent of the Required Revolving Lenders) shall also require the prior written consent of the Required Revolving Lenders at all times:
i.
decrease the Weighted-Average Life to Maturity of the Term Loan or that definition,
ii.
increase the interest rate paid in cash with respect to the Term Loan (other than by implementation of the existing default rate as to all Obligations),
iii.
use of the Revolving Credit Facility to fund any assignment or other purchase of the Term Loan,
iv.
to the extent not already covered, waive, postpone,

7

Execution Version

reduce or forgive any principal, interest, fees or other amount from time to time payable with respect to the Revolving Credit Facility, or extend, reinstate or increase any commitment related to the Revolving Credit Facility,
v.
change the definitions of Excluded Property, Excluded Subsidiary, Perfection Exceptions, Threshold Amount, Collateral, Indebtedness, Investments or Permitted Investments,
vi.
implement any increase to any debt or commitments that upon implementation would be included in the determination of Required Revolving Lenders (whether as a Revolving Credit Commitment Increase or otherwise),
vii.
permit the Sponsor or its Affiliates or Approved Funds to acquire or otherwise hold the benefit of any Lien or right of payment that is prior (whether contractually or structurally) to, or pari passu with, the payment or Lien priority of the Revolving Credit Facility,
viii.
for the avoidance of doubt, reduce or otherwise satisfy any portion of the Revolving Credit Facility in connection with any acceptance of all or part of the Collateral in consideration of (whether in whole or in part) the satisfaction of all or any portion of the Obligations reduction or satisfaction of the Revolving Credit Facility in furtherance of any strict foreclosure effected under the Uniform Commercial Code), and
ix.
permit the existence of any Indebtedness (when taken together with all other Indebtedness incurred on or after the Third Amendment Effective Date, but excluding the Term Loans outstanding on the Third Amendment Effective Date and excluding any Indebtedness incurred for the concurrent refinancing in full of the Revolving Credit Facility) in excess of the Threshold Amount that would have any principal payments coming due (whether by scheduled commitment reductions or otherwise) before the 91st day after the stated maturity of the Revolving Credit Facility; and
x.
to the extent not already covered, change any other negative covenant.
(xxxi)
delete the term “Holdco Notes” and all related provisions

8

Execution Version

and references thereto (including the Restricted Payment basket);
(xxxii)
amend the Agreement Among Lenders to require the application of any payment or distributions turned-over pursuant to the ICA to be applied in accordance with the priorities of the AAL waterfall therein, to address the changes contemplated herein to the Control Trigger definition, to require the consent of the Last Out Lender Representative and the Required First Out Lenders for any increase in the protective advances, and to allow the Last Out Lender Representative to waive or change any provisions related to the Right of First Offer (without the need to obtain the consent of any other Last Out Lender or Agent) (collectively, the “AAL Amendment”);
(xxxiii)
make such other ministerial or immaterial amendments as necessary to effectuate the foregoing terms and make other required legal form updates (including, if applicable, to KYC related provisions); and
(xxxiv)
such other amendments as mutually agreed between the Borrower and Ally and consented to by Blackstone Credit.

Conditions Precedent:

The effectiveness of the Amendment shall be subject to the satisfaction of the following conditions precedent (unless waived by the Administrative Agent, Blackstone Credit and Ally Representative) and such other conditions as the Loan Parties, the Lenders or the Administrative Agent shall otherwise agree:

(i)
execution and delivery by all Loan Parties, the Lenders and the Administrative Agent of the Amendment and the AAL Amendment;
(ii)
consummation of the Transaction (including receipt of all regulatory approvals required in connection with the Transactions) and delivery of all definitive documents related thereto;
(iii)
delivery of updated lien and UCC searches;
(iv)
the receipt by the Administrative Agent of $50.0 million (net of transaction expenses) in 2L Term Loan cash proceeds funded by the Debenture Holders in accordance to the terms of the 2L Credit Agreement, of which (i) $20.0 million of proceeds shall be concurrently applied as a dollar-for-dollar principal prepayment of the Term Loans and (ii) $30.0 million in an aggregate principal amount (which proceeds shall be net of the transaction expenses) shall be concurrently applied as a dollar-for-dollar prepayment of the outstanding principal under the

9

Execution Version

Revolving Credit Facility (without a corresponding commitment reduction) in each case in accordance with a letter of direction among the Borrower, the lenders and agents under the 2L Credit Agreement and the Lenders; and the remainder, if any, to the Borrower;
(v)
receipt by the Administrative Agent and each Lender of a customary omnibus secretary’s certificate, inclusive of (a) charter documents, (b) governing documents, (c) written consent, (d) incumbency and (e) good standings, for each of clauses (a) through (e), for each Loan Party;
(vi)
delivery of a 13-week cash flow report of Parent and its Subsidiaries;
(vii)
receipt by the Administrative Agent and each Lender of customary legal opinions in favor of the Administrative Agent, the Collateral Agent and the Lenders by the primary counsel and applicable local counsels to the Loan Parties;
(viii)
receipt by the Administrative Agent and each Lender of a customary updated perfection certificate, including with respect to deposit accounts and those that constitute Perfection Exceptions;
(ix)
receipt by the Administrative Agent of updated insurance certificates and endorsements;
(x)
confirm that the initial post-closing items on Schedule 6.16 have been previously satisfied;
(xi)
no Default or Event of Default shall have occurred or be continuing after giving effect to the Amendment;
(xii)
completion of management call among Ally, the Sponsors and the CEO of the Borrower;
(xiii)
receipt of an updated beneficial ownership certificate and the completion of all KYC and related requirements;
(xiv)
completion by Ally of its final review and agreement of the closing capitalization, projections, and the proforma allocation of the equity interests of the Borrower, as well as the board governance including the composition and voting parameters of the revised board;
(xv)
payment by the Borrower of all invoiced fees and expenses due and payable to the Administrative Agent and the Lenders in connection with the Amendment and as may otherwise be due and payable under and pursuant to the

10

Execution Version

Credit Agreement;
(xvi)
execution and delivery of the 2L Credit Agreement and an intercreditor agreement (which shall include an acknowledgement by the Borrower and Guarantors), reflecting both payment and lien subordination of the 2L Term Loans, the other terms set forth in that certain intercreditor term sheet between the Lenders and prospective holders of the 2L Term Loans attached to the Transaction Term Sheet as Exhibit E, which is attached as Exhibit A to the Transaction Support Agreement, dated as of July 3, 2024, and otherwise being satisfactory to the Lenders (such intercreditor agreement, the “ICA”); and
(xvii)
customary release of claims by the Loan Parties in favor of the Agents and Lenders.

Governing Law:	New York.
Other Terms:

Except as set forth in the Amendment, all other terms and conditions as presently set forth in the Credit Agreement, the other Loan Documents and the Agreement Among Lenders referenced therein shall remain in full force and effect and shall be ratified by the Borrower and the Guarantors.

Counsel to Term Lenders:	King & Spalding LLP.
Counsel to Revolving Credit Lenders:	Holland & Knight LLP.
Counsel to Administrative Agent:	Arnold & Porter Kaye Scholer LLP.
Counsel to the Loan Parties:	Gibson Dunn & Cruchter LLP.

11

Schedule I

Amended Baskets

Section	Sub-Clause	Relevant Basket	Amendment
“Asset Sales”	Immaterial Asset Sales [clause (d)]	$5,000,000	$100,000
	Transfers to Subsidiaries [clause (e)]	Restricted Subsidiary dispositions to the Borrower or another Restricted Subsidiary	Revise “to another Restricted Subsidiary” to “to another direct or indirect Restricted Subsidiary of the Borrower”
	Transfers to Subsidiaries [clause (e)]	Includes $10mm/1.5% asset basket for dispositions to NLPs	Remove capacity for sales to non-Guarantors
	Receivables Assets [clause (j)]	Sales of receivables to Receivables Subsidiaries or other Persons pursuant a to Qualified Receivables Financing or a Qualified Receivables Factoring	Delete
	Sales by Receivables Subsidiaries [clause (k)]	Sales of receivables by Receivables Subsidiaries	Delete
	Sale-Leasebacks [clause (n)]	Sale/Leaseback Transactions for FMV	Delete
	Equipment Receivables [clause (u)]	Sale of equipment receivables	Delete

-i-

Section	Sub-Clause	Relevant Basket	Amendment
“First Lien Net Leverage Ratio” and other leverage Ratios	[clause (a)]	Includes cash at Holdings for netting purposes; Holding is not subject to negative covenants (including RP restrictions)	Exclude cash at Holdings from all cash netting and liquidity concepts
“Investment”	First proviso	Excludes intercompany loans, advances or Indebtedness from the definition of Investment	Such intercompany company loans would be subject to the overall Non-Loan Party cap at the end of the definition of Permitted Investments
“Letter of Credit”		Includes standby and commercial LCs	Commercial LCs would not be available unless Ally agrees at its sole option (Ally does not issue them currently)
“Perfection Exceptions”		$1MM exclusion for average daily balance of any deposit account	Limit is further qualified by an aggregate balance cap of $5MM
“Regulation S-X”			Tie to regulation as in effect on December 31, 2020.

-ii-

Section	Sub-Clause	Relevant Basket	Amendment
“Threshold Amount”		$20MM—used for materiality in notices and cross-defaults	Reduce threshold to $5MM
Limited Condition Transaction [Section 1.02(i)]			Block without the consent of the Required Revolving Lenders and the Required Lenders
Incremental, Incremental Equivalent Debt, Specified Refinancing Debt [Ss. 2.14, 2.15 & 2.18]	Incremental, Incremental Equivalent and Specified Refinancing Facilities	Included	Delete throughout. None of the concepts may be utilized going-forward, absent the prior written consent of the Required Lenders and the Required Revolving Lenders
Material Notices [Section 6.02(d)]	Junior Financing Notices	$10MM materiality threshold to trigger notice	Reduce threshold to $5MM
Affiliate Transactions [Section 6.18]	Affiliate Transactions		Delete existing exceptions (other than an exception for transactions that are in the ordinary course of business, consistent with past practices, and at arm’s length;

-iii-

Section	Sub-Clause	Relevant Basket	Amendment

any such transaction involving aggregate consideration of $1 million or more being certified by a responsible officer of the Borrower as meeting all of the foregoing exceptions), and any permission or waiver with respect to the general covenant will require the prior written consent of the Required Lenders and the Required Revolving Lenders

Add exception (which shall not require the prior written consent of the Required Lenders and the Required Revolving Lenders) for payment of a CAD10,000 annual dividend to OTPP FTP grossed up by the amount of any withholding or similar tax required by law as provided for in the certificate of incorporation (“FTP Dividend”). If the Borrower cannot pay the FTP Dividend under Delaware law due to insufficient funds or otherwise, such dividend accrues until payment.

Add an exception for the payment of the administrative agent

-iv-

Section	Sub-Clause	Relevant Basket	Amendment
fee to the Second Lien Agent (on behalf of Sub-Agent, if applicable) in an aggregate amount not to exceed $250,000.
Indebtedness [s.7.01]	Permitted Ratio Debt [clause (b)]	● FLNR < 5.00x for pari debt ● TNL < 6.00x for junior or unsecured debt Non-Loan Party sublimit (together with 7.01(o)) of greater of (x) $20,000,000 and (y) 3.00% of Consolidated Total Assets	Delete
	Capitalized Lease Obligations and other purchase money debt [clause (d)]	Greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets	$5,000,000
	Preferred Stock [clause (h)]	Issuance of Preferred Stock	Delete
	General Debt Basket [clause (l)]	Greater of (x) $25,000,000 and (y) 3.75% of Consolidated Total Assets

$5,000,000, no grower. Can be incurred by non-loan parties (need exception for debt of foreign subs that don’t become Loan Parties), (iii) no maturity prior to the Maturity Date of Term Loans and (iv) must be provided by an

-v-

Section	Sub-Clause	Relevant Basket	Amendment
unaffiliated third party.
	Refinancing Debt [clause (n)]	Included	Delete
Incurred / Assumed Acquisition Debt [clause (o)]

● FLNR < 5.00x or no worse than ratio prior to acquisition for pari debt

● TNL < 6.00x or no worse than ratio prior to acquisition for junior or unsecured debt

Non-Loan Party sublimit (together with 7.01(b)) of $12,500,000

Delete
	Contribution Indebtedness [clause I]	Included	Delete
	Non-Loan Party Debt [clause (t)]	Greater of (x) $20,000,000 and (y) 3.00% of Consolidated Total Assets	Delete, including related Lien basket and other references
	Qualified Receivables Financing [clause (v)]	Qualified Receivables Financing or Qualified Receivables Factoring	Delete
	Joint Ventures [clause (cc)]	Greater of (x) $10,000,000 and (y) 1.50% of Consolidated Total Assets	Delete, including related Lien basket and other references
	Permitted Acquisition [clause (dd)]	Greater of (x) $30,000,000 and (y) 4.50% of Consolidated Total Assets	Delete
	Preferred Stock [clause (gg)]	Unlimited so long as Borrower could incur $1.00 of additional unsecured Permitted Ratio Debt on a pro forma basis	Delete all preferred stock capacity

-vi-

Section	Sub-Clause	Relevant Basket	Amendment
Additional limitation

Absent the prior consent of the Required Lender and the Required Revolving Lenders, no Indebtedness may be incurred (or assumed or guaranteed) if such Indebtedness (when taken together with all other Indebtedness incurred on or after the Third Amendment Effective Date) would exceed the Threshold Amount and would have any principal payments coming due (whether by scheduled commitment reductions or otherwise) before the 6th month following the stated maturity of both the Revolving Credit Facility and the Term Facility

Priority confirmation

Add the following confirmation and agreement to the end of Section 7.01: absent the prior written consent of the Required Lenders and the Required Revolving Lenders, (i) nothing in the Credit Agreement permits any debt to be senior in payment or security to the Term Facility or the Revolving Credit Facility (whether by subordination or

-vii-

Section	Sub-Clause	Relevant Basket	Amendment

otherwise), and (ii) no debt may be secured on a pariLien basis with the Term Facility or Revolving Credit Facility (and except in the case of (x) the Term Loans being subject to the Agreement Among Lenders and (y)

capital lease/purchase money Indebtedness permitted under the applicable Section of the Amended Credit Agreement (subject to cap noted above), any debt secured by the Collateral must be junior in priority to the Collateral securing, or purporting to secure, the Term Facility and the Revolving Credit Facility pursuant to an Intercreditor Agreement acceptable to Blackstone Credit and Ally Representative).

	Additional Basket	N/A	Indebtedness under the 2L Credit Agreement in an amount up to the Second Lien Debt Cap under the ICA; provided, that such Indebtedness is subject at all times to the ICA

-viii-

Section	Sub-Clause	Relevant Basket	Amendment
Liens [s.7.02]	General Liens Basket [clause (25) in “Permitted Liens”]	Greater (x) $25,000,000 and (y) 3.75% of Consolidated Total Assets.	$3,500,000 and must be junior of record to the Lien with respect to the Obligations and cannot be secured against assets that are not Collateral.
	Additional Basket	N/A	Liens securing the indebtedness under 2L Credit Agreement and ancillary documents thereto to such indebtedness is permitted under the specific Section of the Amended Credit Agreement
Fundamental Changes [s.7.03]	Mergers, dissolutions, liquidations, consolidations [s.7.03]	Specified Change of Control Transaction	Delete
	[clause (c)]	Restricted Subsidiary dispositions to the Borrower or another Restricted Subsidiary	Revise “or to any Restricted Subsidiary” to “or to any direct or indirect Restricted Subsidiary of the Borrower”Add “(other than Holdings)” after “to any other Loan Party” at the end of this clause
Asset Sales [s. 7.04]	Designated Non-Cash Consideration [(clause (c)]	Greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets	Delete

-ix-

Section	Sub-Clause	Relevant Basket	Amendment
	General disposition basket [clauses (1) and (2)]	Unlimited in consideration	Qualify that may be used only so long as no EoD exists or would result and may not be used to sell or otherwise dispose of more than $15,000,000 in value in any calendar year
Restricted Payments [s.7.05]	Refinancing of Junior Debt Making payments of Junior Financing [clause (3)]	Included	Delete Prohibit all payments (including principal, interest or other amounts) purchases, etc. with respect to 2L Term Loans (except as expressly permitted by the ICA)
	Prepayment of assumed Indebtedness [(clause (4)]	Included	Delete
	Payment of Junior Financing [(clause (5))]	Included	Delete
	Payment to holders of Disqualified Stock [clause (6)]	Included	Delete
Payment of Dividends to holders of Designated Preferred Stock [clause (7)]

Subject to (A) immediately after giving effect to the issuance of such Designated Preferred Stock, (x) the Borrower’s First Lien Net Leverage Ratio does not exceed 3.75 to 1.00 and (y) the Borrower’s Consolidated Total Net Leverage Ratio does not

Delete

-x-

Section	Sub-Clause	Relevant Basket	Amendment

exceed 5.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (7) does not exceed the Net Cash Proceeds actually and contemporaneously received by the Borrower from the sale (or the contribution of the Net Cash Proceeds from the sale) of Designated Preferred Stock

	Excluded Contributions [clause (10)]	Permitted subject to no Default or Event of Default

Must be made within 60 days of the applicable contribution and no EoD may exist or result therefrom

All equity linked baskets shall be reset to $0 as of the Third Amendment Effective Date (and for the avoidance of doubt, no portion of the conversion, exchange or other satisfaction with respect to Holdco Notes shall create capacity under any such basket)

	General RP Basket [clause (11)]	$12,500,000	Delete
	Debt Contributions [clause (14)(b)]	Included	Delete
	Sponsor Fees [clause 14(d)]	Not to exceed 2.0% of Consolidated EBITDA in any Fiscal Year	Delete

-xi-

Section	Sub-Clause	Relevant Basket	Amendment
	Receivables Repurchase Obligation [clause (16)]	Included	Delete
	Ratio Basket [clause (22)]	FNLR < 3.75x	Delete
	Holdco Notes [clause (25)]	$10.5MM per fiscal year payments on Holdco Notes	Delete
	Payment of outstanding warrants [clause (26)]	Not to exceed the greater of (x) $10,000,000 and (y) 1.50% of Consolidated Total Assets	Delete
	Available Amount	Starter basket of $12,500,000 plus a builder component based on retained ECF plus certain other credits	DeleteAvailable Amount concept in its entirety
	Management Incentive Plan	N/A

Amended to permit the

payment of taxes under

that certain management

incentive plan adopted in

connection (“MIP”)

set forth in the MIP

received by the Lenders as of the date hereof, subject to no Event of Default.

	Key Employee Retention Plans	N/A	Amended to permit the payment of all scheduled payments set forth in the key employee retention plan received by the Lenders as of the date hereof.

-xii-

Section	Sub-Clause	Relevant Basket	Amendment
	Payment of OTPP friendly third party fee	N/A	Amended to permit payment of FTP Dividend
Investments [s.7.05 and “Permitted Investments”]	Similar Business in person that becomes a Restricted Subsidiary [“Permitted Investments” clause (4)]	Unlimited	Delete
	Loans to Officers [“Permitted Investments” clause (7)]	$10,000,000	Delete
	Similar Business [“Permitted Investment” clause (11)]	Greater of $30,000,000 and 4.50% of Consolidated Total Assets	Delete
	General Investment Basket [“Permitted Investment” clause (12)]	Greater of $30,000,000 and 4.50% of Consolidated Total Assets	$5,000,000
	Ordinary course Investments in Restricted Subsidiaries [“Permitted Investment” clause (21)]	Ordinary course Investments in Restricted Subsidiaries	Ordinary course Investments in Restricted Subsidiaries (for the avoidance of doubt, subject to the aggregate Non-Loan Party cap below)
	Receivables Subsidiaries [“Permitted Investment” clause (22)]	Investments in Receivables Subsidiaries	Delete

-xiii-

Section	Sub-Clause	Relevant Basket	Amendment
	Receivables Subsidiaries and Qualified Receivables Financings [“Permitted Investment” clause (24)]	Investments for Receivables Subsidiaries and Qualified Receivables Financings	Unavailable for use, unless proceeds are sufficient to, and are concurrently applied solely, to pay in full, in cash the Revolving Credit Facility and terminate the related commitments
	JV Basket [“Permitted Investment” clause (25)]	Greater of $15,000,000 and 2.25% of Consolidated Total Assets	Delete
	Non-Loan Party aggregate cap [“Permitted Investment”]	Greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets	$3,500,000, include “intercompany” transactions otherwise definitionally excluded under the term “Investments”
	Investment in Unrestricted Subsidiary [s.7.05, clause (20)]	Greater of (x) $5,000,000 and (y) 0.75%	Delete
	Ratio Basket [s.7.05, clause (22)]	FNLR < 4.00x	Delete
	Available Amount	Starter basket of $12,500,000 plus a builder component based on retained ECF plus certain other credits	Delete Available Amount concept in its entirety
Events of Default [Section 8.01]	Judgment cross-default [clause (h)]	$20MM materiality threshold	Reduce to $5MM
Release of Guarantors			Add the following: Absent the prior written consent

-xiv-

Section	Sub-Clause	Relevant Basket	Amendment
and Collateral [Section 9.11]

of the Required Lenders and Required Revolving Lenders, no release (whether by way any transaction or series of transactions) shall be given effect (x) as to any Person that is an obligor with respect to the Obligations, or any property as Collateral (whether by operation of the definition of Excluded Property, Section 9.11 or otherwise), in either case if, after giving effect to such release and any related transactions, such Person or such property will serve as an obligor or will provide security, as applicable, for all or any Term Loan or Revolving Loan, for any exchange, replacement or any other refinancing thereof (or any successive refinancing thereof) or for any other financing provided by a Person who is (or was prior to the transactions in question or will contemporaneously become) a Lender, a Sponsor or an Affiliate

-xv-

Section	Sub-Clause	Relevant Basket	Amendment
or Approved Fund of a Lender or a Sponsor.
Assignments [Section 10.07]	Assignments of Loans		Permit the assignment of Revolving Credit Facility to Blackstone Credit or its Affiliates, Approved Funds or permitted assigns without Borrower consent

-xvi-

Annex B

2L Term Sheet

Execution Version

Term Sheet for Second Lien Loan Agreement

July 3, 2024

This Term Sheet summarizes the principal terms of a proposed Second Lien Loan Agreement (the “Second Lien Loan Agreement”) to be made by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”). This Term Sheet is an expression of intent only, does not express the agreement of the parties, is not meant to be binding on the parties, and is meant to be used as a negotiation aid by the parties. The parties do not intend to be bound until they enter into a definitive agreement regarding the subject matter of this Term Sheet. Reference is made to that certain Credit Agreement, dated as of February 8, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of March 3, 2023 and the Second Amendment to Credit Agreement, dated as of March 8, 2024, the “Existing Senior Credit Agreement” and, the Existing Senior Credit Agreement as amended in connection with the incurrence of the Second Lien Loan Agreement, the “Amended Senior Credit Agreement”), by and among the Borrower, Holdings, the other guarantors party thereto, the lenders party thereto (the “Senior Lenders”), Wilmington Trust, National Association, as administrative agent and collateral agent and Ally Bank, as a lender and an L/C Issuer (as defined therein).

The principal terms of the proposed Second Lien Loan Agreement are as follows:

Agent:	MGG or its designee.
Loan:

$50,000,000 on a second lien and payment subordinated basis under the Second Lien Loan Agreement (the “Loan”). The Loan will be documented in substantially similar form as the loan and security documents will be in effect in connection with the Amended Senior Credit Agreement (with appropriate modifications to effectuate the 2L Term Loan facility), but on a second lien and payment subordinated basis and with the other terms set forth herein. The proceeds of the Loan will be applied to permanently repay $20,000,000 of the First Lien Term Loans (as defined below) and transaction and operating expenses, with any remaining loan proceeds applied to repay the revolving credit facility under the Amended Senior Credit Agreement (without a corresponding permanent commitment reduction. The Loan and all documentation governing it shall be referred to herein as the “Loan Documentation”. On terms to be agreed, the Borrower and the Lender may agree to fund additional term Loans in an amount not to exceed $50,000,000 in the aggregate, the proceeds of which shall be on the same terms of the Loan Document, as in effect on the date thereof.

Interest:	17% per annum, which shall be paid in kind (and not in cash) by capitalizing such accrued interest and adding it to the principal amount of the Loan on a quarterly basis (“PIK Interest”).
Repayment:	The entire unpaid principal balance of the Loan (including all capitalized PIK Interest) shall be due as a balloon payment on the Maturity Date.
Maturity:

All principal and accrued interest outstanding under the Loan shall be due and payable in full on November 8, 2027 (the “Maturity Date”); provided that such date shall not be earlier than the date that is six (6) months after the stated maturity date of the First Lien Term Loans, as so extended under the Amended Senior Credit Agreement.

Collateral:

Lenders’ rights under the Loan shall be secured on a second-lien basis by a perfected security interest in, and liens upon, substantially all of the Borrower Parties’ (as defined in the Amended Senior Credit Agreement) assets, with such collateral being equivalent to the assets securing the loans under the Amended Senior Credit Agreement (the “First Lien Loans” and the term loans thereunder, the “First Lien Term Loans”), subject to the terms of an intercreditor agreement between the Lenders and the Senior Lenders on terms satisfactory to each party to such agreement (the “Intercreditor Agreement”).

Intercreditor Agreement:	The Intercreditor Agreement shall be documented in accordance with the terms set forth on Annex E to the Transaction Term Sheet.
Make Whole Payment:	M.O.I.C of 2x return of the principal of the Loans.
Reporting:

The Borrower will deliver to the Lenders financial reporting consistent with the reporting required under the Amended Senior Credit Agreement, including without limitation (i) quarterly financial statements within 45 days after the end of each fiscal quarter, (ii) annual audited financial statements within 90 days of fiscal year-end (or such later time as may be agreed to by the Lenders in their sole discretion), (iii) monthly reporting and 13-week cash flow reports on terms substantially similar to the Amended Senior Credit Agreement, as well as any other reports or notices delivered under the Amended Senior Credit Agreement, including, without limitation, notices of defaults, events of default, and amendments, waivers or forbearances thereunder, and other report(s) to be confirmed, and (iv) such other information as may be reasonably required by the Lenders and typical of secured credit facilities of this size and type.

2

Covenants, Representations and Warranties:

The Borrower will be subject to affirmative and negative covenants, representations and warranties consistent with those (subject to basket and covenant cushions of 15%) set forth in the Amended Senior Credit Agreement, including without limitation, (i) a customary anti-layering negative covenant, (ii) all PIK Interest shall be excluded from financial covenant calculations and (iii) restricted payments shall be permitted to fund the payment of taxes of recipients of permitted distributions under that certain management incentive plan adopted in connection with the Amended Senior Credit Agreement (“MIP”) and, to the extent constituting restricted payments, all scheduled payments set forth in the MIP and set forth in those certain key employee retention plans, in each case as of the initial date of adoption.

Equity Cure:

The Loan Documentation shall contain an equity cure with customary restrictions limiting use to no more than 5 times in the aggregate and not in consecutive quarters, provided that in any event, the Loan Documentation shall not require any prepayment of the Loan.

Events of Default:

The Borrower will be subject to events of default consistent with those set forth in the Amended Senior Credit Agreement and cross-accelerated (not cross-defaulted) to the Amended Senior Credit Agreement.

Conditions Precedent:

The Loan Documentation shall contain conditions precedent substantially similar to those of the Existing Credit Agreement and the Amended Senior Credit Agreement and shall include: (1) substantially simultaneous application of the proceeds of the Loan made on the closing date to the repayment of the First Lien Term Loans, as set forth herein and (2) the extension of the maturity date of the First Lien Term Loans to a date not earlier than August 9, 2027.

Governing Law:	New York.
Fees and Expenses; Indemnity.	Same as the Amended Senior Credit Agreement, mutatis mutandis.

3

Annex C

Governance Term Sheet

Execution Version

Proposed Governance Terms for KLDiscovery Inc. (the “Company”)

Non-Binding Term Sheet

Board of Directors:

Number of Directors: The Board of Directors of the Company (the “Board”) will consist of 7 directors (each, a “Director”): the Company’s Chief Executive Officer, two designees of the Company stockholders affiliated with MGG Investment Group LP (collectively, “MGG”), two designees of 1397225 Ontario Limited (“OTPP”), and two independent directors (each of which shall be selected for nomination together by MGG and OTPP). Each of MGG and OTPP shall be considered “Major Stockholders”. Independent directors must be independent from the Company and each of the Major Stockholders.

Director Removal/Replacement; Vacancies: A Director can be removed and/or replaced at any time, with or without cause, as determined by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and Class B-2 Common Stock of the Company, except that the MGG and OTPP designees may only be removed by the stockholders following a request from MGG and OTPP, respectively, and any independent director may only be removed by the stockholders following a joint request from the Major Stockholders. Any vacancy created by the resignation, death or removal of a Director can be filled by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and Class B-2 Common Stock of the Company, except that any vacancy of a MGG and OTPP Director may only be filled by the stockholders following a joint request from MGG and OTPP, respectively, and any replacement independent director may only be filled by the stockholders following a joint request by the Major Stockholders.

Quorum: Majority; must include at least one MGG Director and one OTPP Director.

Board Voting: Majority of Directors present at a quorate meeting.

Chairman/Lead Director: The Chairman will be selected from among the Directors by the Board, subject to approval of the Major Stockholders, and may be removed from his or her role as Chairman (but, for clarity, not as Director) at any time by any Major Stockholder.

Consent of the Major Stockholders:

The consent of each Major Stockholder will be required for the Company to take certain fundamental corporate actions, including the following (references to the “Company” in this section include the Company and its subsidiaries):

i.
any dissolution, winding up or bankruptcy filing of the Company;
ii.
any change in the Company’s principal lines of business;
iii.
a sale of the Company, whether through merger, consolidation, share exchange, business combination, sale of all or substantially all of the Company’s assets, stock or otherwise, other than pursuant to a Forced Sale as described below;
iv.
the incurrence of indebtedness by the Company or its subsidiaries other than (a) certain existing indebtedness of the Company (the “Existing Indebtedness”), and (b) other indebtedness not in excess of $1 million in the aggregate;
v.
the acquisition of assets or securities, whether through merger, consolidation, share exchange, business combination or otherwise, by the Company or any of its subsidiaries in any transaction or series of related transactions for consideration in excess of $1 million;
vi.
the sale, assignment, leasing, exclusive licensing, or other transfer of assets, in any transaction or series of related transactions, with a fair market value in excess of $500,000;
vii.
an issuance or sale of any equity securities (or securities convertible or exercisable therefor) including, but not limited to, warrants other than the issuance of shares upon vesting or exercise of awards issued under the MIP or the 2019 Incentive Award Plan, or of any warrants outstanding as of closing to purchase the Company’s equity securities;
viii.
any redemption, repurchase or other acquisition of the Company’s securities, other than pursuant to employment arrangements that are known to the Board and that existed prior to the Board’s constitution;
ix.
any change in the size or composition of the Board;
x.
the creation of any Board committee, selection of the members and chairperson of each Board committee, or any change in the scope of authority of any board committee;
xi.
the appointment, termination or replacement of the Company’s independent auditor or any material change in the Company’s accounting methods or policies (except as required by GAAP);
xii.
the appointment, termination or replacement of the Company’s CEO or any other officer that reports directly to the CEO or Board;
xiii.
the entry into or amendment of any employment agreement for, and otherwise setting compensation for, the Company’s CEO or any other officer that reports directly to the CEO or Board;
xiv.
the adoption of any incentive plans or arrangements for management, employees or other service providers of the Company;
xv.
the declaration or payment of distributions with respect to shares of the Company’s capital stock (other than the declaration and payment of the annual dividend payable on the Class B-2 Common Stock);
xvi.
any transaction with (a) any holder of capital stock of the Company or (b) any Director or officer of the Company or any immediate family member thereof, other than performance by the Company in accordance with the terms of existing contracts that are known to the Board;
xvii.
the creation of any subsidiary, or any joint venture or similar arrangement;
xviii.
the making of any loans, advances or capital contributions to any person in excess of $250,000;
xix.
the commencement or settlement of any litigation, arbitration, dispute or proceeding reasonably expected to involve an amount in controversy greater than $500,000 or with respect to a material matter raised via the Company’s whistleblower hotline;
xx.
any agreement by the Company to (a) increase the interest payable on or total yield on any Existing Indebtedness by more than 3.0% per annum, (b) increase the scheduled payments or prepayments of principal under any Existing Indebtedness, (c) modify any covenant or obligations (or having the effect of modifying any covenant or obligations) related to any Existing Indebtedness in a manner adverse to the Company or more burdensome on the Company to perform under the terms of any other Existing Indebtedness, or (iv) modify the maturity date of any Existing Indebtedness;
xxi.
any amendment, modification or supplement to the Budget or the Business Plan approved as described below, other than the adjustments specifically contemplated herein; and
xxii.
any amendment, modification or supplement to the Company’s organizational documents (including, but not limited to, the Certificate of Incorporation and Bylaws) with respect to any of the foregoing matters.

Annual Budget and

For each fiscal year, the Company’s management will prepare and deliver a draft annual operating budget and business plan of the Company (as to any fiscal year, the “Budget” and the “Business Plan”) to the Board and the Major Stockholders for consideration. If the Board and the Major Stockholders do not approve a Budget or Business Plan for any upcoming fiscal year,

2

Business Plan:

until such time as the Board and the Major Stockholders approve a Budget and Business Plan for such upcoming fiscal year, the Budget for the prior fiscal year shall serve as the Budget and Business Plan for such upcoming fiscal year; provided, that (i) each line item from the proposed Budget that has been approved by the Board and the Major Stockholders shall be included, (ii) any extraordinary and one-time line items in the prior year Budget shall be excluded, (iii) operating expenditures for the prior fiscal year shall be increased or decreased, as applicable, by the change in the Consumer Price Index, as published by the U.S. Department of Labor Bureau of Labor Statistics, and (iv) line items for recurring maintenance capital expenditures from the prior fiscal year’s Budget with the presumption that such recurring expenditures are necessary in the current fiscal year shall be included.

Transfer/ Resale Restrictions:

No party to the stockholders’ agreement may transfer its common stock (other than pursuant to certain customary permitted transfers or as otherwise described herein) without the prior consent of each of the Major Stockholders. The current expectation is that the the Major Stockholders will be the sole stockholder parties to the stockholders agreement.

Drag-Along Rights:

If the Major Stockholders, acting together (the “Dragging Holders”), propose a sale of the Company (whether via a sale of the Company’s equity, an asset sale, a merger or another transaction, in each case, that would result in a change of control of the Company) to any purchaser, then each party to the stockholders’ agreement will be required (on customary terms and conditions) to include the pro rata portion of their equity in such sale and to vote their equity and take any and all other actions in furtherance thereof on the same terms and conditions applicable to the Dragging Holders (and shall waive all appraisal and related rights in connection with such transaction).

Forced Sale Right:

From and after the date falling 54 months after the consummation of the restructuring, either Major Stockholder (the “Electing Stockholder”) may cause the Company to initiate a sale process; provided that the other Major Stockholder may, if such sale process is initiated before the date falling 66 months after the consummation of the restructuring (the “Cutoff Date”), elect to delay the initiation of the sale process up to (but in no event later than) the Cutoff Date if, on the date that the Electing Stockholder notifies the other Major Stockholder of its desire to initiate a sale process (the “Election Date”), the value of the S&P 500 index is 88% or less than its peak value during the twelve months preceding the Election Date.

Share Class Structure:

Three classes of common stock (collectively, the “Common Stock”):

o
Class A Common Stock (the “Class A Common Stock”)
-
Carries all normal economic and voting rights.
-
At any time, in its sole option, OTPP will have the ability to convert any number of shares of Class A Common Stock into an equal number of shares of Class B-1 Common Stock and Class B-2 Common Stock.
o
Class B-1 Common Stock (the “Class B-1 Common Stock”)
-
Carries all normal economic and voting rights alongside the Class A Common Stock, except that the Class B-1 Stock will not have the right to vote on the election or removal of Directors.
-
At any time, in its sole option, OTPP will have the ability to convert any number of shares of Class B-1 Common Stock into an equal number of shares of Class A Common Stock, so long as contemporaneously with such conversion an equal number of shares of Class B-2 Common Stock are redeemed by the Company.
o
Class B-2 Common Stock (the “Class B-2 Common Stock”)
-
Carries no general economic or voting rights, except the right to vote on the election or removal of Directors alongside the Class A Common Stock.

3

-
The Class B-2 Common Stock will be entitled to receive an aggregate annual cash dividend of CAD 10,000 (grossed up by the amount of any withholding or similar tax required by law to be imposed on such dividend).

In the Transaction, OTPP will be issued a combination of Class A Common Stock and Class B-1 Common Stock such that, following the Closing, OTPP holds (i) Class A Common Stock representing no more than 30% of the total number of shares of Class A Common Stock and Class B-1 Common Stock then outstanding, and (ii) the remainder of its ownership in shares of Class B-1 Common Stock.

A third party designated by OTPP (the “OTPP Designee”) will be issued a number of shares of Class B-2 Common Stock equal to the number of shares of Class B‑1 Common Stock issued to OTPP in the Transaction. Notwithstanding any other provision of the stockholders agreement, OTPP may transfer all or any of portion of its Class B-1 Common Stock to another OTPP Designee and OTPP may cause the OTPP Designee to transfer all or any portion of its Class B-1 Common Stock to OTPP or another OTPP Designee.

Corporate Opportunities and Competitive Activities:

To the maximum extent permitted by the Delaware General Corporation Law, the Amended Charter will provide for the Company’s renunciation of any right to corporate opportunities of the Major Stockholders (and their respective affiliates and Board nominees), and the Major Stockholders (and their respective affiliates and Board nominees) shall have no duty to refrain from (i) pursuing such corporate opportunities, (ii) engaging directly or indirectly in the same or similar business activities or lines of business in which the Company or any of its subsidiaries engages or proposes to engage or (iii) otherwise competing with the Company or any of its subsidiaries.

To the maximum extent permitted by law, none of the Major Stockholders (or their respective affiliates or Board nominees) shall be liable to the Company or its subsidiaries or stockholders for breach of any fiduciary duty solely by reason of the fact that such Major Stockholder (or its affiliates or Board nominees) engages in any such activities.

Termination:

Upon the occurrence of a Qualified IPO or Qualified Direct Listing on the NYSE or NASDAQ (each term to be defined in the stockholders agreement), the foregoing terms (but for greater certainty, not the terms attached to the securities themselves and the 30% Rule provision below) shall automatically terminate.

30% Rule Cooperation:

In the stockholders agreement, the Company and the Major Stockholders will agree to reasonably cooperate with OTPP to ensure ongoing compliance with the so-called “30% rule”, meaning the restrictions set out in section 11 of Schedule III of the Pension Benefits Standards Regulations, 1985 (Canada), as incorporated by reference in Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), in respect of this investment structure and the exercise of OTPP’s rights under the stockholders agreement.

The OTPP Designee will not be party to the stockholders agreement. OTPP will procure that the OTPP Designee votes and transfers its shares to give effect to the provisions of the stockholders agreement and shall be responsible for any failure of the OTPP Designee to so comply. OTPP may direct the Company or the other stockholders to require that any securities that would otherwise be transferred or issued to OTPP instead be transferred or issued to the OTPP Designee to the extent necessary to comply with the 30% rule.

4

Annex D

Management Equity Incentive Plan Term Sheet

OVERVIEW
General

KLDiscovery Inc. (the “Company”) will adopt a Management Incentive Plan (the “MIP”) on the terms and conditions set forth herein effective as of the Transaction Effective Date. Capitalized terms used but not otherwise defined in this MIP Term Sheet shall have the meanings ascribed to them in the Transaction Term Sheet to which this MIP Term Sheet is annexed.

Administration

The board of directors of the Company, or a committee thereof (the “Board”), will administer the MIP.

The Board has the authority to prescribe the terms of awards under the MIP and to make all administrative determinations under the MIP in consultation with the CEO.

Incentive Equity Pool

The Company will reserve exclusively for management employees (the “Participants”) a pool of shares of common stock of the reorganized Company (the “New Common Equity”) representing 7.5% of (1) the Company common stock outstanding at closing (including the Contingent Shares and New Common Stock and a number of shares equal to the number of Vested TRSUs issued in connection with the closing and a number of shares equal to the Outstanding TRSUs as of closing) plus (2) all of the shares reserved for the MIP (the “MIP Pool”). Awards for (a) two-thirds of the MIP Pool (i.e., 5% of New Common Equity) shall be issued effective as of the Transaction Effective Date (the “Initial Grants”) and (b) the remaining one-third of the MIP Pool (i.e., 2.5% of New Common Equity) shall be available for issuance after the Transaction Effective Date by the Board after consultation with the CEO.

Grants	The Initial Grants shall be 1/3 time-vesting restricted stock units (“RSUs”) and 2/3 performance-based vesting RSUs. The types and terms of subsequent grants shall be determined by the Board.
VESTING
Time-Vesting Awards

The time-vesting RSUs will vest ratably on each of the first four anniversaries of the grant date, and any unvested time-vesting RSUs will vest upon a Change in Control (in each case subject to a Participant’s continued employment through the applicable vesting date).

Accelerated Vesting Upon Termination

If a Participant’s employment is terminated (i) due to death, (ii) by the Company without Cause (including, for the avoidance of doubt, termination by the Company due to the Participant’s disability) or (iii) with respect to each Participant who is a party to an Executive Severance Agreement with the Company only (each, an “Executive”), by the Executive for Good Reason (each, a “Qualifying Termination”), (1) the portion of the unvested time-vesting RSUs that would otherwise vest during the 12-month period following such Qualifying Termination will vest upon such Qualifying Termination, and (2) 100% of the Participant’s unvested performance-based RSUs will remain outstanding until the first anniversary of the date of such Qualifying Termination, in each case, subject to a release of claims requirement. For the avoidance of doubt, if a Change in Control (as defined in the Company’s 2019 Incentive Award Plan) does not occur on or before the first anniversary of the date of such Qualifying Termination, all unvested performance-based RSUs shall be forfeited.

D-1

Performance-Based Awards

The performance-based RSUs will vest if (a) the Participant remains employed by the Company through the Change in Control and (b) in connection with the consummation of a Change in Control of the Company following the Transaction Effective Date, the aggregate cash consideration (plus any other forms of consideration deemed acceptable by the Debenture Holders (as defined in the Transaction Term Sheet to which this MIP Term Sheet is annexed)) received by the Debenture Holders in respect of the Transaction Common Stock in connection with such Change in Control together with any amounts received by the Debenture Holders in redemption or repurchase of all or part of Transaction Common Stock or as an extraordinary cash dividend or other distribution or proceeds of any partial liquidation of the Company on account of the Transaction Common Stock prior to such Change in Control, in each case, excluding any documented external fees or expenses (including any transaction fees) incurred by the Debenture Holders in connection with such disposition, dividend, or distribution, as applicable, equals or exceeds the Measurement Value. The Debenture Holders shall have the sole discretion to determine whether and to what extent the deferred proceeds payable in a Change in Control, if any, shall be taken into account for purposes of determining whether the performance-vesting condition is achieved, subject to Section 409A of the Internal Revenue Code.

“Measurement Value” means the outstanding amounts due in respect of the Debentures (as defined in the Transaction Term Sheet to which this MIP Term Sheet is annexed) (including principal, accrued but unpaid interest, and all other obligations under the Debentures) immediately prior the Transaction Effective Date.

“Transaction Common Stock” means the shares of KLD Common Stock received by the Debenture Holders in the Transaction in respect of their Debentures.

Any performance-based RSU that is not vested upon a Change in Control pursuant to the foregoing conditions shall be forfeited for no consideration.

Settlement	Shares associated with vested time vesting RSUs will settle at the earlier of a Change in Control or seven (7) years after grant.
ADDITIONAL TERMS
Taxes	Participants may satisfy taxes incurred in connection with the vesting and settlement of awards through net share settlement.
Securities Law

RSUs will be issued in transactions that are not registered under the Securities Act of 1933. When the RSUs vest, participants will receive restricted securities that may only be transferred in accordance with an exemption from applicable registration requirements.

[1] The following terms relate solely to the Initial Grants. The vesting terms for subsequent grants will be determined by the Board.

[2] “Change in Control” shall have the meaning ascribed to it in the Company’s 2019 Incentive Award Plan.

[3] “Cause” and “Good Reason” shall have the same meanings ascribed to those terms in the Company’s 2019 Incentive Award Plan and the Executive Severance Agreements, respectively.

[4] The following terms relate solely to the Initial Grants. Terms of subsequent grants will be determined by the Board.

D-2

Annex E

Intercreditor Term Sheet

KLDiscovery

Execution Version

Annex E

Definitions
First Lien Debt Cap

110% of outstanding First Lien Loans as of the amendment effective date.

"Discharge of First Lien Debt" shall mean the payment in full of the First Lien Debt (including, without limitation, all interest, expenses and fees arising whether allowed or allowable in connection with an insolvency proceeding) up to the First Lien Debt Cap plus the Maximum First Lien DIP Cap (if applicable).

Second Lien Debt Cap

$55mm + 110% of the incremental capacity available under the Second Lien Credit Agreement (so long as such incremental is provided on the same terms as the Second Lien facility) + PIK Interest.

"Discharge of Second Lien Debt" shall mean the payment in full of the Second Lien Debt (including, without limitation, all interest, expenses and fees arising whether allowed or allowable in connection with an insolvency proceeding) up to the Second Lien Debt Cap plus the Maximum Second Lien DIP Cap (if applicable).

Enforcement Action

Customary enforcement actions, including, without limitation:

•
Foreclosure or other secured creditor remedies on the Lien in any Collateral
•
Taking possession, selling or realizing on any Collateral – including the solicitation of bids or engagement of agents, brokers, bankers, accountants or other parties for purposes of selling the Collateral
•
Exercising voting rights in respect of pledged equity interests of Collateral (other than voting rights on account of the equity interests of the AHG issued by KL Discovery, Inc., which, for the avoidance of doubt, shall not be prohibited by the ICA)
•
Requesting relief from automatic stay or other stay in respect of the Collateral
•
Except to the extent otherwise permitted in the ICA (including, for the avoidance of doubt, actions constituting Permitted Second Lien Actions), the exercise of unsecured creditor remedies, including the commencement of any insolvency proceeding in its capacity as creditor of a borrower or guarantor

2

Permitted Second Lien Payments

To include (i) PIK interest, (ii) PIK default rate interest, (iii) amendment, consent and similar fees, in each case only if payable in kind by increasing the outstanding principal balance, (iv) permitted reorganization securities pursuant to and subject to the terms of the ICA, (v) so long as no (a) bankruptcy Event of Default; (b) payment Event of Default; or (c) 2 consecutive quarters of financial covenant Events of Default have occurred and is continuing, fees, costs and expenses of any agent or sub-agent of the 2L not to exceed an amount to be agreed per annum, and (vi) so long as no (a) bankruptcy Event of Default; (b) payment Event of Default; or (c) 2 consecutive quarters of financial covenant Events of Default have occurred and is continuing, fees, costs and expenses of legal counsel due and payable under the 2L Credit Agreement in connection with transactions not in violation of the ICA.

All references to “Event of Default” in the above paragraph shall have the meaning as set forth in the Amended Senior Credit Agreement as defined in that Term Sheet for Second Lien Loan Agreement dated July 3, 2024.

Permitted Distributions solely on account of the equity interests of the AHG issued by KL Discovery, Inc. shall not constitute Second Lien payments and shall not be prohibited by the ICA, but for the avoidance of doubt, only to the extent otherwise expressly permitted by the terms of the Credit Agreement.

3

Permitted Second Lien Actions

Customary permitted 2L actions, including, without limitation, (i) filing a proof of claim and responsive pleadings, in each case in a manner consistent with the terms of the ICA, (ii) filing pleadings, objections or motions asserting rights available to unsecured creditors, in each case, in a manner not consistent with the terms of the ICA and such action is not accompanied by a claim for monetary damages or other monetary relief, (iii) [reserved], (iv) making a cash bid for the purchase of Collateral, (v) making a credit bid, provided that a credit bid may be made only so long as the Discharge of First Lien Debt occurs at the consummation of the transaction the subject of such credit bid, (vi) appraising the Collateral, (vii) accelerating the Second Lien Debt subject to the prior acceleration of the First Lien Debt (and such acceleration shall be rescinded if the First Lien Debt acceleration is rescinded), (viii) voting on or objecting to a Plan (as defined below) to the extent not in violation of the terms set out under Plan Voting + Objection, retaining permitted debt or equity securities and making filings and motions, in each case, to the extent not in violation of the ICA.

Purchase Triggering Event
•
Acceleration or Maturity of 1L Debt; provided that, a Purchase Triggering Event cannot extend the 1L Maturity or the 1L ability to exercise remedies at Maturity.
•
Commencement of an insolvency or liquidation proceeding

Lien Enforcement and Subordination
Standstill	Permanent standstill on 2L Enforcement Action

4

Lien and Claim Release

Lien release provisions to provide that (1) net cash proceeds of Collateral shall be applied according to the payment waterfall, (2) any pre-enforcement disposition or release permitted or consented to by the 1L to also be permitted under the terms of the 2L Credit Agreement (regardless of whether an EOD exists), (3) post-enforcement, net cash proceeds from a sale or disposition shall permanently repay the 1L, and (4) any release or deemed release under the ICA by the 2L shall not extend to its rights (if any) otherwise existing under applicable law and/or the Second Lien Documents to the proceeds of such sale or other disposition of Collateral.

The Second Lien Lenders agree to release the 2L obligations against the Borrower and/or any subsidiary of the Borrower that is released from the 1L obligations; provided that the net cash proceeds of such disposition are applied in accordance with the payment waterfall.

Payment Waterfall	1. First Lien Enforcement Expenses 2. First Lien Debt up to First Lien Debt Cap 3. Second Lien Debt up to Second Lien Debt Cap 4. Excess First Lien Debt 5. Excess Second Lien Debt 6. Remainder to Borrowers
Turnover

2L agrees to turnover proceeds (and before such turnover, hold in trust for the benefit of the 1L Lenders) of Collateral and all payments and distributions on account of the Second Lien Debt received prior to the Discharge of First Lien Debt (including reorganization securities to the extent required to be turned over under Reorganization Securities, except to the extent constituting Permitted Second Lien Payments).

Subrogation

2L rights of subrogation will be released as to any obligor or Collateral that the 1L Lender (or a wholly-owned SPV of the 1L Lender) obtains ownership of as a result of an Enforcement Action in accordance to the ICA, any Post-Petition Sale (as defined below) or any Plan (as defined below) and so long as any net cash proceeds received or debt deemed exchanged thereto permanently reduce the First Lien Debt.

Bankruptcy Provisions

5

DIP Financing

1L DIP Capacity: An additional amount of 20% above the First Lien Debt Cap (the “Maximum First Lien DIP Cap”).

2L DIP Capacity: An additional amount of 20% above the Second Lien Debt Cap (the “Maximum Second Lien DIP Cap”).

2L agrees that neither it nor its affiliates will provide a pari or priming DIP Financing. The 2L retains the right to provide a DIP Financing junior to the First Lien Debt and any DIP Financing provided by a First Lien Lender.

Adequate Protection

The 2L may not seek adequate protection except in the form of replacement liens; provided, that, such replacement liens shall be subject to the lien priorities under the ICA and shall be junior to any liens securing the 1L Obligations (including adequate protection liens). Any cash adequate protection payments or cash proceeds of adequate protection provided to the 2L shall be applied in accordance with the priorities of the ICA waterfall.

Reorganization Securities

2L may receive and retain debt and equity reorganization securities, so long as (i) in the case of debt obligations, the ICA applies to any debt obligations distributed (including to reflect both payment and lien subordination at least to the same extent as the 2L is subordinated in payment and lien priority to the 1L) and (ii) in the case of equity securities, to the extent that the outstanding balance of the First Lien Debt (net of the value of any other cash or property, other than equity reorganization securities, distributed to the First Lien Lenders on account of such First Lien Debt) exceeds the value of such equity reorganization securities that are so distributed to the First Lien Lenders (with such value in each case being determined based on the value of the debtors as determined under or in connection with such plan confirmed pursuant to a final, non-appealable order or as may be otherwise agreed in writing by the First Lien Lenders and the Second Lien Lenders), then the Second Lien Lenders shall promptly turn over to the First Lien Lenders a portion of the equity reorganization securities distributed to the Second Lien Lenders with a value equal to the amount of such excess.

Asset Sales

2L deemed to consent to any post-petition sale or other disposition (including any motion therefor) of Collateral (a “Post-Petition Sale”), so long as (1) 2L liens attach to any proceeds subject to the lien priorities hereunder and (2) the net cash proceeds received by the 1L Lenders are applied per the payment waterfall.

6

Plan Voting + Objection

2L agrees not to vote for any plan of reorganization, plan of liquidation or other dispositive plan (a “Plan”) that violates the payment waterfall and reserves the right to vote against and object to any plan of reorganization, arrangement or proposal, so long as such objection or vote is not in contravention of the expressed terms of the payment waterfall or any other provision of the ICA (including any prohibition on contesting the validity or priority of the 1L claims and liens. Subject to the foregoing, the 2L agrees to support any Plan that is supported by the 1L and the Company.

Post-Petition Claims	2L agrees not to contest receipt of post-petition interest, fees and expenses of 1L. 1L agrees not to contest the 2L’s receipt of post-petition interest on a PIK basis.
Automatic Stay Waivers

2L waives any right to contest the automatic stay.

Without limitation to any expressed rights of the 2L under the ICA otherwise, the 2L waives any right to seek to surcharge the Collateral and the ICA shall contain other customary waivers to be agreed, including not to contest or protest the validity or priority of the First Lien Debt or any Enforcement Action undertaken by or on behalf of the First Lien Lenders in a manner not in violation of the ICA.

Unsecured Creditor Rights	2L to retain all rights as an unsecured creditor (solely in such capacity) to the extent exercised in a manner consistent with the other terms of the ICA.
Other Terms
2L Purchase Option	Customary purchase option for all of the 1L at par plus accrued interest, fees and other amounts constituting 1L obligations upon the occurrence of a purchase trigger event.

7

Amendment Restrictions

To include, without limitation, customary reciprocal restrictions on (i) increasing commitments in excess of the debt cap or changing prepayments or payments to increase amount or frequency payable, (ii) increasing yield by more than 2% per annum (excluding the effect of any increase as a result of the implementation of the default rate), (iii) adding or modifying covenant or EODs that would directly restrict payments or performance of obligations under the other credit documents, (iv) extending 1L maturity/shortening 2L maturity (provided that the 2L maturity must be no earlier than 6 months after the maturity of the 1L), and (v) modifications that violate the ICA provisions. Neither any Second Lien Lender nor any of its Controlled Investment Affiliates may acquire, hold or otherwise the obtain the benefit of any debt, or any lien on the assets, of any borrower or any of its subsidiaries, unless such debt constitutes Second Lien Debt and such lien solely secures the Second Lien Debt subject to the terms of the ICA or such debt (and related lien) constitutes a permitted DIP Financing under the ICA.

Amendment of ICA	Any amendment or waiver of the ICA shall require the consent of the Required Revolving Lenders, Required Lenders and Second Lien Lenders.
Transfer Restrictions

The 2L Lenders may not assign or participate any of Second Lien Debt to any borrower, any guarantor or any other person (other than affiliate of 2L Lender that is neither a loan party nor any subsidiary of a loan party) and may not refinance, exchange or replace any of the Second Lien Debt, in each case without the consent of the Required Lenders and the Required Revolving Lenders under the 1L.

8

TSA - Exhibit B

Exhibit B

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of ___________, ____ (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Agreement”)[1], by and among the Company, the Sponsors, and the Persons named therein as “Consenting Stakeholders” thereunder.

1.
Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof). The Joinder Party shall hereafter be deemed to be a “Consenting Stakeholder” and a “Party” for all purposes under the Agreement and with respect to all Company Claims/Interests held by the Joinder Party.
2.
Representations and Warranties. The Joinder Party hereby (i) represents and warrants that it is a Permitted Transferee and (ii) makes the representations and warranties of the Consenting Stakeholders set forth in Section 9 and Section 11 of the Agreement, in each case to each other Party, effective as of the date hereof.
3.
Governing Law. This Joinder to the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the Law of any other jurisdiction.

[Signature Page Follows]

[1] Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Agreement.

TSA - Exhibit B

JOINDER PARTY: _________________

Date Executed: _________________

By:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims	$
Revolving Credit Claims	$
Debenture Claims	$
Existing Equity Interests

[Signature Page to Joinder]

ANNEX I TO THE JOINDER

[Attached.]